Exhibit 10.3

ALAMO ENERGY CORP.

and

NORTHDOWN ENERGY LIMITED

and

AIMWELL ENERGY LIMITED

JOINT OPERATING AGREEMENT

FOR

UK ONSHORE PETROLEUM EXPLORATION AND DEVELOPMENT

LICENCE NO. PEDL 245

BLOCKS TQ26, TQ36,TQ46 AND TQ56

INDEX

1	Definitions and Interpretation	3
2	Duration	9
3	Scope and Understanding	9
4	Interests of the Participants	10
5	The Operator	10
6	Authorities and Duties of the Operator	13
7	Rights of the Participants	19
8	Insurance and Litigation	20
9	The Joint Operating Committee	22
10	Exploration and Appraisal Programmes and Budgets	28
11	Development Programmes and Budgets	30
12	Production Programmes and Budgets	31
13	Decommissioning Programme and Budget	33
14	General Provisions relating to Budgets	34
15	Sole Risk and Non-Consent	35
16	Costs and Accounting	47
17	Default	47
18	Disposal of Petroleum	50
19	Data and Confidentiality	50
20	Public Announcements	52
21	Outgoings and Grants	52
22	Covenant, Undertaking and Relationship	52
23	Assignment and Encumbrance	54
24	Withdrawal	55
25	Force Majeure	57
26	Disposal of Joint Property and Decommissioning	57
27	Intellectual Property	58
28	The Contracts (Rights of Third Parties) Act 1999	59
29	Applicable Law	59
30	Notices	59
31	Miscellaneous	60
	SCHEDULE A JOINT OPERATING AGREEMENT UK PETROLEUM EXPLORATION AND DEVELOPMENT LICENCE NO. PEDL 245 BLOCKS TQ26, TQ 46 & TQ56 ACCOUNTING PROCEDURE	62
	SCHEDULE B TRUST DEED	79
	SCHEDULE C ASSOCIATED AGREEMENTS	90

THIS AGREEMENT is made the                    day of                                2011

BETWEEN

1.	ALAMO ENERGY CORP, a company registered in Nevada with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (“Alamo”);

2.	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 7768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Northdown”); and

3.	AIMWELL ENERGY LIMITED, a company registered in England (company number 05822509) whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP (“Aimwell”).

WHEREAS

(A)	The Participants are the present holders of the Licence.

(B)	The Participants are parties to a Letter Agreement dated 11th January, 2010, relating to their Participation in the Licence, as amended and novated from time to time ( the “Participation Agreement”).

(C)
Pursuant to the terms of the Participation Agreement and as more specifically therein stated, Alamo and Northdown have each agreed to pay half of Aimwell’s 10.00% (ten per cent) Percentage Interest share of all costs, expenses, liabilities and obligations arising in respect of operations jointly conducted in respect of the Licence such that all of Aimwell’s Percentage Interests is carried, until the date that a field development plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the blocks comprised in the Licence.

(D)
This Agreement is entered into by the Participants for the purposes of regulating operations under the Licence and of defining their respective rights, interests, duties and obligations in connection with the Licence and in connection with all Petroleum produced under the Licence; and

(E)
The Secretary has granted approval to this Agreement by virtue of the issue of the Open Permission (Operating Agreements) effective from 22 September 2010 the provisions of which apply to the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement, where the context admits, the words and phrases set out below shall have the following meanings.

“Accounting Procedure” means the procedure set out in Schedule A.

“Acts” means the Petroleum Act 1998 and the Continental Shelf Act 1964 and any regulations issued under them.

“Advance” means each payment of cash required to be made pursuant to a Cash Call.

“AFE” means authority for expenditure.

“Affiliate” means:

(a)
if the Participant is a subsidiary of another company the Participant’s ultimate holding company and any subsidiary (other than the Participant itself) of the Participant’s ultimate holding company; or

(b)	if the Participant is not a subsidiary of another company any subsidiary of the Participant;

and for the purposes of this definition the terms “holding company” and “subsidiary” shall have the meanings  given to them by section 1159 Companies Act 2006 but disregarding paragraph 7 of Schedule 6 to the Act and a company shall be treated  as a member of another company if its shares in that other company are registered in the name of another person (or its nominee), by way of security or in connection with the taking of security, and those shares may still  be re-registered in the name of the first company on the satisfaction of a condition.

“Agreement” means this Agreement and includes its recitals and the Schedules.

“Applicable Corruption Law’ means all of the laws relating to bribery, corruption, money laundering or fraud: (a) of England & Wales including the Bribery Act 2010; (b) of the country of incorporation of any of the Parties; and (c) the Foreign Corrupt Practices Act, to the extent the same are applicable to the Party concerned.

“Appraisal Drilling” has the meaning assigned to it in clause 15.1(b)(iv).

“Associated Agreement” means the agreements listed in Schedule D, as may be amended from time to time, between  all of the Participants in their capacity as such (or the Operator on behalf of  all of the Participants) and one or more third parties  (including a Participant acting in a capacity other than as a Participant), in which the Operator acts on behalf of all the Participants and which the Participants have agreed shall be brought within the scope of this Agreement as an Associated Agreement.

“Budget” means any budget in respect of a Programme.

“Cash Call” means any request for payment of cash in advance made by the Operator to the Participants in connection with the Joint Operations or, where the context so requires, to the Sole Risk Participant in connection with any Sole Risk Project.

“Consequential Loss” means any indirect or consequential loss howsoever caused or arising whether under contract, by virtue of any fiduciary duty, in tort or delict (including negligence), as a consequence of breach of any duty (statutory or otherwise) or under any other legal doctrine or principle whatsoever whether or not recoverable at common law or in equity. “Consequential Loss” shall be deemed to include, without prejudice to the foregoing generality, the following to the extent to which they might not otherwise constitute indirect or consequential loss:

a)
loss or damage arising out of any delay, postponement, interruption or loss of production, any inability to produce, deliver or process hydrocarbons or any loss of or anticipated loss of use, profit or revenue;

(b)
loss or damage incurred or liquidated or pre-estimated damages of any kind whatsoever borne or payable, under any contract for the sale, exchange, transportation, processing, storage or other disposal of hydrocarbons;

(c)	losses associated with business interruption including the cost of overheads incurred during business interruption;

(d)	loss of bargain, contract, expectation or opportunity;

(e)	damage to any reservoir, geological formation or underground strata or the loss of hydrocarbons from any of them;

(f)	any other loss or anticipated loss or damage whatsoever in the nature of or consequential upon the foregoing.

“Conversion Rate” means the mean of the spot selling and buying rates for transaction between the two currencies in question as openly quoted by National Westminster Bank Plc at 10.30am London time on the relevant date (or, if no such rates were quoted on that date, on the next following date on which such rates were quoted).

“Decommissioning” means the decommissioning and/or dismantling and/or demolition and/or removal and/or disposal of Joint Property or any part of it including any operations carried out in connection with or in contemplation of the foregoing (including planning, acquiring long-lead items and maintenance of the Joint Property following cessation of production but pending commencement of decommissioning operations) together with any necessary site reinstatement all as may be required under

(a)	Legislation and any notices, orders, recommendations and guidelines made under any Legislation; and/or

(b)	the Licence; and/or

(c)	this Agreement; and/or

(d)	other agreements entered into by all the Participants or by the Operator on behalf of all the Participants; and/or

(e)	any consents and approvals, including without limitation, planning consents and approvals given by any governmental or regulatory body in respect of the development of a Discovery.

but excluding, if the Joint Property is not wholly removed, any residual liability, and necessary continuing maintenance and insurance costs in relation to it.

“Decommissioning Budget” means a budget put forward by the Operator in accordance with clause 13 to provide for the removal and disposal of Joint Property and the provision of the necessary financial obligations and liabilities associated with facilities not wholly removed.

“Decommissioning Programme” means a programme approved in accordance with clause 13 to provide for the removal and disposal of Joint Property and performance of the obligations and liabilities associated with facilities not wholly removed.

“Decommissioning Security Agreement” means the Decommissioning Security Agreement referred to in clause 26.3 as it may be amended from time to time.

“Default Notice” has the meaning assigned to it in clause 17.1.

“Defaulting Participant” has the meaning assigned to it in clause 17.1.

“Development Plan” means a programme of development works to which the Secretary has given consent or which the Secretary has served in accordance with Clause 13 of the Licence and “submission of a Development Plan” includes the formal and informal submissions of documentation to the Secretary in order to seek development and production consent for a Discovery.

“Discovery” means any discovery of reserves of Petroleum.

“Dollars” or “$” means dollars of the United States of America.

“Further Term” means any continuation or extension of the Licence beyond the Second Term granted by the Secretary pursuant to Clause 4, 5, or 6 of the Licence.

“Good Oilfield Practice” means the application of those methods and practices customarily used in good and prudent oil and gas field practice in the United Kingdom Continental Shelf or onshore in the United Kingdom, as may be applicable, with that degree of diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in the United Kingdom Continental Shelf in a similar activity under similar circumstances and conditions.

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent, sole or joint.

“Initial Term” means the period specified as such in Schedule 5 of the Licence.

“Intellectual Property” means literary and artistic works (including but not limited to designs, manuals, computer programmes, databases, scientific and technical information) inventions, mask works, semiconductor topographies, know-how and other material protected by law.

“Intellectual Property Rights” means patents, design rights, copyright, database rights, utility models, semiconductor topography rights, rights in know-how and confidential information whether registered or unregistered anywhere in the world, and applications for any of the foregoing, and any other form of protection afforded by law to a person to allow such person to prevent the use of Intellectual Property owned by such person without consent.

“Invoice” means any invoice presented for payment by the Operator to a Participant in accordance with the provisions of the Accounting Procedure in connection with Joint Operations.

“Joint Account” means the account established and maintained by the Operator to record all Advances, Cash Calls, Invoice payments, expenditures and Receipts in the conduct of the Joint Operations.

“Joint Operations” means all operations which are conducted by the Operator on behalf of all of the Participants in accordance with this Agreement after the date of commencement of this Agreement as provided in clause 2.

“Joint Operating Committee” means the committee established pursuant to clause 9.1.

“Joint Petroleum” means all Petroleum won and saved under the Joint Operations.

“Joint Property” means all property acquired or held for use in connection with the Joint Operations.

“Legislation” means the Acts and all other relevant international treaties binding in the United Kingdom, national and local laws, by-laws, regulations, decisions and judgments of any competent authority.

“LIBOR” means the London Interbank Offered Sterling Rate for one Month as quoted in the London Financial Times.  In the event that such rate is not published in the Financial Times, LIBOR shall mean the London Interbank Offered Sterling Rate for one Month for the nearest day quoted by Lloyds TSB Bank plc.

“Licence” means the United Kingdom Petroleum Exploration and Development Licence No. PEDL 245, Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th October, 2008 and commencing on 1st July 2008 issued by the Secretary and shall include any other licence issued to the Participants in substitution or partial substitution for it.

“Licence Area” means the area for the time being covered by the Licence excluding any area in which the Participants have no beneficial interest and which has become subject to a separate joint operating agreement pursuant to clause 9.10.2.

“Matters” means all matters which are the subject of this Agreement and any matters resulting therefrom.

 “Material” means property, facilities, equipment or supplies.

“Month” means a calendar month.

“New Area” means:

(i) that part of the Licence Area in respect of which a Participant proposes to transfer all or part of its Percentage Interest without transferring all of its Percentage Interest in the remainder of the Licence Area; or

(ii) at any given time, any part of the Licence Area, being delimited by surface area but applying only to that interpreted closure of any geological structure or stratigraphic trap in which the reservoir or reservoirs exist, which is subject to development by less than all Participants and in which the entire Percentage Interest is owned by those of the Participants carrying out the development.

“Non-Defaulting Participant” has the meaning assigned to it in clause 17.2(a).

“Non-Operator” means a Participant other than the Operator.

“Non-Sole Risk Participants” shall have the meaning assigned to it in clause 15.2.5.

“Oil and Gas UK” means that representative organisation trading as Oil and Gas UK.

“Operator” means the Participant for the time being designated as such under clause 5, acting in that capacity and not as the owner of a Percentage Interest.

“Outgoing Operator” has the meaning assigned to it in clause 5.7.1.

“Participant” means a party to this Agreement and its respective successors and assigns.

“Passmark” shall have the meaning given to it in clause 9.8.2.

“Percentage Interest” means for each of the Participants the undivided percentage interest held from time to time by it pursuant to this Agreement in the Licence in so far as it relates to the Licence Area or, where the context so requires, in any New Area.

“Petroleum” has the meaning assigned to it under the Licence.

“Pounds” or “£” means pounds sterling of the United Kingdom.

“Producing Part” shall have the meaning given to it in the Licence.

“Programme” means any programme of Joint Operations.

“Quarter” means a period of three Months ending on 31st March, 30th June, 30th September or 31st December in any Year.

“Receipts” includes but is not limited to, grants received from any governmental agency or body in the United Kingdom or of the European Union and monies (or the monetary value of other consideration) arising from the sale of Joint Property.

“Representatives” means in relation to any Participant, any persons acting on its behalf in connection with this Agreement.

“Second Term” means the term of years specified in the Licence as being the period for which the Licence may be continued next after the expiry of the Initial Term.

“Secretary” means in relation to the Licence, the “Minister” as defined therein, or, in relation to the exercise of functions under the Acts, the person designated to exercise such functions, as the case may be.

“Senior Managerial Personnel” means in relation to any Participant, any person employed by it or any of its Affiliates as a director or other corporate officer or senior manager. For the purposes of this definition, “senior manager” shall mean only:

(a)
in relation to the Operator, any member of the management committee comprised of senior managers which has overall responsibility for the management of the assets and interests of the Operator and its subsidiaries and/or any person employed by the Operator or its Affiliates who directly reports to any such committee or to the board of directors or to any member of either in his capacity as a member of such committee or board; and

(b)
in relation to any Non-Operator, any member of any committee or board performing the same or substantially the same function as the board of directors or the management committee referred to in (a) above and any person employed by such Non-Operator or its Affiliates who directly reports to any such committee or board or to any member of either of them in his capacity as a member of such committee or board.

“Simple Majority” means one or more Participants holding in aggregate more than fifty per cent (50%) of the Percentage Interests of those entitled to vote.

“Sole Risk Development” shall have the meaning assigned to it in clause 15.1(d).

“Sole Risk Drilling” shall have the meaning assigned to it in clause 15.1(b).

“Sole Risk Interests” shall have the meaning assigned to it in clause 15.2.1.

“Sole Risk Participant” shall have the meaning assigned to it in clause 15.2.1.

“Sole Risk Project” shall have the meaning assigned to it in clause 15.1.

“Sole Risk Seismic” shall have the meaning assigned to it in clause 15.1(a).

“Sole Risk Testing” shall have the meaning assigned to it in clause 15.1(c).

“Surrendered Part” shall have the meaning given to it in the Licence.

“Wilful Misconduct” means an intentional or reckless disregard by Senior Managerial Personnel of Good Oilfield Practice or any of the terms of this Agreement in utter disregard of avoidable and harmful consequences but shall not include any act, omission, error of judgement or mistake made in the exercise in good faith of any function, authority or discretion vested in or exercisable by such Senior Managerial Personnel and which in the exercise of such good faith is justifiable by special circumstances, including safeguarding of life, property or the environment and other emergencies.

“Working Day” means a day, other than a Saturday or Sunday, on which banks in the cities of both London and Aberdeen are normally open for business.

“Work Obligations” means those firm obligations set out in Schedule 3 to the Licence and any conditions referred to in clause 9.9.1(b).

“Year” means a calendar year.

1.2	Interpretation

In this Agreement:

1.2.1
Reference to any statute, statutory provision or statutory instrument includes a reference to that statute, statutory provision or statutory instrument as from time to time amended, extended or re-enacted.

1.2.2	Reference to the singular includes the plural and vice versa.

1.2.3	Reference to any gender includes a reference to all other genders.

1.2.4	Unless the context otherwise requires, reference to any clause is to a clause of this Agreement.

1.2.5	Reference to "include" means "including but not limited to".

1.2.6	The headings are used for convenience only and shall not affect the construction or validity of this Agreement.

2.	Duration

2.1
This Agreement shall be deemed to have commenced on the date hereof and shall, subject to clauses 2.2 and 19, continue for so long as the Licence remains in force and until all Joint Property has been disposed of, Decommissioning has been completed and final settlement has been made between the Participants in accordance with their respective rights and obligations hereunder.

2.2
If obligations and liabilities arising out of the existence of Joint Property are in the opinion of the Operator likely to exist beyond completion of Decommissioning and final settlement the Participants shall enter into a separate agreement with respect to meeting such obligations and liabilities failing which:

(a)
the Operator shall give notice to the Participants of the relevant circumstances and this Agreement shall remain in full force and effect and its provisions shall apply, mutatis mutandis, to the requirement of the Participants to meet such obligations and liability; and

(b)
this Agreement shall, for such purposes, survive the surrender of the Licence Area or the determination of the Licence and in such event, the Percentage Interests of the Participants for such purposes  shall be deemed to be the Percentage Interests as they were at the date of such surrender or determination.

3.	Scope and Understanding

3.1	Scope

3.1.1	The scope of this Agreement shall extend to:

(a)	the exploration for, and the appraisal, development and production of, Petroleum under the Licence;

(b)	without prejudice to clause 18, the treatment, storage and transportation of Petroleum using Joint Property;

(c)	without prejudice to clause 18, the consideration of technical and operational issues in connection with the treatment, storage and transportation of Petroleum using third party infrastructure;

(d)	the consideration of technical and operational issues in connection with the use of Joint Property by third parties;

(e)	the decommissioning or other disposal of Joint Property;

(f)	the conditions for the carrying out of Sole Risk Projects in the Licence Area; and

(g)	the administration of the Associated Agreements and the performance of the functions thereunder ascribed to the Operator.

3.1.2	Without prejudice to clause 3.1.3 and clause 3.1.1(g) , this Agreement shall not extend to:

(a)	any joint financing arrangements or any joint marketing or joint sales of Petroleum;

(b)	the consideration of any commercial terms in connection with the treatment, storage and transportation of Petroleum under the Licence using third party infrastructure; and

(c)	the consideration of any commercial terms in connection with the use of Joint Property by third parties.

3.1.3
Where the Operator represents the Participants in relation to any Associated Agreement, unless otherwise agreed in such Associated Agreement, the responsibility and liability of the Operator in relation to such Associated Agreement shall be in accordance with this Agreement, and the liability of the Participants under any Associated Agreement shall be apportioned in accordance with their Percentage Interests.

3.1.4
The Operator shall prepare and issue a revised Schedule D to the Participants promptly following the execution of any agreement which the Participants have agreed shall be incorporated as an Associated Agreement under this Agreement

3.2	Understanding

Each Participant agrees that it has not been induced to enter into this Agreement in reliance upon any statement, representation, warranty or undertaking other than as expressly set out in this Agreement, and to the extent that any such representation, warranty or undertaking has been given, the relevant Participant unconditionally and irrevocably waives all rights and remedies which it might otherwise have had in relation to it.  Nothing in this clause shall however operate so as to exclude any right any Participant may have in respect of statements fraudulently made or fraudulent concealment.

4.	Interests of the Participants

Subject to the provisions of this Agreement, the Licence, all Joint Property, all Joint Petroleum and all costs and obligations incurred in, and all rights and benefits arising out of, the conduct of the Joint Operations shall be owned and borne by the Participants in proportion to their respective Percentage Interests which at the date of this Agreement are as follows:-

Alamo                                                       45.00 percent

Northdown                                               45.00 percent

Aimwell                                                   10.00 percent

TOTAL                                                    100.0 percent

5.	The Operator

5.1	Designation

Alamo is hereby designated and agrees to act as the Operator under this Agreement for the purposes of the exploration for and the production of Petroleum within the Licence Area.

5.2	Resignation

Subject to clause 5.6, the Operator shall have the right to resign:

5.2.1	at the end of any Month by giving not less than one hundred and eighty (180) days notice to the Participants or such shorter period of notice as the Joint Operating Committee may decide; or

5.2.2
in the event of agreeing to assign its entire interest as Participant pursuant to clause 23, at the end of any Month by giving not less than ninety (90) days notice to the other Participants or such shorter period of notice as the Joint Operating Committee may decide.

5.3	Removal

5.3.1	The Operator may be removed at the end of any Month by the Joint Operating Committee giving not less than sixty (60) days notice to it if:

(a)
the Joint Operating Committee determines that the Operator has committed any material breach of, or failed to observe or perform any material obligation on its part contained in, this Agreement  and such breach or failure has not been remedied to the reasonable satisfaction of the Joint Operating Committee within twenty-eight (28) days of receipt by the Operator of a notice from the Joint Operating Committee requiring the Operator to remedy the breach or failure, or within such longer period as may be specified in the said notice; or

(b)	the aggregate Percentage Interest of the Operator and any Affiliate of the Operator falls to less than ten per cent (10%).

5.3.2	The Operator may be removed forthwith upon the Joint Operating Committee giving notice to it if:-

(a)
the Operator is unable to pay its debts as they fall due within the meaning of section 123 (1) (e) of the Insolvency Act 1986 (but as if the words “if it is proved to the satisfaction of the court that” were deleted) or has a voluntary arrangement proposed under section 1 of the Insolvency Act 1986 or admits in writing its inability to pay its debts as they mature or declares a moratorium on the payment of all or a substantial part of its Indebtedness or makes a general assignment for the benefit of creditors or applies for winding-up or liquidation proceedings or is successfully put into forced or voluntary liquidation (except for the purpose of voluntary reorganisation not involving the insolvency of the Operator); or

(b)
the Operator or any creditor or shareholder of the Operator petitions or applies to any court, tribunal or authority for the appointment of, or the Operator has or suffers to be appointed, any examiner, administrator, administrative receiver, receiver, liquidator, trustee or similar officer of it, its undertaking or any substantial part of its assets (and in the case of a petition or application by a creditor, such petition or application is not dismissed within fifteen (15) Working Days of it being presented or made); or

(c)	the Operator (or its directors) files with the court a notice of intention to appoint an administrator under the Insolvency Act 1986; or

(d)
the Operator shall suffer a distress, execution, sequestration or other process or any of the foregoing is being levied or enforced upon or sued out against the whole or a substantial part of the assets, rights or revenues of the Operator, and such distress, execution, sequestration or other process is not dismissed or released within fifteen (15) Working Days; or

(e)
any act or event shall occur or any proceedings shall be taken having the same or similar effect to those described in (a) to (d) above (and whether or not pursuant to the Insolvency Act 1986 as amended and/or supplemented by the Insolvent Partnerships Order 1994) in relation to any partnership or unregistered company of which the Operator is a member; or

(f)
the Operator otherwise enters into any settlement or takes any corporate action or the Operator or any creditor or shareholder of the Operator takes any steps in relation to the Operator under any law, regulation or decree of any applicable jurisdiction whether now or hereafter in effect relating to or which has an equivalent effect to any of clauses 5.3.2 (a), (b), (c), (d) or (e) above taking into account the grace period provided for in clauses 5.3.2 (b) and (d); or

(g)	the Operator and its Affiliate(s) cease to hold any Percentage Interest ; or

(h)	the Secretary withdraws his approval of the Operator; or

(i)	the Operator has committed an act of Wilful Misconduct; or

(j)	the Operator has failed to carry out any of its obligations under the Decommissioning Security Agreement in any material respect.

5.4
The Operator shall have no claim against the Participants as a consequence of the resignation or removal of the Operator but such resignation or removal shall be without prejudice to any rights, obligations or liabilities which accrued during the period when the Operator acted as such.  If the Operator resigns before the completion of all Work Obligations, it shall not be entitled to any costs or expenses incurred in connection with the change of operatorship but if the Operator resigns thereafter or is removed, it shall be entitled to charge to the Joint Account such costs and expenses incurred in connection with the change of operatorship as may be approved by the Joint Operating Committee (such approval not to be unreasonably withheld), provided that the Operator shall not be entitled to charge such costs to the Joint Account where it is removed pursuant to clauses 5.3.1(a), 5.3.2(i) or 5.3.2(j).

5.5	Election of Successor

As soon as practicable after notice is duly given as to the resignation or removal of the Operator under clauses 5.2 or 5.3, a new Operator shall, subject to its acceptance of the position under the terms of this Agreement and subject to any necessary approval of the Secretary, be selected by the Joint Operating Committee to assume the position of the Operator upon the effective date of the resignation or removal. If by the effective date of any resignation or removal of the Operator under clauses 5.2 or 5.3, no such selection shall have been made, the Non-Operator having the largest Percentage Interest and willing to assume the position of Operator (and in the event of two or more such Non-Operators with identical Percentage Interests that Non-Operator having held such Percentage Interest for the longest time) shall be appointed and assume the position of Operator, subject to any necessary approval of the Secretary.

5.6
If no Non-Operator is willing to assume the position of Operator or no Non-Operator is approved as Operator by the Secretary, the Participants shall be deemed to have decided to abandon the Joint Operations and to surrender the Licence in so far as it relates to the Licence Area. In such event:

5.6.1	in the case of the resignation of the Operator, the Operator that has resigned; or

5.6.2
in the case of the removal of the Operator, the Non-Operator having the largest Percentage Interest (and in the event of two or more such Non-Operators that Non-Operator having held such Percentage Interest for the longest time)

shall be the Operator for the purpose of effecting such surrender and administering the disposal of Joint Property and due settlement in accordance with the rights and liabilities of the Participants under this Agreement.

5.7	Transfer of Responsibilities

5.7.1
Except where clause 5.6.1 applies, upon the effective date of resignation or removal of the Operator (the “Outgoing Operator”) under clause 5.2, the Outgoing Operator shall hand or deliver to, or relinquish custody in favour of, the new Operator selected or appointed to succeed it under clause 5.5 or 5.6, as the case may be, all funds relating to the Joint Accounts, all Joint Property, all Joint Petroleum and all books, records and inventories relating to the Joint Operations other than those books, records and inventories maintained by the Outgoing Operator as the owner of a Percentage Interest.  The Outgoing Operator shall further use its reasonable endeavours to transfer to the aforesaid new Operator, effective as of the effective date of such resignation or removal, its rights as the Operator under all contracts exclusively relating to the Joint Operations and the aforesaid new Operator shall assume all obligations of the Outgoing Operator under them.  The new Operator and the Outgoing Operator shall co-operate to ensure a smooth transition of operatorship.  Pending such transfer and in relation to all other contracts relating to the Joint Operations (to the extent such so relate) the Outgoing Operator shall hold its rights and interests as the Operator from such effective date for the account and to the order of the new Operator.

5.7.2
Without prejudice to any liability of the Outgoing Operator arising prior to such effective date (subject always to clause 6.2.4), the Outgoing Operator shall, from such effective date, no longer have any responsibility or authority as Operator.

5.7.3
The Joint Operating Committee shall have the option to order an audit of the Joint Account and an inventory of all Joint Property and all Joint Petroleum and, if conducted, such inventory shall be used in the return of and the accounting for the said Joint Property and Joint Petroleum by the Outgoing Operator for the purposes of the transfer of responsibilities under this clause 5.7.  Such option shall be exercised as soon as practicable after the date on which the Outgoing Operator is required to transfer its responsibilities as provided in clause 5.7.1 by notice given by the Joint Operating Committee.  All costs and expenses incurred in connection with such audit and inventory shall be for the Joint Account (except where the Outgoing Operator is removed pursuant to clause 5.3.1(a) or 5.3.2 (i) or (j) in which case such costs and expenses shall be borne by the Outgoing Operator).

5.8
In respect of any vote of the Joint Operating Committee on any matter under this clause (including on the giving of any notice under clauses 5.3.1 or 5.3.2), other than pursuant to clause 5.3.1 (b), the Participant which is the Operator (or in the case of clause 5.7.3, the Outgoing Operator) and any Participant which is an Affiliate of the Operator (or in the case of clause 5.7.3, the Outgoing Operator) shall not be entitled to vote and clause 9.8.2 shall apply.

6.	Authorities and Duties of the Operator

6.1	Rights

6.1.1
Subject to all the provisions of this Agreement, the Operator has the right and is obliged to conduct the Joint Operations by itself, its agents or its contractors under the overall supervision and control of the Joint Operating Committee.

6.1.2	If the Operator does not conduct any of the Joint Operations itself, it shall nevertheless remain responsible for such operations as the Operator as and to the extent provided under this Agreement.

6.2	Responsibilities

6.2.1	Subject to the overall supervision of the Joint Operating Committee the responsibilities of the Operator in relation to Joint Operations shall include, but not be limited to:-

(a)	the preparation of Programmes, Budgets and AFEs;

(b)	the implementation of such Programmes and Budgets as shall, together with the relevant AFEs, have been approved by the Joint Operating Committee;

(c)	the prompt provision to each of the Participants of reports, data and information ;

(d)	the planning for and obtaining of all requisite services and Material;

(e)	the direction and control of statistical and accounting services;

(f)	the provision of all technical and advisory services required for the efficient performance of the Joint Operations;

(g)	the preparation of a Development Plan and its submission to the Secretary; and

(h)	the preparation of the Decommissioning Programme and its submission to the Secretary.

6.2.2	The Operator shall

(a)	conduct the Joint Operations in a proper and workmanlike manner in accordance with Good Oilfield Practice;

(b)	conduct the Joint Operations in compliance with the requirements of the Acts, the Licence and any other applicable Legislation;

(c)	do or cause to be done, with due diligence, all such acts and things within its control as may be necessary to keep and maintain the Licence in force and effect; and

(d)
save as may otherwise be expressly provided under this Agreement (including the Accounting Procedure), neither gain nor suffer a loss in such capacity as a result of acting as Operator in the conduct of Joint Operations.

6.2.3
The Operator shall establish and maintain appropriate business standards, procedures and controls including those necessary to avoid any conflict between the interests of its employees, contractors and agents, and the interests of the Participants in the conduct of Joint Operations.

6.2.4	Liability of the Operator

The Operator shall not be liable for and each Participant (including for the avoidance of doubt the Participant designated as Operator) shall defend, indemnify and hold the Operator harmless:

(a)
to the extent of the indemnifying Participant’s Percentage Interest  from and against any loss, damage or claim by or liability to any person, whether a Participant or not, (including any award of damages and any legal or other costs and expenses incurred in respect of such claim or liability) which arises, whether directly or indirectly, out of the performance, non-performance or misperformance by the Operator of any of its duties or obligations as Operator hereunder or acting on behalf of the Participants under any Associated Agreement, irrespective of negligence and/or breach of duty (whether statutory or otherwise) on the part of the Operator, except only for any loss, damage, claim or liability resulting from or arising out of:

(i)	the Wilful Misconduct of the Operator; or

(ii)
the failure of the Operator to obtain or maintain any insurance which it is required to obtain and maintain under clause 8.1.1, except where the Operator has used all reasonable endeavours to obtain or maintain any such insurance but has been unable to do so and has promptly notified the Participants participating or proposing to participate therein;

(b)
from and against any Consequential Loss which such Participant may suffer or incur arising, directly or indirectly, out of the performance, non-performance or misperformance by the Operator of any of its duties or obligations as Operator hereunder or acting on behalf of the Participants under any Associated Agreement even in the event of its negligence and/or breach of duty (whether statutory or otherwise) and/or Wilful Misconduct.

6.3	Liens and Encumbrances

The Operator shall, in so far as it may be within its control, keep all Joint Property and all Joint Petroleum free from all liens, charges and encumbrances which might arise by reason of the conduct of the Joint Operations.

6.4	Employees and Contract Personnel

Subject to the provisions of any approved Programme and Budget, the Operator shall determine the number of employees employed, and persons hired under contracts for services, by the Operator in connection with the Joint Operations.  Subject to the provisions of clause 6.11, the Operator shall also determine their selection, hours of work and remuneration.

6.5	Commitments for Material and Services

6.5.1	The entire provisions of this clause 6.5 shall remain subject always to clause 6.10.2.

6.5.2	In connection with work to be carried out pursuant to an approved Programme and Budget or AFE:

(a)
subject to clause 6.5.2 (b) the Operator, or any Affiliate of the Operator, may supply necessary Material and services whether owned, leased or otherwise, from its own resources and shall charge the costs to the Joint Account in accordance with  the Accounting Procedure;

(b)
in the event that the Operator, or any Affiliate of the Operator, proposes to supply Material and/or services from its own resources which it estimates will cost more than fifty thousand Pounds (£50,000) the Operator shall obtain the approval of the Joint Operating Committee prior to supplying such Material and/or services. Approval of an AFE which identifies the rates for supply of such Material and services shall constitute approval for their supply under this clause 6.5.2(b);

(c)
to the extent that the Operator, or any Affiliate of the Operator, does not supply Material or services from its own resources, it shall award the contract for the supply of such Materials and services to third parties subject, where applicable, to the procedures hereafter set out in this clause 6.5.

6.5.3
The Operator or any of its Affiliates shall have the authority to obtain Materials and/or services for Joint Operations pursuant to contracts awarded or to be awarded to a third party where the Materials and/or services to be provided will be provided to more than one field and/or more than one operator.  For any such contract, in the event that the cost to the Joint Account will or is likely to exceed two hundred and fifty thousand Pounds (£250,000) per annum or is likely to exceed five hundred thousand Pounds (£500,000) over its expected duration the Operator shall obtain the approval of the Joint Operating Committee prior to the obtaining of such Materials and/or services. The Operator shall not be obliged to divulge to the Joint Operating Committee details which it reasonably considers to be of a commercially sensitive nature (for example and without limitation, itemised rates, prices, price-structures and incentives) in relation to any such multi-field and multi-operator agreements under which it requires to obtain Materials and/or services and which it considers are confidential between itself and its contractors provided that such details may be audited under paragraph 7 of the Accounting Procedure to ensure that all cost elements, including incentives and benefits have been apportioned as expressly agreed by the Joint Operating Committee, or in the absence of any such agreement, in a fair and equitable manner across all fields and/or operators who are using the Materials and/or services under the relevant contract.

6.5.4
Subject to clause 6.5.3, in the case of any proposed contract to be awarded to a third party under an Exploration, Appraisal, Production or Decommissioning Programme and Budget where the commitment will or is likely to exceed five hundred thousand Pounds (£500,000) or under a Development Programme and Budget where the commitment will or is likely to exceed one million Pounds (£1,000,000) the Operator shall unless the Joint Operating Committee otherwise decides:

(a)	Upon request, supply the Non-Operators with copies of the tender documents;

(b)	put out such contracts to competitive tender;

(c)	report details of all bids received, and promptly provide the Non-Operators (when requested) with copies of the terms of any recommended contract(s);

(d)
obtain the approval of the Joint Operating Committee prior to the award of a contract provided that any Participant which fails to respond to the Operator’s request for such approval within ten (10) Working Days shall be deemed to have given such approval provided further that the consequences of a failure to respond within the stated time is brought to each Participant’s attention at the time that the Operator seeks Joint Operating Committee approval; and

(e)	promptly supply the Non-Operators (when requested) with conformed copies of the contract and of any subsequent revisions to it.

(f)
apply the above provisions to any revision to a contract  where such revision will either alone or cumulatively exceed, in the case of a contract subject to an Exploration, Appraisal, Production or Decommissioning Programme and Budget, five hundred thousand Pounds (£500,000), and, in the case of a contract subject to a Development Programme and Budget, one million Pounds (£1,000,000).

6.5.5
Subject to clause 6.5.3, in the case of any proposed contract to be awarded to a third party where the commitment will or is likely to exceed two hundred and fifty thousand  Pounds (£250,000) but less than five hundred thousand Pounds (£500,000) the Operator shall unless the Joint Operating Committee otherwise decides:

(a)	put out such contract to competitive tender; and

(b)
award the contract provided that if the contract is awarded to a person other than the lowest priced technically or operationally acceptable bidder the Operator shall obtain the prior approval of the Joint Operating Committee before awarding the contract provided that any Participant which fails to respond to the Operator’s request for such approval within ten (10) Working Days shall be deemed to have given such approval provided further that the consequences of a failure to respond within the stated time is brought to each Participant’s attention at the time that the Operator seeks Joint Operating Committee approval.

6.5.6
With respect to any proposed contract to be awarded to a third party not falling under clauses 6.5.2, 6.5.3 or 6.5.4, the Operator shall obtain competitive tenders except where the Operator considers that it is impractical or inefficient to do so.

6.5.7
The Operator shall use its reasonable endeavours to ensure that any contract entered into by it can be freely assigned to any successor Operator in the event of the resignation or removal of the Operator under clauses 5.2 and 5.3.

6.5.8
The Operator shall act as agent of the Participants in dealings with contractors and shall use reasonable endeavours to include in all contracts made pursuant to this Agreement, a provision which ensures that the Operator makes the contract on behalf of all the Participants.  The Operator shall use reasonable endeavours to include in all such contracts provisions in the following or similar form for which purpose “COMPANY” refers to the Operator and “CO-VENTURERS” refers to the Non-Operators:

“The COMPANY enters into the CONTRACT for itself and as agent for and on behalf of the other CO-VENTURERS. Notwithstanding the above:

(a)
the CONTRACTOR agrees to look only to the COMPANY for the due performance of the CONTRACT and nothing contained in the CONTRACT will impose any liability upon, or entitle the CONTRACTOR to commence any proceedings against any CO-VENTURER other than the COMPANY;

(b)
the COMPANY and only the COMPANY is entitled to enforce the CONTRACT on behalf of all CO-VENTURERS as well as for itself. For that purpose the COMPANY shall commence proceedings in its own name to enforce all obligations and liabilities of the CONTRACTOR and to make any claim which any CO-VENTURER may have against the CONTRACTOR; and

(c)
all losses, damages, costs (including legal costs) and expenses recoverable by the COMPANY pursuant to the CONTRACT or otherwise shall include the losses, costs (including legal costs) and expenses of the COMPANY’s CO-VENTURERS and AFFILIATES except that such losses, damages, costs (including legal costs) and expenses shall be subject to the same limitations or exclusions of liability applicable to the COMPANY or the CONTRACTOR under the CONTRACT.”

6.6	Representation of the Participants

6.6.1
Unless otherwise directed by the Joint Operating Committee, the Operator shall represent the Participants regarding any matters or dealings with the Secretary and other governmental authorities or third parties in so far as they relate to the Joint Operations, provided that there is reserved to each Participant the unfettered right to deal with the Secretary or any other governmental authorities in respect of matters relating to its own Percentage Interest.  Save for any routine correspondence which the Operator is obliged by legislation to submit to the Secretary and other governmental authorities, the Operator shall provide to each Participant in advance a copy of any material correspondence which it proposes to provide to the Secretary or any other governmental authorities or any third parties in relation to the Joint Operations and shall obtain the consent of each Participant to the content of any such correspondence which purports to represent the views of such Participant.

6.6.2
Where the Operator has been informed or has reason to believe that matters of material importance to the Participants are to be discussed at a meeting, it shall give as much advance notice as is reasonably practicable to the Participants of such meeting together, where practicable, with any agenda, briefing papers or presentation materials and shall consult with the Participants in relation to such meeting and report promptly thereafter. Any Participant shall be entitled to attend such meeting.

6.7	Records

The Operator shall prepare and maintain separate books, records and inventories of the Joint Operations which shall be kept in compliance with the Accounting Procedure and with due regard to the requirements of the Acts, the Licence, and all applicable Legislation.

6.8	Reports

The Operator shall:

(a)
promptly provide each Participant with daily drilling reports and daily production reports or access to real time information regarding production of Joint Petroleum and such other reports as the Joint Operating Committee may decide and, at the sole cost of the Participant requesting them, such additional reports as such Participant may reasonably request; and

(b)
make all reports concerning the Joint Operations to the appropriate governmental authorities in a timely manner as required under the Acts and the Licence  and, concurrently therewith, furnish copies of all such reports to all the Participants.

6.9	Consultation and Information

6.9.1	The Operator shall freely consult with the Participants and keep them informed of matters concerning the Joint Operations.

6.9.2	Without prejudice to the generality of clause 6.9.1, the Operator shall:-

(a)
inform each Participant of all logging, coring, testing and such other Joint Operations as the Joint Operating Committee may decide with such advance notice as is practicable in the circumstances, so that each Participant may, subject to clause 7.3, have one or more representatives present on location during the conduct of such operations;

(b)
subject to the terms of any contract under which they were procured, promptly provide each Participant with any and all data and interpretations of data including but not limited to, seismic data, access to core samples, copies of all well logs and core analyses and with such other data and information relating to Joint Operations (including but not limited to, engineering, geological, geophysical and technical  data) as the Joint Operating Committee may decide and in addition, at the sole cost of the Participant requesting same, such additional data and information as such Participant may reasonably request; and

(c)
inform each Participant on a  timely basis of the activities of any land agent appointed in furtherance of  Joint Operations and provide a regular report of such agent's dealings with  landowners, local communities and other interested parties, with particular  reference to matters of an environmental or planning nature

6.10	Expenditure and Actions

6.10.1
The Operator is authorised to make such expenditures, incur such commitments for expenditures and take such actions as may be authorised by the Joint Operating Committee in accordance with clauses 10 to 14 provided that nothing contained in this clause 6.10.1 shall derogate from the Operator’s duties under clause 6.5.

6.10.2
The Operator is also authorised to make any expenditures or incur commitments for expenditures or take actions it deems necessary in the case of emergency for the safeguarding of lives or property or the prevention of pollution.  The Operator shall promptly notify all the Participants of any such circumstances and the amount of expenditures and commitments for expenditure so made and incurred and actions so taken.

6.11	Secondment

6.11.1
The Participants agree that in certain circumstances a collaborative effort between them may be beneficial to Joint Operations. Such collaborative effort may include the secondment by a Non-Operator of personnel to the Operator’s organisation:

(a)	to work on a term assignment as a member of a project team; or

(b)	to fill organisational positions;

in respect of Joint Operations. The length of any assignment shall be agreed between the Non-Operator and the Operator. Notwithstanding the foregoing, the Non-Operator shall have the right on giving three (3) months’ notice, to withdraw its employee from any such assignment.

The Operator shall have the right to require the removal of any person seconded to its organisation for reasonable cause.

6.11.2	In respect of any person seconded to the Operator’s organisation under clause 6.11.1 for the period of such secondment:

(a)	such person shall remain the employee of the Participant which seconded him and such Participant shall remain responsible for all the legal obligations of an employer associated with such employment;

(b)
all costs associated with the employment of such person (including salary and employee benefits) and all costs associated with his secondment to the organisation of the Operator shall be chargeable to the Joint Account; and

(c)
all work undertaken by such person shall be Joint Operations and accordingly the Operator shall retain overall responsibility for such work and such person (and the Participant which seconded him) shall benefit from all indemnities and limitations of liability applying to the Operator hereunder, including those set forth in clause 6.2.4 in relation to such work.

6.12	Health, Safety and Environment

6.12.1
Following approval of a Development Plan, the Operator shall prepare and submit to the Joint Operating Committee for its approval a plan of Health, Safety and Environment (“HSE”) matters containing the policies which will govern the Joint Operations and the objectives and targets for the following Year. Such HSE plan will take into account any policies, objectives and targets decided by the Joint Operating Committee and will include an assessment of the health, safety and environmental impact of the Joint Operations.

6.12.2
The Operator shall report regularly on the implementation of the HSE plan referred to above and shall promptly advise the Joint Operating Committee of any matter arising out of or in connection with Joint Operations which may affect such plan such as an occurrence that could have a negative impact on the environment or could cause any serious illness, injury or death.

6.12.3
The Operator shall prepare and submit to the Joint Operating Committee for its approval a programme for regular HSE audits to be performed by the Operator. Each Participant shall have the right to join such audit upon reasonable notice given to the Operator. The costs of conducting an HSE audit shall be charged to the Joint Account.

6.13
The Operator shall establish and maintain an alcohol and drugs policy and enforcement procedure, which prohibits employees and agents, contractors and subcontractors and invitees in any area in which Joint Operations are being undertaken from:

(a)	performing services while under the influence of alcohol or any controlled substance;

(b)	misusing legitimate drugs or possessing, using, distributing or selling illicit or unprescribed controlled substances; or

(c)	save in limited circumstances under arrangements approved by the Operator’s management, possessing, using, distributing or selling alcoholic beverages when in a work area.

7.	Rights of the Participants

7.1	Reservation of Rights
Subject as otherwise provided in this Agreement, each Participant reserves all its rights under the Licence.

7.2	Inspection Rights

Without prejudice to the provisions of paragraph 7 of the Accounting Procedure, each Participant shall have the right to inspect, at all reasonable times during normal business hours, all books, records and inventories of any kind or nature maintained by or on behalf of the Operator and relating to the Joint Operations other than those books, records and inventories maintained by the Operator as the owner of a Percentage Interest, provided that such Participant gives the Operator not less than fifteen (15) Working Days prior notice of the date upon which it desires to make such inspection and identified the person or persons to conduct such inspection.  Each Participant shall have the right to make copies of such books, records and inventories at the sole cost of such Participant.

7.3	Access Rights

7.3.1
Each Participant shall have the right, at all reasonable times and at its sole risk and expense, of access to the Licence Area and/or the Joint Operations and/or the place of storage of samples obtained as a result of Joint Operations provided such Participant gives the Operator reasonable notice of the date such access is required and identifies the representative or representatives to whom such access is to be granted.  If any Participant wishes access to be given to more than one representative at a time the Operator shall not be required to grant such access for the additional representatives if, and to the extent that, the granting of such access will interfere with the conduct of the Joint Operations.

7.3.2	In the case of access to offshore operations:

(a)
the Participant shall provide evidence that any representative  wishing to gain access holds a current and valid certificate fully compliant with statutory and regulatory requirements for individuals travelling to an offshore installation and, where applicable, staying overnight; and

(b)
 the Operator shall, at the cost of the Joint Account, provide facilities to gain such access in transportation engaged thereon and also provide accommodation offshore in so far as the provision of such facilities and accommodation shall not interfere with the conduct of the Joint Operations.

7.3.3
The Participants shall procure that their representatives shall comply with all safety procedures notified to the Participants by the Operator which are implemented from time to time by the Operator whilst at the relevant location of Joint Operations.

8.	Insurance and Litigation

8.1	Insurance

8.1.1
The Operator shall obtain and maintain, in respect of the Joint Operations and the Joint Property, all insurance required under the Licence or any other applicable law or as may be required by any contract entered into by the Operator in furtherance of Joint Operations and such other insurance as the Joint Operating Committee may from time to time determine.  Except in respect of any insurance which the Operator must take out in its own name, and subject to clause 8.1.3, any Participant may elect not to participate in the insurance to be taken out by the Operator under this clause provided such Participant gives notice to that effect to the Operator and does nothing which may interfere with the Operator’s negotiations for such insurance for the other Participants. The cost of insurance in which any of the Participants are participating shall be charged to the Participants so participating in proportion to their respective Percentage Interests.  The Operator shall, in respect of all insurance obtained pursuant to this clause 8.1.1:-

(a)	upon request from any Participants provide to such Participants a copy of the levels of coverage and the general conditions of the relevant policies when they are issued;

(b)
(except for employer’s liability or similar insurance) arrange for the Participants participating in it, according to their respective Percentage Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favour of the Participants with respect to Joint Operations; and

(c)
duly file all claims and take all necessary and proper steps to collect any proceeds and, if all the Participants are participating in it, credit them to the Joint Account or, if less than all the Participants are participating in it, credit them to the participating Participants.

8.1.2
Any of the Participants may obtain such other insurance as it deems advisable for its own account at its own expense.  In the arranging of such other insurance that Participant shall ensure it does not interfere with nor prejudice the arrangement of any insurance by the Operator or any other Participant.  Such insurance shall contain a waiver of subrogation by the insurer in favour of the Operator and/or the other Participants.

8.1.3
Each of the Participants electing not to participate in those insurances in respect of which non-participation is permitted pursuant to clause 8.1.1 shall, in respect of its Percentage Interest share of any liability which may arise in connection with the Joint Operations and/or Joint Property, obtain and maintain equivalent insurance (to include waivers of subrogation in favour of the other Participants), or produce such evidence of financial responsibility, as may from time to time be reasonably required by the Joint Operating Committee. Each of the Participants shall, as and when required by the Joint Operating Committee produce to it such evidence as it may reasonably require to establish:

(a)	that such insurance or other evidence of financial responsibility is being maintained; and

(b)	the security and creditworthiness of such insurance or financial responsibility.

8.1.4
The Operator shall promptly on request provide such details relating to the Joint Operations and/or Joint Property as a Participant may reasonably require in order to arrange any insurances pursuant to clauses 8.1.2 and/or 8.1.3.

8.1.5
The Operator shall take reasonable steps to ensure that all contractors (including sub-contractors) performing work in respect of the Joint Operations and the Joint Property obtain and maintain all insurance required under the Acts, the Licence or any other applicable Legislation and such other insurances as the Joint Operating Committee may from time to time determine.  The Operator shall in respect of all insurance obtained by such contractors (including sub-contractors):-

(a)	if requested by any Participant, supply such Participant with evidence that it has been effected and is being maintained; and

(b)	take reasonable steps to arrange for such contractors (including sub-contractors) to obtain from their insurers a waiver of subrogation in favour of the Participants.

8.1.6
The Operator shall, without prejudice to any other obligations of the Operator or rights of the Participants hereunder, give prompt notice to the Participants of and shall allow the Participants or their insurers to investigate, subject to the provisions of clause 7.3, any incident that has resulted in a fatality, serious injury, material pollution incident or a material loss.

8.1.7
The Operator shall provide all information requested by any Participant effecting separate insurance to assist such Participant’s insurers’ investigation of any claims notified pursuant of clause 8.1.6.

8.2	Not Used

8.3	Litigation

8.3.1	The Operator shall promptly notify the Participants of:

(a)	any incidents, accidents or circumstances causing damage to Joint Property, the costs of which may exceed ten thousand Pounds ( £10,000); and

(b)	any serious injury or fatality or material pollution incident in connection with the Joint Operations;

(c)
any claim, litigation, demand or judgement relating to the Joint Operations where the total amount in dispute and/or the total amount of damages together with any costs are estimated to exceed ten  thousand Pounds (£10,000), or such other amount as may from time to time be determined by the Joint Operating Committee.

8.3.2
The Operator shall have the authority to prosecute, defend or settle any claim, litigation, lien, demand or judgement relating to the Joint Operations (other than as between the Participants) provided that:-

(a)
in the case of any litigation (irrespective of the estimated amount of damages and costs) to be prosecuted or defended otherwise than in any court in the United Kingdom the Operator shall have no such authority without the prior approval of all the Participants except such authority as may be necessary:-

(i)	to prevent judgement being given against the Joint Account while full authority by the Participants is being sought; and

(ii)
solely to enable the Operator to contest the exercise by the relevant court of jurisdiction in the matter, provided that the Operator first obtains legal advice in the relevant jurisdiction from an appropriate reputable legal practitioner that the contest itself would not constitute submission by the Operator to such jurisdiction; and

(b)
where the total amount in dispute and/or the total amount of damages together with any costs are estimated to exceed one hundred thousand Pounds (£100,000), or such other amount as may from time to time be determined by the Joint Operating Committee, the Operator shall have no such authority, save as set out in clause 8.3.2 (a), without the prior approval of the Joint Operating Committee.

8.3.3
Any Non-Operator shall promptly notify the other Participants of any claim, litigation, lien, demand or judgement relating to or which may affect the Joint Operations. In so far as such claim, litigation, lien, demand or judgement relates to a matter in respect of which such Non-Operator wishes to be indemnified pursuant to clause 22.2 such Non-Operator shall defend or settle it in accordance with the directions of the Joint Operating Committee (or, in default of any direction from the Joint Operating Committee, at its own discretion acting reasonably and taking into account the interests of the other Participants). Where the Non-Operator is entitled to be indemnified pursuant to clause 22.2, such costs, expenses and damages as are payable pursuant to such defence or settlement so relating shall be for the Joint Account except where such defence or settlement arises in respect of an encumbrance granted by such Participant, in which case it shall be liable for all costs, expenses and damages incurred in respect of it.

8.3.4
Notwithstanding the foregoing provisions of this clause 8.3, each Participant having a potential liability in respect thereof shall have the right to participate in any prosecution, defence or settlement conducted in accordance with clause 8.3.2 or 8.3.3 at its sole cost and expense provided that such participation shall not prejudice the interests of the other Participants.

8.3.5
For the avoidance of doubt it is hereby declared that the conduct of any litigation involving a Sole Risk Project, other than as between the Participants, shall be at the sole cost and expense of the Participants participating in such Sole Risk Project.

9.	The Joint Operating Committee

9.1	Establishment and Powers

There is hereby established a Joint Operating Committee which shall exercise overall supervision and control of all matters pertaining to the Joint Operations.  Without limiting the generality of the foregoing, but subject as otherwise provided in this Agreement, the powers and duties of the Joint Operating Committee shall include:-

(a)
the consideration and determination of all matters in general relating to policies, procedures and methods of operation hereunder with the intent that all such operations should be undertaken in a manner consistent with Good Oilfield Practice and in compliance with best practice standards in respect of health and safety and of the environment;

(b)	the consideration, and, if so required, determination of, inter alia, the following:

(i)	exploration, appraisal, development and production strategies;

(ii)	contract strategy;

(iii)	decisions as to cessation of production, strategies for Decommissioning and the disposal of Joint Property; and

(iv)
any other matter relating to the Joint Operations which may be referred to it by the Participants or any of them (other than any proposal to amend this Agreement) or which is otherwise designated under this Agreement for reference to it;

(c)	the approval of Programmes and Budgets; and

(d)
the  amendment of the monetary limits set out in this Agreement from time to time either generally or in respect of particular operations or particular phases of operations, to take account of the general level of inflation and (if appropriate) the prevailing costs of relevant goods and services, at the request of the Operator or any Participant.

9.2	Representation

The Joint Operating Committee shall consist of one representative appointed by each of the Participants provided always that more than one of the Participants may appoint the same representative who shall represent them separately.  Each Participant shall, as soon as possible after the date of this Agreement, give notice to all the other Participants of the name of its representative and of an alternate on the Joint Operating Committee.  Such representative may be replaced from time to time, by like notice.  Representatives may bring to meetings of the Joint Operating Committee such advisers as they consider necessary.  The representative of a Participant or, in the absence of the representative, his alternate, shall be deemed authorised to represent and bind such Participant with respect to any matter which is within the powers of the Joint Operating Committee.  The Operator shall also be entitled to be represented at meetings of the Joint Operating Committee in its capacity as Operator, but its representative in its capacity as Operator (which may be a different person to its representative in its capacity as Participant) shall have no additional voting rights.

9.3	Chairman

The representative of the Participant which is the Operator shall be the chairman of the Joint Operating Committee.

9.4	Meetings

9.4.1
The Joint Operating Committee shall hold meetings every Quarter (or at such other regular intervals as may be decided by the Joint Operating Committee) at the Operator’s designated office or at such other place as may be determined by the Joint Operating Committee.  The Operator shall call such meetings and shall give at least twenty (20) days notice of the time and date of each meeting, together with an agenda and appropriate data and information relating to the matters to be considered at that meeting.  By notice to all the other Participants, any Participant can advise of additional matters which such Participant desires to be considered at the meeting, and provided such notice is given at least ten (10) days before the date of the meeting, those matters will be considered.

9.4.2
The Joint Operating Committee shall hold a special meeting upon the request of any of the Participants.  Such request shall be made by notice to all the other Participants and state the matters to be considered at that meeting.  Upon receiving such request, the Operator shall without delay call a special meeting for a date not less than seven (7) nor more than ten (10) days after receipt of the request.

9.4.3	For any meeting of the Joint Operating Committee, the period of notice stipulated above may be waived with the consent of all the Participants.

9.4.4	Any Participant not represented at a meeting may vote on any matter on the agenda for such meeting by either:-

(a)	appointing a proxy in writing; or

(b)	giving notice of such vote to the Operator prior to the submission of such matter for vote at such meeting.

9.5	Minutes

The Chairman of the Joint Operating Committee shall appoint a secretary for the Joint Operating Committee who will prepare the minutes of each meeting and provide each Participant with a copy of them not more than fourteen (14) days after the end of the meeting.  Each Participant shall notify all the other Participants of its approval or disapproval of the minutes within fourteen (14) days of receipt of them.  A Participant who fails to so notify will be deemed to have approved the minutes.  The approval or disapproval of the minutes as aforesaid shall not affect the validity of any action taken in good faith by the Operator prior to receipt of any such notice on the basis of its understanding of the decisions of the Joint Operating Committee.

9.6	Action without a Meeting

9.6.1
The Participants may vote on and determine by notice to the Operator any proposal of which they are given notice by the Operator (on its own initiative or on the request of a Participant) and which they could validly determine at a meeting of the Joint Operating Committee if duly held for that purpose.  Each Participant shall cast its vote within fourteen (14) days after the proposal is received by it except that where the Participants are requested to vote on and determine any proposal relating to the deepening, side-tracking, testing, plugging back, suspending or abandoning of a well on which drilling equipment is then located or where, in the reasonable opinion of the Operator or the Non-Operator notifying the proposal, as the case may be, the matter presented for consideration by its nature requires determination in less than fourteen (14) days and such fact and lesser period are so stated in the notice submitting the proposal, the Participants shall cast their votes within such lesser period which shall not be less than forty-eight (48) hours after receipt of the proposal.  Failure by a Participant to cast its vote within the relevant period shall be regarded as a vote by that Participant against the proposal.

9.6.2
The Operator will give prompt notice of the results of any such voting to the Participants and any decision so taken shall be binding on the Participants notwithstanding that any Participant may have requested a special meeting to discuss any such proposal under clause 9.4.2.

9.7	Sub-Committees

The Joint Operating Committee may establish such advisory sub-committees as it considers desirable from time to time.  Each sub-committee established shall be given written terms of reference and shall be subject to such procedures as the Joint Operating Committee may determine.  The meetings of sub-committees will as far as possible be arranged so that the minutes of such meetings can be presented to the Participants in sufficient time for consideration before the next following regular meeting of the Joint Operating Committee.

9.8	Voting Procedure

9.8.1	Unless otherwise provided in this Agreement each Participant shall have a voting interest equal to its Percentage Interest.

9.8.2
Unless otherwise expressly provided in this Agreement, all decisions of the Joint Operating Committee shall require the affirmative vote of two (2) or more Participants (and for this purpose a Participant and its Affiliates shall be deemed to be a single Participant) having  in aggregate a Percentage Interest of at least sixty-five percent (65%) (such requirements being referred to as a “Passmark”). For the purposes of this clause 9.8.2, if the right of a Participant (or its Affiliates) to vote shall have been excluded pursuant to clauses 5.8, 17.5.1 or 24.3 (g), decisions of the Joint Operating Committee shall be made by the affirmative vote of two (2) or more Participants (and for this purpose a Participant and its Affiliates shall be deemed to be a single Participant) having individually or in aggregate a Percentage Interest of at least sixty-five percent (65%) of the sum of the Percentage Interests of the Participants entitled to vote and references to a “Passmark” shall be interpreted accordingly.

9.8.3	The following matters and decisions require the affirmative vote of all Participants entitled to vote:

(a)	the authorising of the Operator to prosecute or defend litigation outside the United Kingdom as set out under clause 8.3.2(a);

(b)	waiver of the period of notice for a meeting of the Joint Operating Committee as set out under clause 9.4.3;

(c)	the decision to seek relief from Work Obligations as set out under clause 9.9.1(a);

(d)	approval of the creation of a New Area as set out under clause 9.10.1;

(e)	satisfaction of a Work Obligation by a Sole Risk Project as set out under clause 15.2.4;

(f)	the decision that the Operator may carry out Sole Risk Development as set out in clause 15.2.9 (c);

(g)	the decision to abandon the Joint Operations as set out in clause 17.6.2;

(h)	approval of the disclosure of confidential information as set out in clause 19.1;

(i)	approval of the trading of data as set out in clause 19.2;

(j)	consent to the transfer of an interest under the Licence or this Agreement as set out in clause 23.2;

(k)	any amendment of this Agreement as set out in clause 31.3;

(l)	determination of the Licence as set out in clause 9.9.7.

9.8.4	Subject to clause 11.1.4 and clause 15.9, all the Participants shall be bound by each decision of the Joint Operating Committee duly made in accordance with the provisions of this Agreement.

9.8.5
Where this agreement provides that the agreement, approval or consent of the Joint Operating Committee is not to be unreasonably withheld or delayed in respect of any matter, then no Participant shall unreasonably withhold or delay its vote in respect of such matter and each Participant shall act reasonably when exercising its right to vote in respect of such matter.

9.9	Licence Provisions

9.9.1	Work Obligations

(a)
 In respect of all Work Obligations, the Joint Operating Committee shall, unless and to the extent that all the Participants agree to seek relief from such Work Obligations and such relief is obtained from the Secretary, determine the location and the time at which such Work Obligations are to be discharged provided that, if the Joint Operating Committee has not in relation to any Work Obligation made such determination by a date which is six (6) Months (or, in the case of the drilling of a Well, twelve (12) Months) prior to the expiration of the applicable period for the discharge of the Work Obligation, the Operator shall promptly propose to the Participants a programme and timetable for the discharge of the Work Obligation in question. Unless within one (1) Month after such proposal Participants holding a Simple Majority agree on an alternative programme and timetable which discharges the Work Obligation (in which case the programme and timetable so agreed shall be deemed to be approved by the Joint Operating Committee), the programme and timetable proposed by the Operator shall be deemed to be approved by the Joint Operating Committee and the Work Obligations shall be performed in accordance with such programme and timetable and shall in any event be commenced not later than a date which will allow timely completion of such Work Obligations before the expiration of the applicable period for the discharge of the Work Obligation.

(b)
Where the Secretary prescribes conditions for the continuation of a Licence in accordance with its terms, any such conditions involving the carrying out of work on the Licence shall be considered as Work Obligations as between those Participants who have elected to continue the Licence under clause 9.9.3.

9.9.2	Drill or Drop Well

(a)
In respect of the well described in the drill-or-drop commitment set out in Schedule 3 of the Licence (the “Drill-or-Drop Well”), unless by twelve (12) Months before the last day of the Initial Term (the “Drill-or-Drop Date”) the Joint Operating Committee has already approved the drilling of the Drill-or-Drop Well, the Operator shall at such time present its recommendation as to whether the Parties should drill the Drill-or-Drop Well, or allow the Licence  to cease and determine (in so far as it relates to the Licence Area) as of the Drill-or-Drop Date.

(b)
Each of the Participants shall not later than eleven (11) Months before the Drill-or-Drop Date (or such later date as the Joint Operating Committee may decide) notify the Operator whether it wishes to drill the Drill-or-Drop Well or allow the Licence  to cease and determine (in so far as it relates to the Licence Area) as aforesaid.

(c)
If any Participant gives notice that it wishes to drill the Drill-or-Drop Well, the Operator (if the Participant which is the Operator wishes to drill the Drill-or-Drop Well) or any other Participant wishing to drill the Drill-or-Drop Well shall submit a well proposal and AFE for the Drill-or-Drop Well not later than ten (10) months before the Drill-or-Drop Date provided that if:

(i) one (1) or more Participants vote in favour of such well proposal and AFE (as revised by agreement between them) by the date nine (9) Months before the Drill-or-Drop Date (or such later date as the Joint Operating Committee may decide);

(ii) the Participants so voting in favour include a party approved by the Secretary as a drilling operator; and

(iii) the Secretary consents to the withdrawal from the Licence prior to the drilling of the Drill-or–Drop Well of all those Participants who have not so voted in favour;

then the Participants who have so voted in favour shall proceed to drill the Drill-or-Drop Well in accordance with the well proposal and AFE.

(d)
Any Participant not wishing to drill the Drill-or-Drop Well shall withdraw from this Agreement and the Licence (in so far as it relates to the Licence Area) in accordance with clause 24.3 effective no later than the Drill-or-Drop Date. Without prejudice to the generality of clause 24.3, under no circumstance shall the withdrawing Party have any liability or responsibility for the drilling of the Drill-or-Drop Well or any rights in respect of it and the continuing Participants shall indemnify each withdrawing Participant against all costs, claims, liabilities and losses in respect of the Drill-or-Drop Well.

(e)
If no Participant gives notice by seven (7) Months before the Drill-or-Drop Date or votes in favour of a well proposal and AFE by [six (6)] Months before the Drill-or-Drop Date (or, in each case, by such later date as the Joint Operating Committee may decide) to drill the Drill-or-Drop Well, the Participants shall allow the Licence to cease and determine as at the Drill-or-Drop Date.

9.9.3
Not less than ninety (90) days prior to the latest date on which notice may be given to continue or extend the Licence under Clauses 4, 5 or 6 of the Licence (as applicable), the Operator shall convene a special meeting of the Joint Operating Committee to decide whether to continue or extend the Licence and what notice, if any, is to be given to the Secretary.  At each such meeting:

(a)	should no Participant vote to continue or extend the Licence then the Licence shall be determined at the expiration of the applicable term;

(b)	should any of the Participants vote to continue or extend the Licence, notice to continue the Licence shall be given in accordance with this clause.

9.9.4
In the case of a notice to be given to the Secretary to continue the Licence after the expiry of the Initial Term pursuant to Clause 4 of the Licence, those Participants which have voted against the proposal to continue the Licence shall have no vote in the Joint Operating Committee’s decision upon the delineation of the Surrendered Part to be described in said notice (which Surrendered Part shall be determined on the basis of a Simple Majority of the continuing Participants).  Any decision on the delineation of the Surrendered Part shall be subject to the provisions of clause 15.8.9.  Those Participants which have voted against the continuation of the Licence shall withdraw from the Licence (in so far as it relates to the Licence Area) in accordance with clause 24, effective as of the expiry of the Initial Term.

9.9.5
In the case of a notice to be given to the Secretary to continue the Licence after the expiry of the Second Term pursuant to Clause 5 of the Licence, or to continue the Licence for a further term after the expiry of the Second Term pursuant to Clause 6 of the Licence,   those Participants which have voted,  in each case, against the proposal to continue the Licence shall have no vote in the Joint Operating Committee’s decision regarding such extension and the matters to be included in said notice (which decisions shall be determined on the basis of a Simple Majority of the continuing Participants). Those Participants which have voted against the continuation of the Licence shall withdraw from the Licence (in so far as it relates to the Licence Area) in accordance with clause 24, effective as of the expiry of the Second Term.

9.9.6
In relation to the continuation or extension of the Licence under Clauses 4, 5 and 6 thereof, each of the Participants agrees to execute such documents as may be necessary to effect the continuation of the Licence for the benefit of those Participants desiring to continue the Licence.

9.9.7	The affirmative vote of all Participants shall be required to determine the Licence (in so far as it relates to the Licence Area) or surrender any part of the Licence Area under Clause 10 thereof.

9.10	New Areas

9.10.1
One or more Participants having a beneficial interest in a proposed New Area and wishing to create such New Area by transferring to another Participant or a third party all or part of their respective Percentage Interests in such New Area shall be entitled to do so only upon satisfaction of all of the following requirements:

(a)
those Participants intending to create a New Area (the “Proposing Participant”) notifying the other Participants of their intention to create such New Area (the boundaries of which shall be clearly identified);

(b)	all the Participants approving such New Area;

(c)	receipt of all necessary third party approvals;

(d)	the transfer of all or part of the said Proposing Participant’s Percentage Interest in respect of the New Area (the “Transferred Interest”) having effect in accordance with clause 23;

(e)
the party acquiring the Transferred Interest (the “Acquiring Party”) assuming all rights, obligations and liabilities under this Agreement insofar as it relates to the New Area in respect of such Transferred Interest (whether actual, accrued, contingent or otherwise or whether arising before, at or after the time of the said transfer) as if the Acquiring Party had at all times been a party to this Agreement insofar as it relates to the New Area in place of the Participant from who it acquired the Transferred Interest.

9.10.2
Immediately after the provisions of clause 9.10.1 taking effect, or immediately on approval of a Sole Risk Development, and subject always to clause 15.8.9, this Agreement shall take effect as two (2) separate and distinct agreements as follows:

(a)
one (1) agreement which shall apply as a separate and distinct agreement (the “New Area JOA”) between those Participants holding a beneficial interest in the New Area (the “New Area JOA Participants”); and

(b)
the other agreement which shall apply as a separate and distinct agreement (the “Remaining Area JOA”) between those Participants holding a beneficial interest in the Remaining Area (the “Remaining Area JOA Participants”).

9.10.3
The New Area JOA Participants and the Remaining Area JOA Participants (together with any other persons that are licensees of the Licence) shall enter into appropriate trust and indemnity arrangements in respect of the New Area and the Remaining Area which unless agreed otherwise shall be in the form attached hereto as Schedule B.

9.10.4	For the avoidance of doubt and subject always to the arrangements described in clause 9.10.3:

(a)
the New Area JOA Participants may amend, supplement, substitute, terminate, restate and novate the New Area JOA without the participation of or reference to the Remaining Area JOA Participants and provided further that the New Area JOA Participants shall have no rights, liabilities or obligations under the Remaining Area JOA unless they currently are or subsequently become party to it; and

(b)
The Remaining Area JOA Participants may amend, supplement, substitute, terminate, restate and novate the Remaining Area JOA without the participation of or reference to the New Area JOA Participants and provided further that the Remaining Area JOA Participants shall have no rights liabilities or obligations under the New Area JOA unless they currently are or subsequently become party to it.

10.	Exploration and Appraisal Programmes and Budgets

10.1	Annual Programme and Budget

10.1.1	The Operator shall, in each Year, submit to each of the Participants not later than 1st September a proposed exploration and/or appraisal Programme and Budget for the next Year showing:-

(a)
in the exploration section of the Programme and Budget, the exploration wells to be drilled and other work to be undertaken, specifying in each case where any approval is requested on a contingent basis, dependent on the success of another part of the work programme;

(b)
in the appraisal section of the Programme and Budget, the appraisal wells to be drilled and other work to be undertaken, specifying in each case where any approval is requested on a contingent basis, dependent on the success of another part of the work programme;

(c)	the information required under clause 14; and

(d)	such other information as the Joint Operating Committee may have required the Operator to provide.

10.1.2
The proposed exploration and/or appraisal Programme and Budget shall be subject to consideration, revision and approval by the Joint Operating Committee.  The Joint Operating Committee shall consider such exploration and/or appraisal Programme and Budget and make such revisions to it as it may determine as soon as practicable but in any event not later than 1st November.  Not later than 1st December the Joint Operating Committee shall approve an exploration and/or appraisal Programme and Budget and such approval shall, subject to clauses 10.2 and 10.3, authorise and oblige the Operator to proceed with the exploration section of the Programme and Budget. The Operator shall not however be authorised nor obliged to proceed with any items identified as contingent items in the Programme and Budget unless and until approved as firm items by the Joint Operating Committee.  Notwithstanding the above, where commitments are required prior to approval of the Programme and Budget, the Joint Operating Committee will use reasonable endeavours to approve such commitments in advance of approving the Programme and Budget and in time to allow such commitments to be made and any commitments so approved shall form part of the approved Programme and Budget to which they relate.

10.1.3
In the event of a Discovery, the Operator shall, if the Joint Operating Committee so decides and as soon as practicable after such decision, submit to the Participants an appraisal Programme and Budget to evaluate such Discovery (to the extent not already covered by the Programme and Budget referred to in clause 10.1.1) which shall to the extent practicable, incorporate the elements referred to in clause 10.1.1 and which shall be subject to consideration, revision and approval by the Joint Operating Committee.  The Joint Operating Committee shall, as soon as practicable following submission of the proposed appraisal Programme and Budget consider such Programme and Budget and make such revisions to it as may be agreed. Unless the Joint Operating Committee otherwise decides, the Joint Operating Committee shall approve or reject the proposed appraisal Programme and Budget within ninety (90) days of its submission by the Operator to the Participants and such approval shall, subject to clauses 10.2 and 10.3, authorise and oblige the Operator to proceed with it.

10.2	Authorisation for Expenditure

Except as provided in clause 6.10.2, the Operator shall, before entering into any commitment or incurring any capital expenditure or seismic expenditure in excess of fifty thousand Pounds (£50,000) under an approved exploration and/or appraisal Programme and Budget submit to the Participants an AFE for it in accordance with the Accounting Procedure. To the extent that the Joint Operating Committee approves an AFE, the Operator shall be authorised and obliged, subject to clauses 6.5 and 10.3, to proceed with such commitment or expenditure.  The Operator shall prepare and submit to the Participants a separate AFE for each exploration or appraisal well, on a dry-hole basis. Drill stem testing shall be a contingent item.

10.3	Review and Amendments

10.3.1	The Operator shall, as and when required by the Joint Operating Committee, review the approved exploration and/or appraisal Programme and Budget and submit to the Participants a report thereon.

10.3.2
At any time any Participant may, by notice to the other Participants, propose that an approved exploration and/or appraisal Programme and Budget and/or an approved AFE be amended. The Joint Operating Committee shall consider such proposal and, if the Joint Operating Committee so requires, the Operator shall prepare and submit to the Participants a revised exploration and/or appraisal Programme and Budget incorporating any such amendment and showing the matters listed under clause 10.1.1. To the extent that any such amendment or revised exploration and/or appraisal Programme and Budget is approved by the Joint Operating Committee, the approved exploration and/or appraisal Programme and Budget and/or AFE shall be deemed amended accordingly provided always that any such amendment shall not invalidate any authorised commitment or expenditure made by the Operator prior to such amendment.

10.4	Work Obligations

In respect of any Work Obligations which are to be carried out following the procedures laid down in clause 9.9.1 or 9.9.2 the Operator will include the carrying out of such Work Obligations in the relevant exploration Programme and Budget and, notwithstanding the foregoing provisions of this clause 10, such Programme and Budget and any AFE shall, to the extent that they relate to the carrying out of such Work Obligations and unless in either case the Joint Operating Committee otherwise decides within twenty-eight (28) days of their submission to the Participants, be deemed to be approved by the Joint Operating Committee.

10.5	Expenditure Overruns

The Operator shall use reasonable endeavours not to exceed the approved exploration and/or appraisal Budget but shall be entitled without prior approval of the Joint Operating Committee to incur expenditure:

(a)	in excess of an approved AFE up to the lesser of ten per cent (10%) of the amount of the approved AFE and fifty thousand Pounds (£50,000); and

(b)	subject to (a) above, in excess of an approved exploration and/or appraisal Budget up to the lesser of ten per cent (10%) of the amount of the approved Budget and fifty thousand Pounds (£50,000).

Whenever it appears to the Operator that the over-expenditure for any item will exceed the amount authorised under this clause 10.5, the Operator shall prepare a revised AFE and/or Budget, as appropriate and will seek the prior approval of the Joint Operating Committee to such amendment and additional expenditure prior to entering into any further commitment.

11.	Development Programmes and Budgets

11.1	Joint Programme and Budgets

11.1.1
The Operator shall, if the Joint Operating Committee so decides and as soon as practicable after such decision, submit to the Participants a proposed development Programme and Budget for a Discovery showing:-

(a)	the projects and other work to be undertaken;

(b)	the information required under clause 14;

(c)	the manner in which the development is to be managed with details of the number of employees and contract personnel required;

(d)	an estimate of the date of commencement of production and of the annual rates of production; and

(e)	such other information as the Joint Operating Committee may have required the Operator to provide.

11.1.2
The proposed development Programme and Budget shall be subject to consideration, revision and approval by the Joint Operating Committee.  The Joint Operating Committee shall meet to consider such development Programme and Budget as soon as practicable and to make such revisions to it as it may determine.  Unless the Joint Operating Committee otherwise decides, the Joint Operating Committee shall approve or reject the development Programme and Budget within ninety (90) days of its submission by the Operator to the Participants.

11.1.3
If a development Programme and Budget is approved by the Joint Operating Committee, each of the Participants shall decide within ninety (90) days of such approval, or such longer period as the Joint Operating Committee may decide, whether to participate in respect of its Percentage Interest share in the development of the Discovery and shall inform the other Participants of its decision by notice to them.  If all the Participants decide to participate in the development of the Discovery the Operator shall prepare from the said development Programme and Budget a Development Plan for submission to the Secretary.  Any such Development Plan shall require the unanimous approval of the participating Participants prior to its submission as aforesaid. If less than all of the Participants decide to participate in the development of the Discovery then clause 15.8.5 shall apply.

11.1.4
Upon the Secretary authorising (whether by consenting or approving or serving a Development Plan), the commencement of the development, any of the Participants may, if the Programme and Budget approved by the Joint Operating Committee under clause 11.1.2, has been or is required to be amended (which shall, for the avoidance of doubt, include any change in the date of commencement of the development or the rate at which Petroleum may be produced), by notice to the other Participants given within twenty-eight (28) days following the said authorisation elect not to proceed with the development.  If no Participant is entitled to give such notice, or being entitled, no Participant gives such notice, the approved development Programme and Budget (with any amendments as aforesaid) shall be adopted for the development, the Participants shall be obliged to participate in carrying it out and the Operator shall, subject to clauses 11.2 and 11.3, be authorised and obliged to proceed in accordance with it.  If any such notice is given the provisions of clause 15.8.6 shall apply.

11.1.5
Any Participant which, under clause 11.1.4 or clause 15.8 is not participating in the development of the Producing Part delineated for the purposes of Clause 8 of the Licence shall withdraw from the Licence (in so far as it relates to the Licence Area) and this Agreement in accordance with clause 24.

11.2	Authorisation for Expenditure

Except as provided in clause 6.10.2, the Operator shall, before entering into any commitment or incurring any capital expenditure in excess of one hundred thousand Pounds (£100,000) with respect to the preparation of a development Programme and Budget or under an approved development Programme and Budget submit to the Participants an AFE for it in accordance with the Accounting Procedure. To the extent that the Joint Operating Committee approves an AFE, the Operator shall be authorised and obliged, subject to clauses 6.5 and 11.3, to proceed with such commitment or expenditure.  The Operator shall prepare and submit to the Participants a separate AFE for each development well.

11.3	Review and Amendment

11.3.1
The Operator shall, in each Year, review the approved development Programme and Budget and submit to the Participants not later than 1st September a report thereon together with an update of such development Programme and Budget dealing separately with the next Year and the remaining phases of the approved development Programme and showing the matters listed under clause 11.1.1.

11.3.2
At any time any Participant may, by notice to all the other Participants, propose that an approved development Programme and Budget and/or an approved AFE be amended.  The Joint Operating Committee shall consider such proposal and, if the Joint Operating Committee so requires, the Operator shall prepare and submit to the Participants a revised development Programme and Budget incorporating any such amendment and showing the matters listed under clause 11.1.1.  To the extent that any such amendment or revised development Programme and Budget is approved by the Joint Operating Committee, the approved development Programme and Budget and/or AFE shall, subject to obtaining any necessary consent of the Secretary, be deemed amended accordingly provided always that any such amendment shall not invalidate any authorised commitments or expenditure made by the Operator prior to such amendment.

11.4	Expenditure Overruns

The Operator shall use reasonable endeavours not to exceed the approved development Budget but shall be entitled without prior approval of the Joint Operating Committee to incur expenditure:

(a)	in excess of an approved AFE up to the lesser of ten per cent (10%) of the amount of the approved AFE and fifty thousand Pounds (£50,000); and

(b)	subject to (a) above, in excess of an approved development Budget up to ten per cent (10%) of the amount of the approved Budget and fifty thousand Pounds (£50,000).

Whenever it appears to the Operator that the over-expenditure for any item will exceed the amount authorised under this clause 11.4, the Operator shall prepare a revised AFE and/or Budget as appropriate and will seek the prior approval of the Joint Operating Committee to such amendment and additional expenditure prior to entering into any further commitment.

12.	Production Programmes and Budgets

12.1	Annual Programme and Budget

12.1.1
The Operator shall not later than 1st September in the Year prior to the commencement of production and each subsequent Year until cessation of production, submit to the Participants a proposed production Programme and Budget for the next Year showing:

(a)	the projects and other work to be undertaken;

(b)	the information required under clause 14;

(c)
an estimate of the date of commencement of production (if appropriate) and of the monthly total production for each major production stream and injection stream and the maximum daily rate to be achieved for each such stream in each Month; and

(d)	such other information as the Joint Operating Committee may have required the Operator to provide.

12.1.2
The proposed production Programme and Budget shall be subject to consideration, revision and approval by the Joint Operating Committee.  The Joint Operating Committee shall meet to consider such production Programme and Budget and make such revisions to it as it may determine as soon as practicable but in any event not later than 1st November.  Not later than 1st December the Joint Operating Committee shall approve a production Programme and Budget and such approval shall, subject to clauses 12.2 and 12.3, authorise and oblige the Operator to proceed with it. Notwithstanding the above, where commitments are required prior to approval of the Programme and Budget, the Joint Operating Committee will use reasonable endeavours to approve such commitments in advance of approving the Programme and Budget and in time to allow such commitments to be made and any commitments so approved shall form part of the approved Programme and Budget to which they relate.  If the Joint Operating Committee does not approve a production Programme and Budget by 1st December then, unless otherwise decided by the Joint Operating Committee, the Operator shall continue to operate the Joint Property to produce Petroleum in accordance with the most recently approved production profile for the Field and with Good Oilfield Practice for the next ninety (90) days and shall be entitled to incur operating expenditure (and such capital expenditure as is necessary to maintain assets) in order to do so.  If the Joint Operating Committee does not approve a production Programme and Budget within such ninety (90) day period, but a production Programme and Budget is approved by Participants holding a simple majority of the Participating Interests then such production Programme and Budget shall be deemed approved by the Joint Operating Committee. If a production Programme and Budget is not approved by the Joint Operating Committee under this Clause 12.1.2 within such ninety (90) day period, then, subject to Clause 26.5, at the end of such period the Operator shall cease production.

12.2	Authorisations for Expenditure

Except as provided in clause 6.10.2, the Operator shall, before entering into any commitment or incurring any expenditure in excess of fifty thousand Pounds (£50,000) under an approved production Programme and Budget submit to the Participants an AFE for it in accordance with  the Accounting Procedure. To the extent that the Joint Operating Committee approves an AFE, the Operator shall be authorised and obliged, subject to clauses 6.5 and 12.3, to proceed with such commitment or expenditure.  The Operator shall prepare and submit to the Participants a separate AFE for each production well.

12.3	Amendment

At any time any Participant may, by notice to all the other Participants, propose that an approved production Programme and Budget and/or an approved AFE be amended.   The Joint Operating Committee shall consider such proposal and, if the Joint Operating Committee so requires, the Operator shall prepare and submit to the Participants a revised production Programme and Budget incorporating any such amendment and showing the matters listed under clause 12.1.1.  To the extent that an amendment is approved by the Joint Operating Committee, the approved production Programme and Budget and/or AFE shall (subject to obtaining any necessary consent of the Secretary) be deemed amended accordingly provided always that any such amendment shall not invalidate any authorised commitment or expenditure made by the Operator prior to such amendment.

12.4	Expenditure Overruns

The Operator shall use reasonable endeavours not to exceed the approved production Budget but shall be entitled without prior approval of the Joint Operating Committee to incur expenditure:

(a)	in excess of an approved AFE up to the lesser of ten per cent (10%) of the amount of the approved AFE and fifty thousand Pounds (£50,000); and

(b)	subject to (i) above, in excess of an approved production Budget up to ten per cent (10%) of the amount of the approved Budget and fifty thousand Pounds (£50,000).

Whenever it appears to the Operator that the over-expenditure for any item will exceed the amount authorised under this clause 12.4, the Operator shall prepare a revised AFE and/or Budget and will seek the prior approval of the Joint Operating Committee to such amendment and additional expenditure prior to entering into any further commitment.

13.	Decommissioning Programme and Budget

13.1.1
The Operator shall, if the Joint Operating Committee so decides and as soon as practicable after such decision, and in any event on its own initiative no later than a date twelve (12) Months prior to the anticipated date of  Decommissioning submit to the Participants a proposed Decommissioning Programme and Decommissioning Budget which shall, in addition, include provision for any necessary post-Decommissioning monitoring, maintenance and insurance. If no Decommissioning Plan shall have been approved or deemed approved pursuant to the terms of the Decommissioning Security Agreement then the Operator shall submit a proposed Decommissioning Programme and Budget showing:-

(a)	the work to be undertaken;

(b)	the information required under clause 14;

(c)	an estimate of the dates on which Decommissioning will commence and be completed;

(d)
all other matters relevant to the proper preparation for and management of Decommissioning, including but not limited to decommissioning options, alternative uses for Joint Property, an assessment of eligibility for derogation from removal obligations, and the salvage value of Joint Property where it cannot be reused;

(e)	such other information as the Joint Operating Committee may have required the Operator to provide.

13.1.2
The proposed Decommissioning Programme and Decommissioning Budget referred to at clause 13.1.1 shall be subject to consideration, revision and approval by the Joint Operating Committee.   The Joint Operating Committee shall meet to consider such proposed Decommissioning Programme and Decommissioning Budget as soon as practicable and to make such revisions to it as it may determine.  Unless the Joint Operating Committee otherwise decides, the Joint Operating Committee shall approve or reject the proposed Decommissioning Programme and Decommissioning Budget within ninety (90) days of its submission by the Operator and, if approval is given, such approval shall, subject to this clause 13.1, authorise and oblige the Operator to submit such proposed Decommissioning Programme to the applicable governmental and/or regulatory body provided that, if the Joint Operating Committee has not approved such Decommissioning Programme and Decommissioning Budget by a date which is six (6) Months prior to the due date for submission of the Decommissioning Programme to applicable governmental and/or regulatory body, then unless Participants holding a Simple Majority agree on a Decommissioning Programme and Decommissioning Budget (in which case the Decommissioning Programme and Decommissioning Budget so agreed shall be deemed to be approved by the Joint Operating Committee), the Decommissioning Programme and Decommissioning Budget proposed by the Operator shall be deemed to be approved by the Joint Operating Committee and  the Operator shall be authorised and obliged to submit such proposed Decommissioning Programme to the applicable governmental and/or regulatory body for approval under the Petroleum Act 1998.

13.1.3
Upon the Secretary approving a Decommissioning Programme the Operator shall, subject to clauses 13.2 and 13.3, be authorised and obliged to proceed with it as approved and with any necessary post-Decommissioning monitoring, maintenance and insurance.

13.2	Authorisation for Expenditure

Except as provided in clause 6.10.2, the Operator shall, before entering into any commitment or incurring any capital expenditure in excess of  fifty  thousand pounds (£50,000) under an approved Decommissioning Programme and Decommissioning Budget, submit to the Participants an AFE for it in accordance with the Accounting Procedure.  To the extent that the Joint Operating Committee approves an AFE, such approval not to be unreasonably withheld or delayed where the AFE is consistent with the approved Decommissioning Programme and Budget, the Operator shall be authorised and obliged, subject to clauses 6.5 and 13.3, to proceed with such commitment or expenditure.

13.3	Amendment

At any time any Participant may, by notice to all the other Participants, propose that the approved Decommissioning Programme and Decommissioning Budget be amended.  The Joint Operating Committee shall consider such proposal and, if the Joint Operating Committee so requires, the Operator shall prepare and submit to the Participants a revised Decommissioning Programme and Decommissioning Budget incorporating any such amendment and showing the matters listed under clause 13.1.1. To the extent that the Joint Operating Committee approves an amendment, the approved Decommissioning Programme and Decommissioning Budget shall be deemed amended accordingly, subject to any necessary approval by the Secretary, provided always that any such amendment shall not invalidate any authorised commitment or expenditure made by the Operator prior to such amendment.

13.4	Expenditure Overruns

The Operator shall use reasonable endeavours not to exceed the approved Decommissioning Budget but shall be entitled without prior approval of the Joint Operating Committee to incur expenditure:

(a)	in excess of an approved AFE up to the lesser of ten per cent (10%) of the amount of the approved AFE and fifty thousand Pounds (£50,000); and

(b)	subject to (a) above, in excess of an approved Decommissioning Budget up to ten per cent (10%) of the amount of the approved Budget and fifty thousand Pounds (£50,000).

Whenever it appears to the Operator that the over-expenditure for any item will exceed the amount authorised under this clause 13.4, the Operator shall prepare a revised AFE and/or Budget as appropriate and will seek the prior approval of the Joint Operating Committee to such amendment and additional expenditure prior to entering into any further commitment, such approval not to be unreasonably withheld or delayed where the over-expenditure is necessary to comply with the Decommissioning Programme approved by the Secretary of State.

14.	General Provisions relating to Budgets

14.1	Each Budget required under clauses 10 to 13 shall include:

14.1.1
an estimate in Pounds of the total cost of the applicable Programme and a sub-division of such total into each main classification and sub-classification of cost to provide a breakdown of the workscope into work elements in sufficient detail to allow adequate cost allocation and control.  The estimate for each such classification and sub-classification of cost shall be phased on an accrual basis and shall be shown by Quarter for the first Year and, where applicable, by Year for each subsequent Year of the Programme;

14.1.2
an estimate of the amount if in excess of one hundred thousand Pounds (£100,000) equivalent of each currency other than Pounds in which such total cost is to be paid, together with the exchange rates used.  Such estimate shall be phased by Quarter for the first Year and, where applicable, by Year for each subsequent Year of the Programme;

14.1.3	the amount of any escalation allowance added;

14.1.4	the amount of any contingency allowance added;

14.1.5	an estimate of the timing and value of AFEs;

14.1.6	an estimate of the cost and the total number of man-Months budgeted; and

14.1.7	a statement indicating which budget items, if any, are contingent upon the outcome of other budget items such as the testing of wells;

14.1.8
an estimate of all amounts over two hundred and fifty thousand Pounds (£250,000) per annum or is likely to exceed  five hundred thousand Pounds (£500,000) over its expected duration to be charged under any multi-field or multi-operator contract pursuant to clause 6.5.3.

14.2	In addition, each development Budget required under clause 11 shall include:

14.2.1	an estimate of funding currency requirements phased on a cash basis detailing Quarterly requirements for the first Year and annual requirements for each subsequent Year of the development; and

14.2.2
an estimate of the timing and value of commitments to be made under the development Budget identifying the total commitments under each main classification of cost as provided in clause 14.1.1 in each Quarter of the first Year and in each of the subsequent Years of the development.

14.3	In addition, each production Budget required under clause 12 shall be divided into capital expenditure and operating expenditure sections and shall include:

14.3.1	an estimate of payments under any major rental contracts and, where relevant, the production profile upon which these payments have been determined; and

14.3.2	in the capital expenditure section an estimate of the capital cost to complete activities brought forward commencing in the respective budget Year.

14.4	Each review of or amendment to a Budget as provided in clauses 10 to 13 shall include:

(a)	actual cash payments, net of Receipts and accruals to date;

(b)	actual commitments to date; and

(c)	revised estimates of all items detailed in clauses 14.1, 14.2 and 14.3 as appropriate.

14.5	The Operator may, with the prior approval of the Joint Operating Committee, transfer sums between Budget sub-classifications after Budgets have been approved.

15.	Sole Risk and Non-Consent

15.1	Sole Risk Projects

Any Participant may undertake any of the following types of project (each a “Sole Risk Project”) as a sole risk project subject to the following provisions of this clause:

(a)	subject to clause 15.4, sole risk seismic (including geochemical sampling, gravity and magnetic or other geophysical/geological surveying) (“Sole Risk Seismic”);

(b)	subject to clause 15.5, sole risk drilling (“Sole Risk Drilling”) consisting of:-

(i)
the drilling of an exploratory well or the deepening or side-tracking of a suspended well neither of such wells being inside the interpreted closure (according to the most recent information submitted to the Joint Operating Committee) of any geological structure or stratigraphic trap on which a well has been drilled in which Petroleum of potential commercial significance has been found to be present; or

(ii)
the drilling of an exploratory well or the deepening or side-tracking of a suspended well inside the interpreted closure (according to the most recent information submitted to the Joint Operating Committee) of any geological structure or stratigraphic trap on which a well has been drilled in which Petroleum of potentially commercial significance has been found to be present and which well is drilled, deepened or side-tracked to a different stratigraphic level to that in which such Petroleum was found to be present within that interpreted closure and which is not completed in the horizon in which such Petroleum was found to be present, provided always that the approval of the Joint Operating Committee shall be required before any such drilling, deepening or side-tracking is carried out; or

(iii)
the deepening or side-tracking of a well which is in the course of being drilled and which does not form part of a development Programme, provided always that, unless the Joint Operating Committee otherwise decides, any testing programmes by the Participants must have been carried out, the Participants informed of the results and a decision of the Joint Operating Committee taken to abandon the well before any such deepening or side-tracking is carried out; or

(iv)
the drilling of a well (“Appraisal Drilling”) inside the interpreted closure of any geological structure or stratigraphic trap on which a well has been drilled in which Petroleum has been found to be present;

(c)	subject to clause 15.7, sole risk testing and logging (“Sole Risk Testing”) consisting of:

(i)	the testing and logging of intervals by re-entering a suspended well, or

(ii)	the testing and logging of intervals in a well currently being drilled;

(d)	subject to clause 15.8, sole risk development (“Sole Risk Development”) consisting of the development of a Discovery.

15.2	General Conditions

15.2.1
Any Sole Risk Project shall be carried out at the sole risk, cost and expense of the Participant proposing such project and any other Participant electing to join such project in accordance with the terms of this clause (each being a “Sole Risk Participant”).  If a Sole Risk Project is undertaken by more than one Sole Risk Participant the interest in such Sole Risk Project including the risk, cost and rights and obligations pursuant to the Licence as it applies to such Sole Risk Project shall, subject to any subsequent adjustment in the case of Sole Risk Development pursuant to clause 15.8.8 or to full payment being made pursuant to clause 15.6.2, be borne by each Sole Risk Participant in the proportion that its Percentage Interest bears to the sum of the Percentage Interests of the Sole Risk Participants or in such other proportion as the Sole Risk Participants may agree (the “Sole Risk Interests”).

15.2.2
A Sole Risk Participant shall exercise all necessary precautions to ensure that a Sole Risk Project does not jeopardise, hinder or unreasonably interfere with the Joint Operations provided that a Sole Risk Development shall have priority over Joint Operations approved subsequent to the authorisation of such Sole Risk Development by the Secretary.

15.2.3
Subject to clauses 15.4.1(b) and 15.5.1(b), no Sole Risk Project may be carried out if it is substantially similar to or conflicts with all or part of any Programme approved by the Joint Operating Committee and which is still to be carried out at the commencement of the Sole Risk Project.

15.2.4	No Sole Risk Project may be carried out which would satisfy an outstanding Work Obligation unless all the Participants agree.

15.2.5	A Sole Risk Participant shall:

(a)
indemnify and hold harmless the other Participants (“Non-Sole Risk Participants”) against all actions, claims, demands and proceedings whatsoever brought by any third party (including without limitation any employee of the Sole Risk Participant) arising out of or in connection with the Sole Risk Project;

(b)	in so far as it may be within its control keep the Licence free from all liens, charges and encumbrances which might arise by reason of the conduct of the Sole Risk Project; and

(c)
further indemnify the Non-Sole Risk Participants against all damages, costs, losses and expenses whatsoever directly or indirectly caused to or incurred by them as a result of anything done or omitted to be done in the course of carrying out such Sole Risk Project, excepting only damage inflicted to the subsurface including any reservoir.

The approval of a Non-Sole Risk Participant to the conduct of a Sole Risk Project (whether or not such approval is required) shall not constitute a waiver of these provisions.

15.2.6
A Sole Risk Participant carrying out Sole Risk Drilling under clause 15.1(b)(iii) shall be entitled to use Joint Property for such Sole Risk Drilling unless the Joint Operating Committee otherwise decides within the period for response to the notice proposing such Sole Risk Drilling provided under clause 15.5.3.  A Sole Risk Participant wishing to use Joint Property for a Sole Risk Project other than as aforesaid shall give notice to all the Participants stating the purposes for which the Joint Property is to be used.  Within twenty-eight (28) days after such notice, the Joint Operating Committee shall decide whether such Sole Risk Participants shall be authorised to so use Joint Property.  In all cases, consent to the use of Joint Property shall not be unreasonably withheld, conditioned or delayed and any charges for such use shall be on a reasonable and equitable basis.

15.2.7
A Sole Risk Participant shall be entitled to use for a Sole Risk Project any data and information which it owns jointly with the Non-Sole Risk Participants.  Data and information obtained in respect of Sole Risk Seismic, Sole Risk Drilling and Sole Risk Testing shall remain the property of the Sole Risk Participant, until and in the event that one or more of the Non-Sole Risk Participants discharges in full its liability to the Sole Risk Participant under clauses 15.4.5, 15.6.2 or 15.7.6, as the case may be, when such data and information shall become the Joint Property of the Participants discharging such liability and the Sole Risk Participant.

15.2.8
A Sole Risk Participant shall make available promptly following completion of Sole Risk Drilling data and information obtained from such Sole Risk Drilling (but for the avoidance of doubt not data and information obtained from Sole Risk Seismic or Sole Risk Testing) and Non-Sole Risk Participants shall have the right on reasonable prior written notice to view but not to copy such data and information at the premises of the Sole Risk Participant within twenty-eight (28) days of receipt of notice from the Sole Risk Participant that such data and information is available for inspection and provided that such data and information shall be held strictly confidential by the Non-Sole Risk Participant.

15.2.9
Subject to any necessary consent of the Secretary, a Sole Risk Project shall be carried out by the Operator on behalf of the Sole Risk Participant under the provisions of this Agreement provided that, with the exception of any Sole Risk Project involving the use of Joint Property as provided under clause 15.2.6, if the Operator is not participating in the Sole Risk Project:-

(a)	in the case of Sole Risk Seismic, the Sole Risk Participant shall be entitled to carry out the Sole Risk Seismic itself;

(b)	in the case of Sole Risk Drilling, other than as set out in clause 15.1(b)(iii) the Operator may decline to carry out the Sole Risk Drilling;

(c)	in the case of Sole Risk Development, the Operator shall not carry out the Sole Risk Development unless all the Participants otherwise agree.

In any of such events the Sole Risk Project shall, subject to any necessary consent of the Secretary, be carried out by the Sole Risk Participant, or, if more than one Participant takes part in the Sole Risk Project, the Sole Risk Participant appointed by them and, in respect of the conduct of such Sole Risk Project, such Sole Risk Participant shall, unless the context otherwise requires, be deemed to be the Operator in respect of the independent application of this Agreement as provided in clause 15.2.10.

15.2.10	In connection with any Sole Risk Project:

(a)	the Sole Risk Project will be carried out under the overall supervision and control of a committee consisting of the Sole Risk Participants in lieu of the Joint Operating Committee;

(b)	the computation of costs and expenses of the Sole Risk Project incurred by the Sole Risk Participants shall be made in accordance with the principles set out in the Accounting Procedure;

(c)
the Operator or the Sole Risk Participant carrying out the Sole Risk Project shall maintain separate books, records and accounts (including bank accounts) for the Sole Risk Project which shall be subject to the same right of examination and audit by the Sole Risk Participants and, so long as they are entitled to elect to participate in the Sole Risk Project, the Non-Sole Risk Participants as those relating to the Joint Operations;

(d)	the costs and expenses of the Sole Risk Project shall not be reflected in the statements and billings rendered by the Operator for the Joint Operations;

(e)
if the Operator is carrying out a Sole Risk Project on behalf of a Sole Risk Participant, the Operator shall be entitled to make Cash Calls on the Sole Risk Participant in connection with the Sole Risk Project and shall not use Joint Account funds or be required to use its own funds for the purpose of paying the costs and expenses of the Sole Risk Project; furthermore the Operator shall not be obliged to commence or, having commenced, to continue the Sole Risk Project unless and until the relevant Advances have been received from the Sole Risk Participant; and

(f)
without prejudice to clause 15.8.9, where the context permits, and until the creation of a New Area pursuant to clause 9.10, the provisions of this Agreement (not including clauses 23 and 24) shall apply mutatis mutandis as between the Operator or the Sole Risk Participant carrying out the Sole Risk Project (as the case may be) and the Sole Risk Participants as if references to Percentage Interests were references to their Sole Risk Interests.

15.3	Selection of Sole Risk Projects

15.3.1
If any Participant wishes to propose the conduct of a Sole Risk Project other than Sole Risk Development and such Sole Risk Project will conflict with Sole Risk Seismic or Sole Risk Drilling or Sole Risk Testing proposed in accordance with clause 15.4 or clause 15.5 or clause 15.7, such Participant shall have the right for a period of five (5) days (or twenty-four (24) hours if the drilling equipment is on location), from receipt of the proposal notice issued pursuant to clauses 15.4.2, 15.5.2, 15.5.3, 15.7.2 or 15.7.3, as the case may be, to propose, by notice to all Participants, its alternate operation.  Such alternative proposal shall contain the information specified in clause 15.4.2, clause 15.5.2, clause 15.5.3, clauses 15.7.2 or 15.7.3, as the case may be.

15.3.2
Each of the Participants, other than the respective proposing Participants, shall elect by notice to the Operator whether or not to participate in any of the proposals.  Failure to so respond shall be deemed an election not to participate in any proposal.

15.3.3
The proposal receiving the largest aggregate Percentage Interest vote shall have priority over any other proposal.  If the vote is tied, the Operator shall select one of the proposals gaining the highest aggregate Percentage Interest vote.  The Operator shall notify the result of such voting and selection, as the case may be, to all the Participants.  Each Participant shall, within two (2) Working Days (or twenty four (24) hours if drilling equipment is on location) notify the Operator whether or not it wishes to participate in the successful proposal.  Any Participant failing to respond within such period shall be deemed to have elected not to participate.

15.3.4
If the Participants electing to participate in the successful proposal, together with the Participant proposing it, reach a Passmark, the successful proposal shall be carried out by the Operator as part of Joint Operations.

15.3.5
If the Participants electing to participate in the successful proposal, together with the Participant proposing it, do not reach a Passmark, the Operator shall (subject to clause 15.2.9) carry out the proposed operation on behalf of the proposing Participant and the Participants voting in favour of it in accordance with the provisions of clause 15.2.

15.4	Sole Risk Seismic

15.4.1	No Sole Risk Seismic may be proposed unless:

(a)
such seismic was proposed to the Joint Operating Committee at the time of consideration of the current exploration and appraisal Programme and Budget but was not included in such Programme and Budget; or

(b)
having been included in the current exploration and appraisal Programme and Budget the Joint Operating Committee has, where an AFE is required, voted against or failed to vote in favour of such AFE (or the relevant part of it) relating to such seismic within twenty-eight (28) days of submission of such AFE to the Participants provided that the decision of the Joint Operating Committee to change the timing of such seismic within the Year to which the current exploration and appraisal Programme relates shall not be a vote against the AFE for the purposes of this clause 15.4.1 (b); or

(c)
such seismic was proposed to the Joint Operating Committee in reasonably sufficient detail by way of amendment to the current exploration and appraisal Programme and Budget and the Joint Operating Committee has voted against or failed to vote in favour of such seismic within sixty (60) days of submission of such amendment to the Participants.

15.4.2	Subject to clause 15.4.1, if a Participant wishes to propose Sole Risk Seismic it shall give notice to the other Participants setting out:

(a)	the proposed area of such seismic including line locations (2D); and

(b)
all other relevant information including, but not limited to, the date on which it proposes that the operations should be started, such date  being not less than thirty (30) days and not more than one hundred and eighty (180) days from the date of notice.

Each of the Participants receiving such notice shall respond to it, by notice to the other Participants, within twenty-eight (28) days of receipt, electing whether or not to participate.  Any Participant failing to respond within the said twenty-eight (28) days shall be deemed to have elected not to participate.

15.4.3
If the Participants electing to participate, together with the Participant proposing the Sole Risk Seismic, reach a Passmark, the operations shall be carried out, in accordance with the said notice, by the Operator as part of the Joint Operations as if determined by the Joint Operating Committee and, if appropriate, the current relevant Programme  shall be deemed amended accordingly and the Operator shall promptly notify the Participants of the consequential amendments to the current relevant  Budget.

15.4.4
If the Participants electing to participate, together with the Participant proposing the Sole Risk Seismic, do not reach a Passmark, such Sole Risk Participants may within twenty-eight (28) days following the expiration of the notice given under clause 15.4.2 require the Operator (subject to clause 15.2.9) to undertake the Sole Risk Seismic.  The Sole Risk Seismic may not be commenced later than one hundred and eighty (180) days following such notice.

15.4.5
If any Participant which was a Non-Sole Risk Participant wishes at any time to acquire the data and information obtained from any Sole Risk Seismic, then such Non-Sole Risk Participant shall pay to the respective Sole Risk Participant (or if more than one Sole Risk Participant, in proportion to their respective Sole Risk Interests) an amount equal to five (5) times the amount it would have contributed to such Sole Risk Seismic had it originally participated in such Sole Risk Seismic.  Any Participant making such payment shall thereupon become a joint owner of such data and information.

15.5	Sole Risk Drilling

15.5.1	No Sole Risk Drilling under clause 15.1(b)(i), (ii) or (iv) may be proposed unless:

(a)
such drilling was proposed to the Joint Operating Committee at the time of the consideration of the current exploration and appraisal Programme and Budget but was not included in such Programme and Budget; or

(b)
having been included in the current exploration and appraisal Programme and Budget the Joint Operating Committee has voted against or failed to vote in favour of an AFE (or the relevant part of it) relating to such drilling within twenty-eight (28) days of submission of such AFE to the Participants provided that a decision by the Joint Operating Committee to change the timing of such drilling within the Year to which the current exploration and appraisal Programme and Budget relates shall not be a vote against the AFE for the purpose of this clause 15.5.1(b); or

(c)
such drilling was proposed to the Joint Operating Committee in reasonably sufficient detail by way of amendment to the current exploration and appraisal Programme and Budget and the Joint Operating Committee has voted against or failed to vote in favour of such drilling within sixty (60) days of submission of such amendment to the Participants; or

(d)
in the case only of Sole Risk Drilling under clause 15.1(b)(iv), the Joint Operating Committee has abandoned or completed its appraisal Programme in respect thereof and the Joint Operating Committee has voted against or failed to vote in favour of a proposal to instruct the Operator to prepare a development Programme in respect thereof and no Participant has given notice under clause 15.8.1 that it intends to prepare such a development Programme.

15.5.2	Subject to clause 15.5.1 if a Participant wishes to propose Sole Risk Drilling under clause 15.1(b) (i), (ii) or (iv) it shall give notice to the other Participants setting out:-

(a)	the proposed location, depth and stratigraphic objectives of such drilling; and

(b)
all other relevant information including, but not limited to, the date on which it proposes that operations should be started, such date being not less than sixty (60) nor more than one hundred and eighty (180) days from the date of the notice.

Each of the Participants receiving such a notice shall respond to it, by notice to the other Participants, within twenty-eight (28) days of receipt, electing whether or not to participate.  Any Participant failing to respond within the said twenty-eight (28) days shall be deemed to have elected not to participate.  Any Participant which believes that not all relevant information has been provided by the proposing party shall within the said twenty eight (28) days notify the proposing Participant as to what additional information it requires, acting reasonably, and no Participant which fails to notify such requirements within such twenty-eight (28) day period shall thereafter be entitled to object that the notice given under this clause failed to provide all relevant information.  If further information is provided, the recipient shall have fourteen (14) days from its receipt to elect whether or not to participate.

15.5.3
If a Participant wishes to propose Sole Risk Drilling under clause 15.1(b)(iii), such Participant shall give as much notice as possible to the other Participants stating whether it wishes to use Joint Property for such Sole Risk Drilling (and, if so, what items) and setting out such relevant information as is necessary in order to allow the other Participants to consider the proposal and elect whether or not to participate.  Each of the Participants receiving such a notice shall respond to it, by notice to the other Participants, within forty-eight (48) hours of receipt (or within such longer period as may be specified in the notice), electing whether or not to participate.  Any Participant failing to respond within the said period shall be deemed to have elected not to participate.

15.5.4
If the Participants electing to participate under clause 15.5.2 or clause 15.5.3, together with the Participant proposing the Sole Risk Drilling, reach a Passmark, the operations shall be carried out, in accordance with the said notice, by the Operator as part of the Joint Operations as if determined by the Joint Operating Committee and, if appropriate, the current relevant Programme shall be deemed amended accordingly and the Operator shall promptly notify the Participants of the consequential amendments to the current relevant Budget.

15.5.5
If the Participants electing to participate under clause 15.5.2 or clause 15.5.3, together with the Participant proposing the Sole Risk Drilling, do not reach a Passmark, such Sole Risk Participants may, subject to the provisos to clause 15.1(b)(ii) or (iii) in the case of Sole Risk Drilling under those provisions, within twenty-eight (28) days following the expiration of the said notice, if given under clause 15.5.2, or within forty-eight hours following the expiration of such notice if given under clause 15.5.3, require the Operator (subject to clause 15.2.9) to undertake the Sole Risk Drilling.  If such circumstance results from the Joint Operating Committee voting against or failing to vote in favour of an AFE under the current exploration and appraisal Programme, such Programme shall be deemed amended accordingly and the Operator shall promptly notify the Participants of the consequential amendments to the current exploration and appraisal Budget.  In the case of a notice given under clause 15.5.2, the Sole Risk Drilling may not be commenced later than one hundred and eighty (180) days following such notice. In the case of a notice given under clause 15.5.3, the Sole Risk Drilling may be commenced as soon as it is possible to do so without interference to the Joint Operations on that well.

15.6	Payments for Sole Risk Drilling

15.6.1
(a)If Sole Risk Drilling carried out under clause 15.1(b) (i), (ii) or (iii) has resulted in a particular Discovery, any Participant which was a Non-Sole Risk Participant in all or part of such Sole Risk Drilling and which wishes to participate in Appraisal Drilling relating to that Discovery, or, if no Appraisal Drilling is to be conducted, then in any development, may elect to do so by notice in writing to the existing Sole Risk Participants served:

(i)	within twelve (12) Months from the date of completion of the Sole Risk Drilling, or

(ii)	prior to the date of the spudding of a well in respect of such Appraisal Drilling relating to that Discovery, or

(iii)	within thirty (30) days after Joint Operating Committee approval of a development Programme and Budget in respect of that Discovery,

whichever is the earliest.

(b)
If Sole Risk Drilling has been carried out under clause 15.1(b)(iv) in respect of a particular Discovery, any Participant which was a Non-Sole Risk Participant in all or part of such Sole Risk Drilling may elect to participate in further Appraisal Drilling or in a development Programme relating to that Discovery by notice in writing to the existing Sole Risk Participants served:

(i)	within twelve (12) Months from the date of completion of the Sole Risk Drilling, or

(ii)	prior to the date of the spudding of a well in respect of such further Appraisal Drilling relating to that Discovery, or

(iii)	within thirty (30) days after Joint Operating Committee approval of a development Programme and Budget in respect of that Discovery,

whichever is the earliest.

(c)
Any Participant which was a Non-Sole Risk Participant and was entitled to give   notice under paragraph (a) or (b) above and fails to give such a notice within the periods specified therein shall not be entitled to participate in the development of that Discovery.

15.6.2
A Participant serving a notice as set out in clause 15.6.1(a) or (b) shall pay to the respective Sole Risk Participant (if more than one Participant, in proportion to their respective Percentage Interests in the Licence or in such other proportion as they may have agreed under clause 15.2.1):

(a)	an amount in respect of the costs of such Sole Risk Drilling (“Drilling Costs”); and

(b)
any costs relating to such Discovery incurred by the Sole Risk Parties since such Sole Risk Drilling and up to the date of the notice, (“Interim Costs”); equal to five (5) times its Percentage Interest share of such Drilling Costs and Interim Costs.  Such amount shall be paid, in cash in the currency or proportionately in the currencies in which the contributions for the costs and expenses would have been made to the Joint Account under paragraph 3.2 of the Accounting Procedure.  A Non-Sole Risk Participant making the requisite payment in full pursuant to this clause 15.6.2 to the Sole Risk Participant(s) shall be deemed to have elected to participate in the relevant Sole Risk Project to the extent of its Percentage Interest and the Sole Risk Interests will be adjusted accordingly.  Such Sole Risk Participant shall be liable for its Sole Risk Interest share of all costs and expenses, incurred on and after the date of the aforesaid notice under clause 15.6.1(a) or (b), relating to the Appraisal Drilling or development, as the case may be, and shall in addition be liable for the payment provided under clause 15.6.3.  A Non-Sole Risk Participant that does not make the above payment by the due time shall lose its rights to participate in any further operations relating to the Discovery and in any New Area created in relation to it.

15.6.3
Upon the Secretary authorising (whether by consenting or by approving or by serving a Development Plan) under Clause 17 of the Licence the commencement of the development of a Discovery in respect of which Sole Risk Drilling has been carried out, then any Non-Sole Risk Participant which has served notice under clause 15.6.1 and made the payments required under the provisions of clause 15.6.2 to one or more Sole Risk Participants in respect of that Discovery shall in addition be liable to pay to each of such Sole Risk Participants as are also participating in the development an amount in Pounds in respect of each Sole Risk Drilling operation in which it did not participate calculated in accordance with the following formula:-

A = B x C/D

where:

A =           the amount to be paid to a Sole Risk Participant in respect of a Sole Risk Drilling operation;

B =           the amount paid to that Sole Risk Participant in respect of such Sole Risk Drilling operation pursuant to clause 15.6.2 (any payment made pursuant to clause 15.6.2 in a currency other than Pounds being translated to Pounds at the Conversion Rate on the date of payment by the Non-Sole Risk Participant);

C =           the value of the Index on the date on which the Secretary authorised commencement of the development;

D =           the value of the Index on the date of termination of such Sole Risk Drilling operation;

and where the “Index” means the Index Numbers of Producer Prices published by National Statistics in the Monthly Digest of Statistics in table 18.9 under the heading “output of manufactured products”, provided that:

(i)	if the factor C/D is less than one (1), then the figure one (1) shall be substituted; and

(ii)	if the Index shall cease to be published, then the nearest equivalent index shall be used in lieu of it with any adjustments to it as may be appropriate.

15.6.4
Any liability which arises under clause 15.6.3 shall be satisfied by the Non-Sole Risk Participant paying to the Sole Risk Participant (if more than one Non-Sole Risk Participant, in proportion to the liability of each such Participant) amounts equal to the amounts of the Percentage Interest share of the Sole Risk Participant of the Invoices or Advances paid or payable under the relevant approved development Programme and Budget until the liability of the Non-Sole Risk Participant pursuant to clause 15.6.3 has been extinguished and such amounts shall be paid in Pounds to the Sole Risk Participant:-

(a)
within thirty-five (35) days of the date of the said authorisation in the case of Invoices or Advances paid prior to such date, and for the purpose of calculating the amount payable under this clause 15.6.4 (a)  any Invoice or Advance paid in a currency other than Pounds shall be translated to Pounds at the Conversion Rate on the date of the said authorisation; and

(b)
not less than two (2) Working Days before the due dates for payment of the Invoices or Advances in the case of Invoices or Advances to be paid subsequent to the date of the said authorisation, and for the purpose of calculating the amounts payable under this clause 15.6.4(b) any Invoice or Advance to be paid in a currency other than Pounds shall be translated to Pounds at the Conversion Rate on the fourth (4th) Working Day before the due date for payment of it.

In the event that any liability of the Non-Sole Risk Participant is not fully extinguished by the payments made in accordance with the foregoing provisions of this clause 15.6.4 any balance shall become immediately payable by the Non-Sole Risk Participant to the Sole Risk Participant within 30 days of receipt of a written demand to that effect from the Sole Risk Participant to the Non-Sole Risk Participant notified after the final Invoice or Cash Call to be issued under the relevant development Programme and Budget has been issued.

15.7	Sole Risk Testing

15.7.1	No Sole Risk Testing may be carried out unless:

(a)
in the case of testing under clause 15.1(c)(i) the intervals to be tested are not planned to be tested by another future well under any exploration and appraisal Programme and Budget already approved by the Joint Operating Committee at the time the Sole Risk Testing is proposed;

(b)
in the case of testing under clause 15.1(c)(ii) the Joint Operating Committee has voted against or failed to vote in favour of a proposal to instruct the Operator to carry out a testing programme in respect of the relevant intervals within the relevant well.

(c)
all drilling operations (which shall include Sole Risk Drilling) shall have been completed in respect of the relevant well (and in any testing programme where it is proposed to test one or more intervals in the relevant well as a Sole Risk Project and one or more intervals in the same well for the Joint Account, then the deepest such interval shall be tested first and thereafter each further proposed interval rising up the well, unless the Participants otherwise agree to an alternative testing programme in respect of the relevant intervals within the relevant well).

(d)
where Sole Risk Testing of one or more intervals in a well has been proposed concurrently with testing of other intervals in the same well for the Joint Account, flows of Petroleum, if any, from intervals tested under Sole Risk Testing can be and are measured separately from flows of Petroleum if any from intervals in the same well tested for the Joint Account.

15.7.2
If a Participant wishes to propose Sole Risk Testing under clause 15.1(c)(i), it shall give notice to the other Participants setting out all relevant information including the date on which it proposes that operations should be started, such date being not less than 60 days nor more than 180 days from the date of the notice.  Each of the Participants receiving such a notice shall respond to it, by notice to the other Participant, within twenty-eight (28) days of receipt, electing whether or not to participate.  Any Participant failing to respond within the said twenty-eight (28) days shall be deemed to have elected not to participate.

15.7.3
If a Participant wishes to propose Sole Risk Testing under clause 15.1(c)(ii), such Participant shall, upon completion of the drilling of the well and after the Joint Operating Committee has voted against testing of all or any such intervals within the said well, give notice to the other Participants setting out such relevant information as is necessary in order to allow the other Participants to consider the proposal and elect whether or not to participate.  Each of the Participants receiving such notice shall respond to it, by notice to the other Participants, within forty-eight (48) hours of receipt, electing whether or not to participate.  Any Participant failing to respond within the said period shall be deemed to have elected not to participate.

15.7.4
If the Participants electing to participate under clauses 15.7.2 or 15.7.3, together with the Participant proposing the Sole Risk Testing, reach a Passmark, the proposed Sole Risk Testing shall be carried out in accordance with the said notice by the Operator as Joint Operations  as if determined by the Joint Operating Committee and the then current Programme shall be deemed amended accordingly and the Operator shall promptly notify the Participants of the consequential amendments to the current relevant  Budget.

15.7.5
If the Participants electing to participate under clauses 15.7.2 or 15.7.3, together with the Participant proposing the Sole Risk Testing, do not reach a Passmark, such Sole Risk Participants may, subject to clause 15.2.9, request the Operator to undertake the Sole Risk Testing.  In the case of a notice given under clause 15.7.2 the Sole Risk Testing will be commenced on or as soon as possible after the date specified in the said notice and in any event not later than 180 days thereafter.  In the case of a notice given under clause 15.7.3 the Sole Risk Testing will be commenced as soon as it is possible to do so without interference to the Joint Operations on that well.

15.7.6
The results of and data pertaining to any Sole Risk Testing shall not be disclosed to any Non-Sole Risk Participant unless that Non-Sole Risk Participant has paid the Sole Risk Participant or Participants (if more than one in proportion to their respective Sole Risk Interests) an amount equal to five (5) times the amount it would have contributed to such Sole Risk Testing had it participated in the Sole Risk Testing in the first place, whereupon the data pertaining to the Sole Risk Testing shall become the joint property of the Participants discharging such liability and the Sole Risk Participant.

15.8	Sole Risk Development

15.8.1
In the event that a proposal is made to the Joint Operating Committee that a development Programme and Budget should be prepared for a particular Discovery, pursuant to clause 11.1.1 and such proposal is rejected then, provided that any appraisal Programme approved by the Joint Operating Committee and relating to that Discovery has been completed (but excluding any appraisal work included in an exploration and appraisal Programme and Budget if an AFE for it has been submitted to the Participants under clause 11.2 and the Joint Operating Committee has voted against or failed to vote in favour of such AFE within twenty-eight (28) days after submission), any Participant may give notice to the other Participants that it intends to prepare a development Programme and Budget for that Discovery.  Such Participant, together with such of the other Participants as within twenty-eight (28) days of such notice give counter-notice of their wish to participate in it, shall be entitled to proceed with the preparation of, and to submit such Programme and Budget for approval by, the Joint Operating Committee in accordance with clause 11.1.2.

15.8.2
If a development Programme and Budget prepared in accordance with clause 15.8.1, or a revised form of it, is approved by the Joint Operating Committee in accordance with clause 11.1.2, then the Participant or Participants which prepared the development Programme and Budget shall be entitled to charge all reasonable costs incurred in the preparation of it to the Joint Account together with interest calculated on a day to day basis at the rate of two percent (2%) above LIBOR from time to time from the date on which the costs were incurred to the date of repayment.

15.8.3
In the event that, following the submission to the Joint Operating Committee for a proposed development Programme and Budget for a particular Discovery in accordance with clause 11.1.2, the Joint Operating Committee does not approve such development Programme and Budget within the period provided in that clause, then any Participant may serve notice on the other Participants of its intention to develop the Discovery at sole risk.  Such notice shall be accompanied by details of its proposed development Programme and Budget.  The other Participants may (subject to clause 15.6.2 where the Discovery resulted from Sole Risk Drilling) give counter-notice that they wish to participate in the development:-

(a)
within twenty-eight (28) days of such notice if the proposed development Programme and Budget is the same as, or substantially similar to, that which was not approved by the Joint Operating Committee; or

(b)	within ninety (90) days of such notice if the proposed development Programme and Budget is substantially different from that which was not approved by the Joint Operating Committee.

15.8.4
If all the other Participants elect to participate under clause 15.8.3 the Participants shall proceed with the development in accordance with such development Programme and Budget and the provisions of clause 11.1.4 shall apply upon the Secretary authorising (whether by consenting or by approving or by serving a Development Plan) the commencement of the development. The Participants which prepared the development Programme and Budget shall be entitled to charge all reasonable costs incurred in its preparation to the Joint Account relating to that Discovery together with interest calculated on a day to day basis at the rate of two per cent (2%) above LIBOR from time to time from the date on which the costs were incurred to the date of repayment.  Where less than all the Participants elect to participate under clause 15.8.3 the Participants which proposed the development Programme and Budget shall be entitled to charge all reasonable costs incurred in the preparation of it to the Participants electing to participate together with interest at the rate specified in the previous sentence.

15.8.5
In the event that, following approval by the Joint Operating Committee of a development Programme and Budget pursuant to clause 11.1.3 or following any notice served under clause 15.8.3, less than all the Participants, or in the case of clause 15.8.3 less than all the Non-Sole Risk Participants, elect to participate in the development of a Discovery within the periods respectively provided in those clauses, those Participants which elected to participate, or in the case of clause 15.8.3 the Sole Risk Participants and those Non-Sole Risk Participants which elected to participate, shall be entitled to proceed with the development of the Discovery at their sole risk in accordance with the relevant development Programme and Budget provided that if, upon the Secretary authorising (whether by consenting or by approving or by serving a Development Plan) the commencement of the development, such development Programme and Budget has been or is required to be materially amended (which shall for the avoidance of doubt include any change in the date of commencement of the development or the rate at which Petroleum may be produced) then the Participants participating in the development shall as soon as practicable following such authorisation give notice to the other Participants of such amendments and within twenty-eight (28) days of such notice:-

(a)	any of the Participants participating in the development of the Discovery may by notice to all the other Participants, elect not to proceed with the development; and/or

(b)
any of the Participants not participating in the development of the Discovery may, by notice to all the other Participants elect to do so. On such election such Participant shall pay to the respective Sole Risk Participant (if more than one, in proportion to their respective Percentage Interests in the Sole Risk Project or such other proportion as they may have agreed) an amount equal to the reasonable costs incurred in the preparation of the Development Plan together with interest calculated on a day to day basis at the rate of two per cent (2%) above LIBOR from time to time from the date on which the costs were incurred to the date of repayment.

Those Participants which, at the expiry of the said period of twenty-eight (28) days, are participating in the development shall be obliged to carry it out.

15.8.6
In the event that, following the Secretary authorising (whether by consenting or by approving or by serving a Development Plan) the commencement of a development in which all the Participants are participating, any of the Participant elects not to proceed with the development under clause 11.1.4, the other Participants shall be entitled to proceed with the development in accordance with the approved development Programme and Budget (as amended) and, if they do so proceed, shall be obligated to carry out the development.

15.8.7
In the event that less than all the Participants participate in the development of a Discovery in respect of which no Sole Risk Drilling has been carried out then, unless the Participants participating in such development unanimously agree otherwise, the Percentage Interest of each Participant in such development shall be in proportion to its Percentage Interest in the Licence.

15.8.8
In the event that less than all the Participants participate in the development of a Discovery in respect of which Sole Risk Drilling has been carried out then, unless the Participants participating in such development unanimously agree otherwise:-

(a)
if the Participant which participated in the first such Sole Risk Drilling (for the purposes of this clause 15.8.8 “Original Sole Risk Participant”) or if more than one such Participant, all such Participants, participate in the development, then the Percentage Interest of each Participant which was not an Original Sole Risk Participant in such development shall equal its Percentage Interest in the Licence, and the remaining Percentage Interest in the development shall be held by the Original Sole Risk Participant (if more than one, in proportion to their Sole Risk Interests); or

(b)
if less than all the Original Sole Risk Participants participate in the development, then the calculation under (i) above shall first be performed as though all the Original Sole Risk Participants were participating.  The Percentage Interests in such development of those Original Sole Risk Participants who do not participate shall then be allocated to all the participating Participants, in proportion to the Percentage Interests obtained in such preliminary calculation.

(c)	any Participant which does not participate in the development of a Discovery shall have no further rights in such development.

15.8.9
Sole Risk Development will in respect of the areas comprised in the development be regarded as creating a New Area and the provisions of clause 9.10 shall apply to it.  For the purposes of any application of Clauses 4, 5 or 6 of the Licence, the Participants agree that, in the event of the creation of any New Area during the term of the Licence, the surface area above such New Area will, to the extent permitted under the Licence, be included in the part of the Licence Area to which the Licence is to continue to apply during the Second Term or any Further Term subject to the surface areas above any area comprised in any development carried out under the Joint Operations and authorised by the Secretary prior to his authorisation of the Sole Risk Development having priority.

15.8.10
The Participants recognise that it is possible that more than one development Programme and Budget may be proposed under clause 15.8.3 for the development of the Discovery at sole risk and that such proposals may conflict.  In such event, the Participants shall meet to discuss such a deadlock and seek in good faith to resolve the matter.  Notwithstanding any other provision of this Agreement, no Participant shall be entitled to proceed with the development of the Discovery as a Sole Risk Project until such deadlock has been resolved to the satisfaction of each of the Participants.

15.9	Non-Consent

15.9.1	Nothing contained in this clause 15.9 shall relieve any Party from its Percentage Interest share of all costs associated with the performance of Work Obligations.

15.9.2
Subject to Clause 15.9.1, if any Party votes against an AFE submitted to the Joint Operating Committee under an exploration or appraisal Programme and Budget pursuant to clauses 10 and 11 in respect of any operation of the nature described in clause 15.1(b)(i), (ii), (iii) or (iv) (a “Drilling Operation”) and, notwithstanding such vote, such AFE is approved by the Joint Operating Committee, then that Party shall have the right, by giving notice to all other Parties within seven (7) days (or in the case of an operation of the nature described in Clause 15.1(b)(iii), within twenty four (24) hours) of being notified of the approval of such AFE, to elect not to participate in the Drilling Operation.  The Operator shall then promptly advise all Parties who have approved the Drilling Operation AFE (the “Electing Parties”) of the aggregate respective Percentage Interests of the Parties who have elected not to participate in the Drilling Operation AFE (the “Non-Electing Parties”).

15.9.3
Within fourteen (14) days (or within twenty-four (24) hours in the case of an operation of the nature described in Clause 15.1(b)(iii)) of such notification by the Operator under this clause 15.9.2, each of the Electing Parties shall have the right but not the obligation, to assume that proportion of the respective Percentage Interests of the Non-Electing Parties in the Drilling Operation which the respective Percentage Interests of such Electing Party bears to the total of the respective Percentage Interests of all Electing Parties or such greater proportion as may not be taken up by any other Electing Party.  If the Electing Parties decline to assume all of the interests of the Non-Electing Parties, the Drilling Operation shall not be conducted and the said Programme and Budget shall be amended correspondingly.  If the Electing Parties (or any of them) assume all of the respective Percentage Interests of the Non-Electing Parties in the Drilling Operation (whether in the aforesaid proportions or otherwise):

(i)	the Operator shall commence such Drilling Operation within the period covered by the said Programme and Budget; and

(ii)
the provisions of Clauses 15.2.1 to 15.2.6 inclusive, Clauses 15.2.7 to 15..2.10 inclusive, Clause 15.6 and 15.8.8 to 15.8.10 inclusive, shall apply, mutatis mutandis. to such Drilling Operation with the Electing Parties being deemed to be the Sole Risk Parties, the Non Electing Parties being deemed to be the Non Sole Risk Parties, the Operator being deemed to be the Sole Risk Operator and such Drilling Operation being deemed Sole Risk Drilling under clause 15.1.

16.	Costs and Accounting

16.1	The Accounting Procedure

The Accounting Procedure is hereby made part of this Agreement.  In the event of any conflict between any provision in the main body of this Agreement and any provision in the Accounting Procedure, the provision in the main body shall prevail.

17.	Default

17.1	Notice of Default

If any Participant (“Defaulting Participant”) fails to pay in full its share of any Invoice or Advance by the due date in accordance with paragraph 4.4 or paragraph 4.6 of the Accounting Procedure or is in Default (as such term is defined in the Decommissioning Security Agreement) the Operator shall as soon as practicable give notice to all the Participants of such default and the date of its commencement (a “Default Notice”).

17.2	Failure to Pay

If the Defaulting Participant fails to pay in full its share of any Invoice or Advance by the due date in accordance with paragraph 4.4 or paragraph 4.6 of the Accounting Procedure then (except where such Invoice or Advance relates to the costs of Decommissioning in which case the provisions of the Decommissioning Security Agreement shall apply):-

(a)
with the exception of the Defaulting Participant each Participant (“Non-Defaulting Participant”) shall contribute, in accordance with this clause 17.2, a share of the amount in default in the proportion that its Percentage Interest bears to the total of the Percentage Interests of the Non-Defaulting Participants and pending receipt of such additional contributions the Operator shall make arrangements to meet any commitments falling due by borrowing the necessary finance or by making the necessary finance available itself and all costs of any such finance shall be charged to the Non-Defaulting Participants; finance made available by the Operator shall bear interest calculated on a day to day basis at a rate equal to two (2) per cent above LIBOR from time to time;

(b)
within three (3) Working Days following the date of service of the Default Notice, the Operator shall notify all the Participants of the liability of each of the Non-Defaulting Participants to contribute to the amount in default and shall make a further Cash Call or issue a further Invoice accordingly to take effect on the expiry of the six (6) Working Days specified in clause 17.2(c) or on such later date as the Joint Operating Committee may decide; and

(c)
if such default continues for more than six (6) Working Days after the date of service of the Default Notice each of the Non-Defaulting Participants shall on the Working Day next following such sixth or later agreed Working Day pay the amount notified under clause 17.2(b), and thereafter shall continue to pay, in addition to its share of subsequent Advances or Invoices, the same proportion of that part of all such subsequent Advances or Invoices attributable to the Defaulting Participant until such time as the Defaulting Participant has remedied its default in full or until forfeiture of its interest pursuant to clause 17.6,  and failure by any Participant to make such payments shall likewise and with the same results render that Participant in default.

17.3	Remedy of Default

17.3.1
The Defaulting Participant shall have the right to remedy the default at any time prior to forfeiture of its interest pursuant to clause 17.6, by payment in full to the Operator or, if the Non-Defaulting Participants have paid any amounts under clause 17.2(c), the Non-Defaulting Participants, in proportion to the amounts so paid by them, of all amounts in respect of which the Defaulting Participant is in default, together with interest thereon calculated on a day to day basis at a rate equal to the rate stipulated from time to time under the Late Payment of Commercial Debts (Interest) Act 1998, from and including the due date for payment of such amounts until the actual date of payment.

17.3.2
If the default is remedied in accordance with clause 17.3.1, the Defaulting Participant shall (from the day after the date on which the default is remedied) have restored to it the right to take in kind and dispose of its Percentage Interest share of Petroleum subject to any lifting procedures, but for the avoidance of doubt shall not be entitled to receive or be compensated for any Petroleum sold by the Operator on its behalf pursuant to clause 17.4 during any period in which it was in default.

17.4	Disposal of Petroleum

If any default continues for more than six (6) Working Days after the date of notification by the Operator under clause 17.1 then, for so long as the default so continues, the Defaulting Participant shall not be entitled to take in kind and dispose of its Percentage Interest share of Petroleum which shall instead be taken in kind and disposed of on behalf of the Defaulting Participant by the Operator and the actual proceeds of such sale (after the deduction of any costs incurred by the Operator in respect of such sale) shall be applied as follows:

(a)
first to discharge the liability of the Defaulting Participant to the Non-Defaulting Participants as specified in clause 17.3 (by application to first the interest and then the principal), in the proportions in which their respective Percentage Interests bear to the total of such liability; and

(b)
if any proceeds remain in the hands of the Operator after all liabilities arising under clause 17.3 have been settled, to discharge any outstanding liability of the Defaulting Participant to make provision for the costs of Decommissioning under the Decommissioning Security Agreement; and

(c)
if any proceeds remain in the hands of the Operator after all liabilities arising under clauses 17.4 (a) and 17.4 (b) have been settled, the Operator shall transfer such proceeds promptly to the Defaulting Participant.

17.5	Rights under this Agreement suspended

17.5.1
After service of a Default Notice and during the continuation of any default the Defaulting Participant shall not be entitled to be represented at meetings of the Joint Operating Committee or any sub-committee of it nor to vote thereat and clause 9.8.2 shall apply in relation to any matters requiring the consent or approval of Participants under this Agreement, subject to the following provisions:

(a)
in respect of any decision to conduct operations of the type described in clause 15.1, whether proposed as a Sole Risk Operation or proposed to the Joint Operating Committee as Joint Operations,  the Non-Defaulting Participants shall be entitled to proceed with such operation as a Sole Risk operation with the Non-Defaulting Participants being deemed to be the Sole Risk Participants and the Defaulting Participant being the Non-Sole Risk Participant;

(b)
for any decision requiring the consent or approval of all Participants (including for the avoidance of doubt the approval of any transfer pursuant to clause 23), the consent or approval of the Defaulting Participant shall not be required and the consent or approval of all Non-Defaulting Participants shall be sufficient to decide the matter;

(c)
the Defaulting Participant shall be bound by decisions of the Joint Operating Committee or, where this Agreement requires unanimity, by decisions of all of the Non-Defaulting Participants, made during the continuation of the default.

17.5.2
After service of a Default Notice and during the continuation of any default the Defaulting Party shall have no further access to any data and information relating to the Joint Operations other than such information or data as may be necessary to enable the Defaulting Party to remedy its default.

17.5.3
After service of a Default Notice and during the continuation of any default the Defaulting Party shall not be entitled to withdraw pursuant to clause 24 and shall be entitled to transfer all or any part of its interest pursuant to clause 23 only if its default is remedied prior to such transfer.

17.6	Forfeiture of interest

17.6.1
Subject to the remaining provisions of this clause 17.6, in the event that the default continues for more than sixty (60) days or thirty (30) days if such default occurs in respect of an Invoice or Cash Call issued by the Operator in respect of an exploration well from the date of service of a Default Notice in respect of a single default (or for a cumulative period of sixty (60) days in respect of a number of defaults within any twelve successive calendar months) then each of the Non-Defaulting Participants who at the expiration of the applicable period stated above, has fully complied with its obligation to make payment under Clause 17.2 (c), shall have the right to have forfeited to it and to acquire, by notice to the other Participants, the interest of the Defaulting Participant in the Licence (in so far as it relates to the Licence Area) and in and under this Agreement or, if any other Non-Defaulting Participant exercises such right within thirty (30) days after the first notice of exercise, its proportionate share of the interest of the Defaulting Participant in the Licence (in so far as it relates to the Licence Area) and in and under this Agreement, such share being the proportion which its Percentage Interest bears to the total Percentage Interests of the Non-Defaulting Participants exercising such right (or as the Non –Defaulting Participants exercising such right may otherwise agree).

17.6.2
Until any Non-Defaulting Participant exercises such right as is mentioned in clause 17.6.1 then, without prejudice to any rights of the Non-Defaulting Participants, and unless all the Non-Defaulting Participants agree to abandon the Joint Operations, the Joint Operations shall continue and the Operator shall continue to apply the provisions of clause 17.4.

17.6.3	Any forfeiture of the interest of the Defaulting Participant in the Licence (in so far as it relates to the Licence Area) and in and under this Agreement pursuant to clause 17.6.1 shall be:

(a)	subject to any necessary consent of the Secretary;

(b)	without prejudice to any other rights of each Participant other than the Defaulting Participant;

(c)	acquired as beneficial owner or owners free of any charges and encumbrances (other than rent and royalty under the Licence); and

(d)	effective as of the date of the forfeiture.

17.6.4
Upon forfeiture and acquisition of the interest of a Defaulting Participant under clause 17.6.1, a Defaulting Participant shall promptly join in such actions as may be necessary or desirable to obtain any necessary consent of the Secretary and shall execute and deliver any and all documents necessary to effect any such forfeiture and acquisition, and all costs and expenses pertaining to any such forfeiture  and acquisition (including for the avoidance of doubt any stamp duty or stamp duty land tax incurred on the documents executed to effect such forfeiture and acquisition) shall be the responsibility of the Defaulting Participant.

17.7	Power of Attorney

The Defaulting Participant appoints the Operator to be its attorney for the purposes of:

(a)	taking and disposing on its behalf of its Percentage Interest share of any Petroleum and applying the proceeds as set out in clause 17.4;

(b)	taking such actions as may be necessary or desirable to obtain any necessary consent of the Secretary to a forfeiture pursuant to clause 17.6.2; and

(c)	executing and delivering on its behalf and in its name any and all documents necessary to effect any such forfeiture and acquisition;

and all costs and expenses pertaining to any such forfeiture and acquisition(including for the avoidance of doubt any stamp duty or stamp duty land tax incurred on the documents executed to effect such forfeiture and acquisition) shall be the responsibility of the Defaulting Participant.

17.8	Default by the Operator

If the Participant acting as Operator fails to pay in full its share of any Invoice or Advance by the due date in accordance with paragraph 4.4 or paragraph 4.6 of the Accounting Procedure or is in Default (as defined in the Decommissioning Security Agreement) then the Non-Operator having the largest Percentage Interest (and in the event of two or more such Non-Operators with identical Percentage Interests that Non-Operator having held such Percentage Interest for the longest time) shall be entitled to and shall exercise all of the powers of the Operator under this clause 17 in respect of such default, including without limitation the power of attorney in this clause 17.8.

18.	Disposal of Petroleum

Subject to clauses 15 and 17, in respect of the development of any Discovery:-

(a)
each of the Participants shall have the right to take in kind and separately dispose of its Percentage Interest share in the total quantities of Petroleum available under this Agreement, provided always that the Operator shall have the right to use in any Joint Operations  as much of such Petroleum as may be needed by it for that purpose and the quantities to be so used shall be excluded from the estimates to be provided by the Operator; and

(b)	each of the Participants shall have the obligation to take in kind and separately dispose of its Percentage Interest share in all Petroleum produced;

(c)
the Participants which have or may have Percentage Interests in respect of such development shall prior to the commencement of production agree allocation, attribution and lifting procedures to reflect the principles set out at paragraphs (a) and (b) of this clause 18.

19.	Data and Confidentiality

19.1	Confidential Data and Information

All data and information acquired or received by any Participant (including by the Participant acting in the capacity of Operator) under this Agreement shall be held confidential by such Participant during the continuance of this Agreement and for a period of five (5) years thereafter and shall not be divulged in any way to any third party, without the prior written approval of all the other Participants provided that:-

(a)	any Participant (including the Participant acting in the capacity of Operator) may, without such approval, disclose such data and information:-

(i)
to the extent required by the Acts, the Licence, any other applicable Legislation or by any government, statutory or regulatory body or to comply with the rules of a recognised stock exchange or the Stock Exchange Commission of the United States of America;

(ii)	to the extent that it is already lawfully known to the Participant at the date of disclosure under no obligation of confidentiality;

(iii)	to the extent that it is in the public domain or enters into the public domain except by breach of this Agreement; or

(iv)	to the extent that it becomes available to the Participant through a third party which expressly represents that it is under no obligation of confidentiality in respect of it;

(b)	any Participant (including the Participant acting in the capacity of Operator) may, subject to clause 19.1 (c), disclose such data and information to:

(i)	its employees, directors, officers and contractor personnel;

(ii)
any Affiliate of such Participant and its employees, directors, officers and contractor personnel provided that the Participant shall be responsible for the acts of such Affiliate and its employees, directors, officers and contractor personnel in respect of such data and information as if they were its own; or

(iii)	any bona fide intended assignee of such Participant, or bona fide intended purchaser of the shares in such Participant or in a holding company of such Participant; or

(iv)	any outside professional consultants; or

(v)	any bank or financial institution from whom such Participant is seeking or obtaining finance; or

(vi)	any insurer or insurance broker from which such Participant is seeking insurance.

(c)
Before disclosing any such data or information to any person under the provisions of clause 19.1 (b), the Participant shall procure that the proposed recipient of such Information is (i) made aware of the terms of this Agreement, and (ii) except where disclosure is made under the provisions of clause 19.1(b) (i) or (ii), is bound to the Participant to maintain confidentiality of such data or information by professional confidentiality or on terms no less onerous than those set out in this clause.

(d)	The Operator may disclose such data and information to:

(i)	such persons as may be necessary in connection with the conduct of the Joint Operations;

(ii)
any party requesting a release pursuant to the provisions of the Guidelines for Release of Proprietary Seismic Data agreed between the Secretary of State and Oil and Gas UK, provided that such party executes a seismic release agreement substantially in the form of the industry standard seismic release agreement published from time to time by Oil and Gas UK.

(e)	In the event of any Participant ceasing to hold a Percentage Interest, such Participant shall nevertheless remain bound by this clause 19.1.

19.2	Trading Rights

The Operator may, with the prior written approval of all the Participants and on such terms and conditions as they may determine, exchange any such data and information for other similar data and information and the Operator shall promptly provide all the Participants with a conformed copy of the agreement relating to such exchange and all such other data and information.  In any event, the Operator shall enter into such trade or exchange agreements for and on behalf of itself and the other Participants and shall obtain an undertaking in substantially the same terms as clause 19.1 from any third party to such trade.   Notwithstanding the foregoing provisions of this clause 19, if any Participant is also the owner or part owner of such other data and information it shall not be entitled to prevent an exchange which has been approved by all the other Participants.

19.3	Licensed Data

Where the Joint Operating Committee authorises the Operator to obtain a licence of data (including inter alia seismic data), the following principles shall apply unless otherwise unanimously agreed by the Participants:

19.3.1
subject to clause 19.3.2 below, in the case of newly licensed data, the cost of the original aggregate licence fee shall be apportioned between the Participants in proportion to their Percentage Interests (excluding any Participant that is already licensed to use the data in question in relation to Joint Operations);

19.3.2
any assignee of a Percentage Interest will be jointly and severally liable with the assignor for the full amount of any fee payable by the licensee as a result of such assignment and/or as a result of the access to or use of the licensed data by such assignee; and

19.3.3
where any Participant is subject to a direct or indirect change of control, such Participant shall be liable for the full amount of any fee payable by the licensee as a result of such change of control.

20.	Public Announcements

20.1
Subject to clause 20.2, the Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Joint Operations provided always that no such public announcement or statement shall be issued or made unless all the Participants have been furnished with a copy in advance and the approval of the Joint Operating Committee has been obtained, except that the Operator shall not be prohibited from making such public announcements as it may think appropriate in the case of serious incidents of personal injury or pollution where obtaining the consent of the Joint Operating Committee is not practicable but shall promptly furnish all the Participants with a copy thereof.

20.2
If any Participant shall itself wish to issue or make any public announcement or statement regarding this Agreement or the Joint Operations it shall not do so unless it furnishes all the Participants with a copy of such announcement or statement in advance and obtains the approval of the Joint Operating Committee provided that, notwithstanding any failure to obtain such approval, no Participant or any Affiliate of such Participant shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with any applicable law or the regulations of a recognised stock exchange or the Securities and Exchange Commission of the United States.  The Participants issuing or making any such announcement or statement shall, contemporaneously with the issuing or making thereof, provide a copy to each other Participant.

21.	Outgoings and Grants

21.1	Outgoings
The Participants shall be liable for the payment of their respective Percentage Interest shares of all sums which may be properly payable under the Acts and the Licence provided that to the extent permitted by the Acts and the Licence, the Operator shall pay all such sums excepting royalties from the Joint Account. Each Participant shall be responsible for the settlement of its own royalties in accordance with the provisions of the Licence.

21.2	Grants

Grants received by any of the Participants from any governmental agency or body in the United Kingdom or of the European Union in respect of their respective expenditures made pursuant to this Agreement will be retained by the Participant receiving them.  The Operator shall supply to any Participant applying for a grant, at the sole cost of the Participant requiring it, all requisite data and information which such Participant may reasonably require for the purpose.

21.3	Emissions allowances and credits

Prior to the start of production under any development the Participants shall consider how to deal with any allowances or credits in respect of the emission of any substance into the environment which are issued to the Operator in respect of the Field or any Joint Property and shall develop procedures for the allocation and/or disposal of any such allowances or credits not required for Joint Operations and, without prejudice to the right and obligation of the Operator to purchase such allowances or credits as may be necessary to comply with its obligations under clause 6.2.2,  for the purchase or other provision of additional allowances or credits where insufficient allowances and credits are issued to the Operator for the purposes of Joint Operations.

22.	Covenant, Undertaking and Relationship

22.1	Covenant and Undertaking

Without prejudice to the overriding responsibility of the Operator under clause 6.2.2, each Participant hereby covenants and undertakes with each other Participant that it will comply with all the applicable provisions and requirements of the Acts and the Licence and will do all such acts and things within its control as may be necessary to keep and maintain the Licence in force and effect.

22.2	Relationship

22.2.1
The liability of the Participants hereunder shall be several and not joint or collective and each Participant shall be responsible only for its individual obligations hereunder.  It is expressly agreed that it is not the purpose or intention of this Agreement to create, nor shall it be construed as creating, any mining partnership, commercial partnership or other partnership.

22.2.2
Subject to clauses 6.2.4, 8.3.3 and 19.3, each Participant agrees to indemnify and keep each other Participant indemnified, to the extent of its Percentage Interest share, for any claim by or liability to (including any costs and expenses necessarily incurred in respect of such claim or liability) any person not being a Participant hereto, arising from or in connection with the Joint Operations including (without prejudice to the generality of the foregoing) any such claim or liability resulting from the actual negligence of any Participant but excluding any such claim or liability which is caused by the Wilful Misconduct of any Participant.  In the case of any such claim or liability which is caused by the Wilful Misconduct of a Participant, such Participant shall indemnify and defend the other Participants and hold them harmless against such claim or liability (including any award of damages and any legal or other costs and expenses incurred in respect of such claims or liability) but in no event or circumstance whatever (including Wilful Misconduct) shall such Participant be liable for any Consequential Loss of another Participant.

22.2.3	In respect of any representative of a Participant exercising its rights of access under clause 7.3 in any offshore site where Joint Operations are being conducted:

(a)
the Participant shall be responsible for and shall defend, indemnify,  and hold harmless the other Participants, the Operator, its Affiliates and their respective directors, officers and employees (including agency personnel) from and against  any loss, damage, claim or liability (including any award of damages and any legal or other costs and expenses incurred in respect of such claim or liability) in respect of loss of or damage to the property of and personal injury (including death or disease) to such representative, irrespective of negligence and/or breach of duty (whether statutory or otherwise) on the part of any indemnified person except only for any loss, damage, claim or liability resulting from the Wilful Misconduct of the indemnified person; and

(b)
any loss, damage, claim or liability (including any award of damages and any legal or other costs and expenses incurred in respect of such claim or liability) in respect of loss of or damage to Joint Property or property of the other Participants, the Operator, its Affiliates and their respective directors, officers and employees (including agency personnel)or personal injury (including death or disease) to such persons arising out of or connected to the visit of such representative shall be treated as arising from or in connection with Joint Operations for the purposes of clause 22.2.2.

22.3	Ethical Behaviour

22.3.1
Each Participant represents that it shall and, as far as practicable procure that, its respective Representatives shall, comply with the Applicable Corruption Law with respect to all Matters. The remaining provisions of this Clause 22.3 are without prejudice to the generality of the foregoing.

22.3.2
Each Participant represents that it and its employees will have been given adequate training and informed of their obligations in relation to the Applicable Corruption Law and that such Participant will have in place adequate policies and procedures in relation to business ethics and conduct and reporting and investigating suspected violations which are compliant with Applicable Corruption Law and that it will have used reasonable endeavours to ensure in relation to all Matters that all its other Representatives comply with Applicable Corruption Law and will have in place adequate policies and procedures in relation to business ethics and conduct and reporting and investigating suspected violations which are compliant with Applicable Corruption Law.

22.3.3	Each Participant represents that to the best of its knowledge and belief neither it nor any of its Representatives:

(a)	has at any time been found by a court to have breached Applicable Corruption Law; nor

(b)	is being investigated for engaging in any conduct with respect to Matters which would constitute a breach of Applicable Corruption Law.

22.3.4
Each Participant represents, warrants and covenants that if at any time it becomes aware that any of the circumstances set out in Clause 22.3.1, 22.3.2 or 22.3.3 are not as it has confirmed it will notify all other Participant immediately in writing and will promptly take all such steps as may be necessary and/or requested by the other Participant to ensure minimum adverse effect on this Agreement.

22.3.5
In this Clause 22.3 the words “to the best of its knowledge and belief” shall refer only to those matters within the direct knowledge and belief of the relevant Participant and its employees and shall not (unless expressly and reasonably so requested by another Participant) require that the relevant Participant shall have carried out any enquiries or have conducted any monitoring of the activities of any of its Representatives.

22.3.6
In the event of a breach by any Participant of any of Sub-Clauses 22.3.1 to 22.3.4, the Participant in breach shall immediately take such action as is necessary to remedy the breach.  Without prejudice to any other express remedies referred to elsewhere in this Agreement or any rights or remedies available at law or in equity, in the event a Participant breaches any of Sub-Clauses 22.3.1 to 22.3.4, each other Participant has the right to take whatever action it deems appropriate if, acting reasonably, it deems such termination necessary to avoid damage to its reputation or to avoid criminal or other sanctions by the relevant authorities and shall not be liable to pay any compensation to the other Participants for loss of profits or loss of goodwill or for any other loss or damage howsoever arising as a result of the termination under this Clause 22.3.6.

22.3.7
In the event that any Participant may be in breach of this Clause 22.3, each such Participant indemnifies and holds each of the other Participant harmless from and against any and all claims, damages, liabilities, losses, penalties, costs and expenses, other than Consequential Loss, suffered by each such indemnified Participant arising from or related to, any breach by the indemnifying Participant of this Clause 22.3.

23.	Assignment and Encumbrance

23.1	Restriction

No transfer of any interest under the Licence (in so far as it relates to the Licence Area) or this Agreement shall be made by any Participant otherwise than in respect of an undivided interest in all or part of its interest in the Licence (in so far as it relates to the Licence Area) and in and under this Agreement (so that any such transfer shall include all or a corresponding part of any interest of such Participant in a Sole Risk Project) in accordance with the following provisions of this clause or the provisions of clause 24.

23.2	Conditions

No transfer shall be effective or binding upon the Participants unless the remaining, non-transferring Participants shall each have consented to such transfer in writing (which consent may only be withheld on grounds that the financial responsibility and technical capability of the proposed transferee to discharge the obligations under this Agreement as they relate to the interest to be transferred has not been adequately demonstrated).

23.3	Effective Date

No transfer shall be effective or binding upon the Participants until the date upon which each of the following has occurred:

(a)	any necessary consent and approval of the Secretary to such transfer shall have been obtained and evidence of it furnished to all the Participants by the transferring Participant; and

(b)
all Participants (including the transferring Participant) execute a written instrument (in form and content satisfactory to the Participants and duly executed by the transferee) in which the transferee accepts and assumes in place of the transferring Participant:

(i)	all of the obligations under this Agreement in so far as the interest transferred is concerned whether incurred before, on or after the effective date of the transfer;

(ii)
all of the obligations under the Decommissioning Security Agreement in so far as the interest transferred is concerned and the transferee makes such provision (if any) in respect of the costs of Decommissioning as is required under the Decommissioning Security Agreement;

(iii)
where a New Area has been created, all of the obligations under such trust and indemnity arrangements in respect of the New Area and the Remaining Area as have been entered into pursuant to clause 9.10.3.

23.4	Consent

A Participant (including the Participant acting in the capacity of Operator) shall promptly join in such reasonable actions as may be necessary or desirable to obtain any consent and approval of the Secretary in connection with, and shall execute and deliver any and all documents reasonably necessary to effect, any such transfer.

23.5	Costs

All costs and expenses pertaining to any such assignment shall be the responsibility of the transferring Participant.  For the avoidance of doubt any stamp duty or stamp duty land tax incurred on the documents executed to effect such transfer shall either be paid by the transferring Participant, or the transferring Participant shall be responsible for procuring the payment of it by the transferee.

23.6	Encumbrance

Nothing contained in this clause 23 shall prevent a Participant from mortgaging, pledging or otherwise encumbering all or part of its interest in the Licence and in and under this Agreement for the purpose of security relating to finance provided that:-

(a)	such Participant shall remain liable for all obligations relating to such interest; and

(b)
the mortgage, pledge or encumbrance shall be subject to any necessary approval of the Secretary and be expressly subordinated to the rights of the other Participants under this Agreement, including without limitation those set out in clause 17;

(c)	such Participant shall ensure that any such mortgage, pledge or encumbrance shall be and shall be expressed to be without prejudice to the provisions of this Agreement.

24.	Withdrawal

24.1	Restriction

No Participant may withdraw from the Licence (in so far as it relates to the Licence Area) or this Agreement otherwise than in accordance with the following provisions of this clause.

24.2	Right

24.2.1
Any Participant may, subject to clauses 9.9, 24.2.3 and 24.3 and always provided that all Work Obligations have been completed, at any time up to and including the date of the meeting to be held pursuant to clause 9.9.3 to decide whether to continue the Licence beyond the Initial Term, give notice to the other Participants that it wishes to withdraw from the Licence (in so far as it relates to the Licence Area) and this Agreement.  Within thirty (30) days of receipt of such notice (but in any event no later than the date of such meeting), any of the other Participants may similarly give notice that it wishes to withdraw from the Licence (in so far as it relates to the Licence Area) and this Agreement.  If all the other Participants give such notice no assignment shall take place, the Participants shall be deemed to have decided to abandon the Joint Operations and the Licence (in so far as it relates to the Licence Area) shall be surrendered on the earliest possible date.  If less than all the other Participants give such notice the withdrawing Participants shall withdraw from the Licence (in so far as it relates to the Licence Area) and this Agreement on the earliest possible date and shall assign their respective interests in the Licence and in and under this Agreement to the non-withdrawing Participants in accordance with clause 24.3 without any compensation whatsoever.

24.2.2
In the event that the Licence is continued for a Second Term or a Further Term any Participant may, subject to clauses 24.2.3 and 24.3, and always provided that all Work Obligations in respect of such Second Term or Further Term have been completed at any time thereafter give notice to the other Participants that it wishes to withdraw from the Licence (in so far as it relates to the Licence Area) and this Agreement.  Within thirty (30) days of receipt of such notice, any of the other Participants may similarly give notice that it wishes to withdraw from the Licence (in so far as it relates to the Licence Area) and this Agreement.  If all the other Participants give such notice no assignment shall take place, the Participants shall be deemed to have decided to abandon the Joint Operations and the Licence shall be surrendered on the earliest possible date.  If less than all the other Participants give such notice the withdrawing Participants shall withdraw from the Licence (in so far as it relates to the Licence Area) and this Agreement on the earliest possible date and shall assign their respective interests in the Licence (in so far as it relates to the Licence Area) and in and under this Agreement to the non-withdrawing Participants in accordance with clause 24.3 without any compensation whatsoever.

24.2.3
No Participant participating in or subject to a Development Plan may withdraw pursuant to this clause 24.2 from the Licence and this Agreement prior to the completion of the Relevant Works (as defined in clause 17 of the Licence) comprised in such Development Plan.

24.3	Conditions

With respect to clause 24.2:

(a)
a withdrawing Participant shall assign all of its said interest to the non-withdrawing Participants, which interest shall (unless otherwise agreed by such non-withdrawing Participants) be allocated to them in the proportion in which their respective Percentage Interests prior to the effective date of withdrawal (as  defined in sub-clause (b)) bear to the total of such Percentage Interests;

(b)
a withdrawing Participant shall promptly join in such actions as may be necessary or desirable to obtain any consent of the Secretary in connection with, and shall execute and deliver any and all documents necessary to effect, any such assignment and a withdrawal shall not be effective and binding upon the Participants until the date upon which all such actions shall have been done and documents executed and delivered (“the effective date of withdrawal”) and all costs and expenses pertaining to any such assignment (including for the avoidance of doubt any stamp duty incurred on the documents executed to effect such assignment) shall be the responsibility of the withdrawing Participant;

(c)
a withdrawing Participant shall promptly join in all actions required by the other Participants for the maintenance of the Licence provided that its participation in such actions shall not cause it to incur after the date on which notice of withdrawal is given any financial obligations except as provided in this clause 24;

(d)	a withdrawing Participant shall pay all liens and penalties which may be prescribed by the Secretary and all costs and expenses incurred by the other Participants in connection with such withdrawal;

(e)
a withdrawing Participant shall not be allowed to withdraw from the Licence and this Agreement if its said interest is subject to any liens, charges or encumbrances other than rent and royalty under the Licence, unless the other Participants are willing to accept the assignment subject to such additional liens, charges or encumbrances;

(f)
unless the Participant or Participants acquiring its said interest agree to accept the withdrawing Participant’s liabilities and obligations, a withdrawing Participant shall, subject to clause 11.1.4 and clause 15.9, remain liable and obligated for its Percentage Interest share of all expenditure for  the Joint Account under any Programme and Budget approved by the Joint Operating Committee and, where applicable, authorised by AFE prior to the date on which notice of withdrawal is given (including any obligations and liabilities under any Associated Agreements which could not be avoided if Joint Operations were abandoned) even if the operations concerned are to be implemented thereafter provided always that this sub-paragraph (f) shall not render a withdrawing Participant liable for any amounts which such Participant would not have been obliged to pay had it not withdrawn;

(g)
After service of a notice of intention to withdraw and until the effective date of withdrawal the withdrawing Participant shall not be entitled to be represented at meetings of the Joint Operating Committee or any sub-committee of it nor to vote thereat and clause 9.8.2 shall apply in relation to any matters requiring the consent or approval of Participants under this Agreement subject to the following provisions:

(i)
for any decision requiring the consent or approval of all Participants (including for the avoidance of doubt the approval of any transfer pursuant to clause 23), the consent or approval of the withdrawing Participant shall not be required and the consent or approval of all the other Participants shall be sufficient to decide the matter;

(ii)	the withdrawing Party shall have no further access to any data and information relating to the Joint Operations;

(iii)	the withdrawing Participant shall be bound by decisions of the Joint Operating Committee or, where this Agreement requires unanimity, by decisions of all of the non-withdrawing Participants.

(h)
If a Participant  withdraws after the completion of the Relevant Works (as defined in clause 13 of the Licence) comprised in a Development Plan but prior to the commencement of the Run Down Period (as defined in the Decommissioning Security Agreement, such withdrawing Participant shall remain liable for its Percentage Interest share immediately prior to its withdrawal of the costs of Decommissioning in respect of operations in which it participated  and, prior to its withdrawal, shall provide security for such costs in such form as the other Participating Parties may reasonably require.

25.	Force Majeure

25.1
Each obligation of a Participant (including the Participant acting in the capacity of Operator) hereunder, other than the obligation to make payments of money, shall be suspended while such Participant is prevented or hindered from complying therewith by any cause beyond the reasonable control of such Participant provided that a lack of funds shall be deemed not to be a cause beyond reasonable control.  In such event, such Participant shall give notice of suspension as soon as reasonably possible to the other Participants stating the date and extent of such suspension and the cause of it.  Any of the Participants whose obligations have been suspended as aforesaid shall resume the performance of such obligations as soon as reasonably possible after the removal of the cause and shall so notify all the other Participants.

In this clause 25 “Force Majeure” means any cause beyond the reasonable control of such Participant, and which such Participant by the exercise of reasonable diligence is unable to prevent, avoid or remove, provided that a lack of funds shall not constitute Force Majeure.

26.	Disposal of Joint Property and Decommissioning

26.1
If the Operator shall consider that any item of the Joint Property is no longer needed or suitable for the Joint Operations, the Operator shall, subject to the provisions of the Licence and the Accounting Procedure, dispose of such Joint Property. The Operator shall notify the Participants of such disposal as soon as practicable thereafter.

26.2	If the Joint Operating Committee shall decide to cease Joint Operations in whole or in part, subject to clause 26.4 and to any necessary consent of the Secretary to the cessation of production:

26.2.1
the Operator shall endeavour to recover and dispose of as much of the Joint Property as the Joint Operating Committee directs can economically and reasonably be recovered or as may be required to be recovered under the Licence or any other applicable law or pursuant to the terms and conditions of any planning consent granted by an, and the net cost or net proceeds shall be charged or credited to the Joint Account;

26.2.2	in respect of any development, the Operator shall proceed to decommission in accordance with the Decommissioning Programme and Budget.

26.3
The Operator shall, if the Joint Operating Committee so decides and as soon as practicable after such decision, and in any event on its own initiative no later than a date twelve (12) Months prior to the earlier of the anticipated date of submitting an application for planning consent to the applicable regulatory or governmental authority for the development of an onshore Discovery or the submission of a Development Plan for the Secretary’s approval, whichever shall occur first ("the Relevant Date"), the Participants shall negotiate, agree and execute an agreement relating to the decommissioning of onshore installations, buildings and pipelines used in connection with the Joint Operations ("Decommissioning Security Agreement") which shall, inter alia, be based on and reflect the principles, objectives and intent set out in the proforma Decommissioning Security Agreement published by Oil and Gas UK dated March 2009 (or such revised proforma published by Oil and Gas UK or any successor organisation which proforma does not materially deviate in substance from the overall objectives and intent of the proforma dated March 2009), comply with the requirements of the Acts and any other relevant legislation and any planning consent granted in respect of the development of a Discovery.

26.4	Joint Operations shall be finally abandoned upon the affirmative vote of the Joint Operating Committee or in the event of deemed abandonment in accordance with Clauses 24.2.1 or 24.2.2 .

26.5
Notwithstanding any other provision of this Agreement, in the event any Participant is required by Law or the terms of the Licence to effect the Decommissioning of any Joint Property (including without limitation the demolition and removal thereof, and any necessary site reinstatement) such Participant shall effect such Decommissioning and the reasonable cost it incurs in doing so shall be charged to the Joint Account, subject to Clause 26.4.

26.6
Following completion of Decommissioning, the Participants shall remain liable for any residual liability which arises at law if Joint Property is not wholly removed, unless and until the Participants enter into a separate agreement as contemplated in clause 2.2.

27.	Intellectual Property

27.1
Any Intellectual Property developed specifically for Joint Operations the development of which is charged to the Participants in proportions to their Percentage Interests and which neither contains nor is derived from existing Intellectual Property of any of the Participants is termed “Joint Operations Intellectual Property” and, subject to the provisions of clause 19, shall be part of Joint Property.  Intellectual Property Rights in Joint Operations Intellectual Property (“Joint Operations Intellectual Property Rights”) shall vest in the Operator on behalf of and for the benefit of the Participants.

27.2
Any Participant and any of its Affiliates shall have an irrevocable, perpetual, royalty-free, fully paid-up worldwide right to use such Joint Operations Intellectual Property, and an irrevocable, perpetual, royalty-free, fully paid-up worldwide licence to use such Joint Operations Intellectual Property Rights, for its/their own operations and in any other bona fide operations in which such Participant and/or its Affiliates has/have an interest, always provided that, in the case of such bona fide operations, any other person participating in such operations gives a prior written undertaking to each of the Participants:

(a)	to keep such Joint Operations Intellectual Property confidential in terms no less stringent than those which bind the Participant in question hereunder;

(b)	not to use Joint Operations Intellectual Property Rights for any purpose except in connection with such operations; and

(c)	to enter into such commercial arrangements with respect to such use as the Joint Operating Committee may reasonably require.

27.3
In the event that the Intellectual Property of any of the Participants (other than Joint Operations Intellectual Property) is offered for use in connection with Joint Operations then the Participant proposing to supply such Intellectual Property shall be entitled to require that, prior to its Intellectual Property being made available as aforesaid, the right to use its Intellectual Property, together with a licence under any relevant Intellectual Property Rights, shall be granted to the other Participants on such reasonable terms and conditions as may be agreed having due regard to the respective interests of each of the Participants.    A Participant’s Intellectual Property used under any licence granted under this clause shall not constitute Joint Intellectual Property and clause 27.2 shall not apply to it.

27.4
Notwithstanding the provisions of clause 5 or any other provisions of this Agreement, neither the Operator nor any other Participant shall be obliged to disclose any of its own or its Affiliates’ Intellectual Property to any of the other Participants or to grant a licence of its or its Affiliates’ Intellectual Property Rights for use in connection with Joint Operations.

28.	The Contracts (Rights of Third Parties) Act 1999

28.1
Except as provided in this clause 28, no provision of this Agreement is intended by the Participants to be construed as creating any right(s) enforceable by a third party and all third party rights implied by law are, to the extent permissible by law, excluded from this Agreement.

28.2	Subject to the remaining provisions of this clause, clause 22.2.3(a) are intended to be enforceable by the persons specifically referred to in those clauses, by virtue of the 1999 Act;

28.3
Notwithstanding clause 28.2, this Agreement may be rescinded, amended or varied by the Parties without notice to or the consent of any person who is not a Party even if, as a result, that person’s right to enforce a term of this Agreement may be varied or extinguished.

28.4
The rights of any person under clause 28.2 shall be subject to such person’s written agreement to submit irrevocably to the exclusive jurisdiction of the English Courts in respect of all matters relating to such rights with the exception of any choice of law rules.

29.	Applicable Law

This Agreement shall be governed by and shall be construed according to the laws of England and in respect of any dispute regarding the validity, enforceability or interpretation of this Agreement each of the Participants (including the Participant acting in the capacity of Operator) hereby irrevocably submits to the exclusive jurisdiction of the English courts with the exception of any choice of law rules.

30.	Notices

Any notice required to be given pursuant to this Agreement shall be in writing and may be given by delivering it by hand at, or by sending it by prepaid first class post or facsimile to, the relevant address (marked for the attention of the relevant person) set out below or such other address or person as any Participant may notify to the other Participants from time to time.  Any notice required to be given to the Operator may be given by delivering it by hand at, or by sending it by prepaid first class post or facsimile to, the relevant address for the Participant acting in the capacity of Operator from time to time.  Any such notice given as aforesaid shall be deemed to have been given or received at the time of delivery (if delivered by hand), the first Working Day next following the day of sending subject to receipt of a record of successful transmission to the recipient’s facsimile machine (if sent by facsimile) and the second Working Day next following the day of sending (if sent by post).  Without prejudice to the foregoing provisions of this clause, if a Participant to which a notice is given does not acknowledge it by the end of the third Working Day next following the day of delivery or sending, the Participant giving the notice shall communicate with the Participant which has not so acknowledged and, if necessary, re-deliver or re-send the notice.

Alamo:

10575 Katy Freeway
Suite 300
HoustonTexas
77024

    Attn:  Chief Executive Officer

Facsimile: #7134648381

Copy by email to: allan@alamoenergycorp.com

Northdown:

Oldfield House,
Oldfield Road,
London,
SW19 4SD

Attn:  Managing Director

Facsimile: Not Applicable

Copy by email to:

peter.ross@wimbledonenergy.co.uk/ alexmacd47@gmail.com

Aimwell:

10 Rosebery Avenue,
Harpenden, Herts,
AL5 2QP

Attn: Mike Rose

Facsimile: Not Applicable

Copy by email to: mikerose@aimwellenergy.com

31.	Miscellaneous

31.1	Costs and Expenses

Each Participant shall bear its own costs and expenses in relation to the negotiation and execution of this Agreement.

31.2	Entire Agreement

This Agreement and the Participation Agreement represents the entire agreement of the Participants in relation to its subject matter and supersedes any prior understandings, agreements or undertakings, whether oral or written, relating to such matters.   In particular, and without prejudice to the foregoing, Alamo and Northdown hereby agree that the Confidentiality Agreement dated 14 September 2011 between them is hereby terminated.

31.3	Amendment

This Agreement shall not be amended except by written instrument executed by all the Parties.

31.4	Waiver

No waiver by any Participant of any provisions of this Agreement shall be binding unless made expressly in writing.  No waiver by any Participant of any rights under this Agreement or arising out of any breach of this Agreement shall be considered as a waiver of any subsequent rights arising under the same or any other provision.

31.5	Severance

If any provision (or part of it) of, or pursuant to, this Agreement is or becomes unlawful, void or unenforceable, the legality, validity or enforceability of any other part of that provision or any other provision shall not be affected but shall continue in full force and effect.

31.6	Precedence

In the event of any conflict between the body of this Agreement and its Schedules, the terms of the body of this Agreement shall take precedence. In the event of any conflict between the Participation Agreement and this Agreement, the terms of the Participation Agreement shall prevail.

IN WITNESS WHEREOF the Participants have caused this Agreement to be executed as a deed and delivered by their duly authorised representatives the day and year first above written.

Executed and delivered as a deed by	)
ALAMO ENERGY CORP. acting by the following person who in accordance with the laws of the State of Nevada are acting under its authority:	) ) ) )	……………………………………
	)	Director
…………………………………………	)
)

Executed and delivered as a deed by	)
NORTHDOWN ENERGY LIMITED	)	……………………………………
on being signed by:	)	Director
…………………………………………	)
and	……………………………(Witness))	……………………………………
Director/Secretary/Witness
Witness Name: Address: Occupation:

Executed and delivered as a deed by	)
AIMWELL LIMITED	)	……………………………………
on being signed by:	)	Director
…………………………………………	)
and	……………………………(Witness))	……………………………………
Director/Secretary/Witness
Witness Name: Address: Occupation:

SCHEDULE A  JOINT OPERATING AGREEMENT

PETROLEUM EXPLORATION AND DEVELOPMENT

LICENCE PEDL 245

BLOCKS TQ26, TQ36, TQ46 & TQ 56

ACCOUNTING PROCEDURE

SECTION I - GENERAL PROVISIONS

1.	DEFINITIONS

1.1	For the purposes of this Schedule:

 “Accounting Period” means the period in respect of which invoices shall be issued by the Operator, being the period from the date upon which the accounting system of the Operator is open for recording transactions in relation to any Month to the date upon which such system is closed for recording transactions in relation to such Month (both dates inclusive);

 “Cost Control Report” has the meaning given to it in paragraph 31;

 “Joint Audit Committee” means the multi-venture audit committee established by the Operator in respect of all of its operations;

 “Major Surplus Item” has the meaning given to it in paragraph 26.1;

 “Personnel Rate” has the meaning given to it in paragraph 12.1;

 “SOAPs” means Standard Oil Accounting Procedures issued by Oil and Gas UK from time to time;

 “Technical Support and General Expertise” has the meaning given to it in paragraph 22.1.

1.2	Words and expressions defined in the Agreement have the meanings ascribed to them in clause 1.

1.3	Reference in this Agreement to any clause shall be a reference to a clause in the Agreement.

1.4	Reference in this Agreement to any Section shall be a reference to a section of this Schedule.

1.5	Unless the context otherwise requires, reference to any paragraph is to a paragraph of this Schedule.

2.	GENERAL PRINCIPLES

2.1
The Operator shall charge and credit the Joint Account for all costs and receipts properly and necessarily incurred and relating to the conduct of Joint Operations in accordance with this Accounting Procedure and, if the Joint Operating Committee so determines, in accordance with the principles set out in the SOAPs in effect on the date on which the transaction is charged or credited to the Joint Account provided that in the event of any conflict between the SOAPs and this Accounting Procedure, this Accounting Procedure shall prevail.

2.2
The purpose of this Accounting Procedure is to establish the principles of accounting which shall truly reflect the Operator's actual cost to the end that the Operator shall, subject to the provisions of the Agreement, neither gain nor lose by reason of the fact that it acts as the Operator.  Accordingly, it is the intention of the Participants that there shall be no duplication of items charged to the Joint Account.

2.3
It is intended that the Accounting Procedure is fair and equitable as regards the charges, income, losses and gains attributed to the Joint Account and to their apportionment amongst the Participants and as regards the rights of the Participants on the disposal of assets and surplus materials.  The Participants agree that if the Joint Operating Committee considers that the methods described in this Agreement are materially inequitable, the Participants shall meet and in good faith endeavour to agree on changes in methods deemed appropriate to correct any inequity.

2.4
The Operator shall advise the Participants of changes to its internal accounting procedures that will materially affect the basis and level of charge or income to the Joint Account at least 30 days in advance of the change.

3.	ACCOUNTING RECORDS

3.1
The Operator shall open and maintain such separately identifiable accounting records as may be necessary to record in a full and proper manner all Invoice and Advance payments received by the Operator from each Participant and all expenditure incurred and all Receipts obtained by the Operator in connection with Joint Operations.

3.2
Expenditures and Receipts funded in currencies other than Pounds shall be converted into Pounds at the Conversion Rate in accordance with the Operator's standard accounting practice charged to the Joint Account in such currencies.  Where expenditure is incurred in any currency other than Pounds but settled in Pounds, the sum charged to the Joint Account shall be the actual cost in Pounds of the other currency purchased. Any exchange gain or loss shall be for the Joint Account.

3.3
Each of the Participants is responsible for maintaining its own accounting records to comply with all legal requirements and to support all fiscal returns or any other accounting reports required by any governmental authority in regard to Joint Operations, except those (if any) which it is the statutory obligation of the Operator to prepare and submit on behalf of itself and the Participants.  The Operator will provide the other Participants with such accounting data and information as may be necessary to:

(i)            fulfil any statutory obligation to which the other Participants are subjected,

(ii)	permit any other Participant to claim any allowance or grant to which it may be entitled and for which an application is required by such Participant;

to the extent that such accounting data and information could reasonably be expected to be available from accounting records maintained by the Operator.

3.4
The Operator shall in addition to the data required under this Accounting Procedure supply to any Participant such further accounting data which such Participant may reasonably request to the extent that such accounting data and information could reasonably be expected to be available from accounting records maintained by the Operator and provided that the cost of provision of such further data shall be to the account of the requesting Participant.

4.	BILLING INVOICES AND SCHEDULES

4.1
Unless otherwise agreed the Operator shall initially fund the costs of Joint Operations on behalf of each Participant subject to reimbursement by each Participant of such costs and payment by each Participant of the financing fee referred to at paragraph 4.6 below. Should the Joint Operating Committee decide that it is more appropriate for the Operaor to issue a Cash Call each Participant to meet major payments from time to time, the Operator shall have the right to do so by giving each Participant at least fourteen (14) days notice of the required amount and the payment date. No finance fee shall apply to payments funded by Cash Call.

4.2
The Operator shall send an Invoice to each Participant within ten (10) days following the end of each Accounting Period for each Month in respect of all payments made and all Receipts obtained by the Operator in connection with the Joint Operations during such Accounting Period.

4.3
The Invoices referred to in paragraph 4.2 shall show the net total of all payments (i.e. less all Receipts) relating to the Joint Account and the amount of it payable by or repayable to each Participant and shall be accompanied by billing schedules which shall be schedules dividing such payments and receipts into main classifications and sub-classifications of expenditure consistent with the relevant Budget.  The billing schedules shall also show cumulative annual net totals of all payments (less all Receipts) and cumulative payment totals since inception (less all Receipts).  The Invoice shall also include the financing fee referred to in paragraph 4.6 below.

4.4	All Invoices and billing schedules shall give totals in Pounds/each currency utilised.

4.5
The cash basis rather than the accrual basis shall be used in the Invoices and billing schedules.  Nevertheless for the Non-Operators’ internal accounting purposes the Operator shall show its estimate of accrued expenditure for each AFE and main budget heading.

4.6	Each Non-Operator shall pay the Operator a financing fee to be calculated on the following basis:-

F = (C x PI) x (I x P/365)

Where:

F	represents the financing fee payable by each Non-Operator to the Operator;

C
represents the aggregate cost of the Joint Operations funded by the Operator on behalf of each Participant in terms of paragraph 4.1 above and to be invoiced by the Operator to each Participant in relation to the relevant Accounting Period;

PI	represents the relevant Non-Operator’s Percentage Interest;

I	represents interest at LIBOR as specified in the Financial Times on the Accounting Period midpoint date;

P	represents the number of days from the mid point date of the relevant Accounting Period to the date when payment of the relevant Invoice becomes due (both dates inclusive).

4.7
Each Participant shall pay its Invoice on the due date which shall be ten (10) days after the date of issuing the Invoice.    If any Participant fails to pay the invoice in full, the provisions of Clause 17 shall apply.

4.8
Where there are no continuing Joint Operations and the Operator is administering the joint venture on a care and maintenance basis only, billing schedules need only be produced if specifically requested by any Participant.

5.	INVENTORIES OF MATERIAL/ASSET RECORDS

5.1	The Operator shall keep the following records:

5.1.1	records of any stock of Material purchased by the Operator shall be kept by the Operator or its agent in accordance with the Operator's standard procedures for controlling such Material; and

5.1.2	records of expenditure in relation to the acquisition of Joint Property for Joint Operations.

5.2
At reasonable intervals a complete inventory shall be taken by the Operator of all controllable Material forming part of Joint Property, in accordance with the Operator's standard materials procedures in force from time to time.

5.3
At reasonable intervals a reconciliation shall be made between an inventory list and the records of stocks held on the Joint Account and a list of surpluses and shortages shall be determined by the Operator.  Inventory adjustments shall be made by the Operator to the Joint Account for surpluses and shortages, with relevant explanations where available.

5.4	A special inventory shall be taken upon any change of the Operator, the cost of which shall be charged to the Joint Account.

6.	ADJUSTMENTS

Payment of any Invoices shall not prejudice the right of any Participant to protest or question the correctness of any amount included in any Invoice or billing schedule.  Subject to the right of audit under paragraph 7 all Invoices and billing schedules rendered to each Participant by the Operator in relation to any Year shall conclusively be presumed to be true and correct after twenty four (24) Months following the end of such Year unless within the said twenty four (24) Month period any Participant makes written exception to it and makes claim on the Operator for adjustment.  The provisions of this paragraph shall not prevent adjustments resulting from accounting adjustments, physical inventories of property as provided in paragraph 5 nor prevent the settlement of any claims involving a third party nor prevent adjustments required as a result of any statutory provisions.  No interest will be payable on such adjustments.

7.	AUDITS

7.1
Subject to paragraph 7.2 below, all Non-Operators shall have the right to audit the accounts and records of the Joint Account for each Year including the billing schedules relating to it and to obtain all necessary information for such purposes, before the end of the twenty-fourth (24th) Month following the end of such Year.  The Non-Operators shall give at least sixty (60) days notice to the Operator of their intention to conduct an audit.  The right of audit includes the right of access at all reasonable times during normal business hours to all accounts and records, pertaining to the Joint Account, maintained by the Operator and its Affiliates.

7.2	Audits of accounts and records pertaining to the Joint Account which:

7.2.1	include information generally accepted as proprietary and confidential; or

7.2.2	are maintained by Affiliates of the Operator, other than any Affiliate of the Operator which is conducting a substantial part of Joint Operations on behalf of the Operator; or

7.2.3	relate to charges made under paragraph 11, 12 and 22; or

7.2.4
relate to multi-field or multi-operator contracts pursuant to clause 6.5.3 and contain information which the Operator considers to be commercially sensitive (for example and without limitation, itemised rates, prices, price structures and incentives):

shall, unless the Joint Operating Committee decides otherwise, be audited in accordance with paragraph 7.3 or 7.4 as applicable.

7.3
For the accounts and records referred to in paragraphs 7.2.1 to 7.2.3 above, the Operator’s statutory auditors (provided they accept such appointment) shall on request by  the Non-Operators conduct such audit in accordance with terms of reference established by the Operator, provided that the Operator shall use reasonable endeavours to take account of any reasonable comments of the Non-Operators on such terms of reference.  The terms of reference shall include as a minimum those referred to in paragraph 7.6 below. If the Operator’s statutory auditors will not accept such appointment, an external auditor of international standing, to be appointed by the Joint Operating Committee, shall conduct such audits.  Provided that such accounts and records relating to paragraphs 11 and 12 as are not proprietary and confidential (and for these purposes accounts and records relating to paragraph 12.1.3 shall be considered non-confidential) shall be audited by a combined team of the Operator’s statutory auditors and representatives of the Non-Operators.

7.4	For the accounts and records referred to in paragraph 7.2.4 above the audit shall be conducted:

7.4.1	according to the process adopted by the Joint Audit Committee; or

7.4.2
in the event that no such process is adopted by the Joint Audit Committee or to the extent that the process adopted does not apply to any accounts and records referred to in paragraph 7.2.4  above, such audits shall be conducted jointly by the Operator’s contract compliance accountants and the representatives of the Non-Operators working together.

7.5
The Non-Operators shall jointly appoint one (1) representative and an alternate who shall participate in any such audits of accounts and records referred to in paragraph 7.3  and in paragraph 7.2.4 above and shall, as soon as possible after such appointment, give notice to the Operator of the name of such representative and alternate. The Non-Operators shall use reasonable endeavours to retain notified representatives and/or alternates for a period of twelve (12) Months after the date of such notification.

7.6
Subject to the prior approval of the Joint Operating Committee, the Operator will arrange for a regular audit of the accounts and records referred to in paragraph 7.2 above.  The auditors will be asked to confirm that in all material respects:

7.6.1	the salary and related benefits described in paragraph 12 are consistent with the payroll records;

7.6.2
the administrative overhead costs have been allocated in accordance with paragraph 12.1.3 and have been correctly charged to the Joint Account and in accordance with the Operator's standard accounting policies and practices;

7.6.3	the percentage rate charged under paragraph 22 is calculated on a consistent basis and has not resulted in a material over-recovery of costs.

7.7
In respect of contracts entered into by the Operator on behalf of the Participants, the Operator shall use reasonable endeavours to obtain audit rights for all Non-Operators in all contracts. Where the Operator obtains audit rights the Non-Operators may carry out audits of such contracts jointly with the Operator.

7.8
The Non-Operators shall make every reasonable effort to conduct audits jointly in a manner which will result in a minimum of inconvenience to the Operator.  The Operator shall make every reasonable effort to co-operate with the Non-Operators and, where appropriate, the auditors conducting an audit under paragraph 7.2 and will provide reasonable facilities and assistance.

7.9
At the conclusion of each audit, the Non-Operators shall endeavour to settle outstanding matters with the Operator and a written report will be circulated to all the Participants within three (3) Months of the conclusion of each audit.  The report shall include all claims arising from such audit together with comments pertinent to the operation of the accounts and records.  The Operator shall reply to the report in writing as soon as possible and in any event not later than three (3) Months following receipt of the report.  Should the Non-Operators consider that any matter in the report or reply requires further investigation, the Non-Operators shall have the right to conduct further investigation in relation to such matter notwithstanding that the period of twenty-four (24) Months referred to in paragraph 7.1 may have expired.  Such further investigation shall be commenced within thirty (30) days and be concluded within sixty (60) days of the receipt of such a report or reply, unless mutually agreed by all the Participants.  Such agreement is not to be unreasonably withheld.  If any outstanding matter is not settled within nine months of the conclusion of the audit then it shall be referred to the Joint Operating Committee in accordance with Clause 7.11 below.

7.10
Notwithstanding that the said period of twenty-four (24) Months may have expired, if evidence exists that the Operator has been guilty of Wilful Misconduct, the Non-Operators shall have the right to conduct further audits in respect of any earlier periods.

7.11
All adjustments resulting from an audit agreed between the Operator and the Non-Operators conducting the audit shall be rectified promptly in the Joint Account by the Operator and reported to the Non-Operators.  If any dispute shall arise in connection with an audit, it shall be referred to the Joint Operating Committee for resolution by unanimous agreement.  In the event that unanimous agreement is not reached, then such matter shall be referred to an expert appointed by the President of the Institute of Chartered Accountants in England and Wales.  The decision of such expert shall be binding on all Participants.

7.12
Costs incurred by the Operator in connection with carrying out any audit under this paragraph 7 shall be charged to the Joint Account. Costs incurred by the Non-Operators in connection with carrying out any audit under this paragraph 7 shall not be charged to the Joint Account.

8.	FORECASTING AND REPORTING

8.1	The Operator shall furnish each Participant with AFEs and Cost Control Reports in accordance with the procedures described in Section IV.

9.	MODIFICATION AND REVISIONS

The Accounting Procedure may be revised or amended from time to time by agreement of all of the Participants or, where expressly so provided, by agreement of the Joint Operating Committee.

SECTION II- CHARGEABLE EXPENDITURE

10.	GENERAL

Subject to the limitations set out in this Section and to other relevant provisions of the Agreement the Operator shall charge, with effect from the date of signature of the Agreement, the Joint Account with the items of expenditure set out in this Section II insofar as they relate to and are necessary for the conduct of Joint Operations.

11.	PERSONNEL COSTS

11.1
The Operator shall be entitled to charge to the Joint Account the Personnel Rates in respect of all personnel who work on Joint Operations, as set out in paragraphs 11 and 12, or on such other basis as may be proposed by the Operator from time to time and is approved by the Joint Operating Committee.

11.2
Subject to paragraph 11.3, all personnel who work on Joint Operations under the direct control of the Operator shall maintain time sheets for the purpose of charging salary and related benefits direct to the Joint Account.  Time sheets will record time worked either as hours or a percentage split of the time spent for the timesheet period on Joint Operations and all other operations whether such personnel are engaged full time or part time on Joint Operations and will show the time worked on the various projects and other classifications of cost to enable costs to be allocated to AFEs and Budget classifications.

11.3	The following personnel need not maintain time sheets:

11.3.1
personnel dedicated to Joint Operations, in which case the salary and related benefits of such personnel shall be charged to  Joint Operations on the basis of actual costs as specified in paragraph 12; or

11.3.2
personnel who support Joint Operations and where it is impracticable to maintain time sheets, in which case the salary and related benefits of such personnel shall be recovered under the provisions of paragraph 12.

11.4	Personnel Employed by the Operator or any of its Affiliates

The amount to be charged to the Joint Account for each person who is employed by the Operator or by any of its Affiliates and who is working on Joint Operations under the direct control of the Operator, other than personnel who:

11.4.1	fall within paragraph 11.3; or

11.4.2
are involved in providing services under paragraph 16.2, in which case the cost of salary, related benefits and associated administrative overhead will be recovered through the rate charged under that paragraph; or

11.4.3	work in a location for which the cost of salary, related benefits and associated administrative overhead is to be charged direct under paragraph 21;

shall be determined from the hours recorded for such person to Joint Operations, as shown on the time sheets, as the product of such hours and the Personnel Rates calculated in accordance with paragraph 12.1.

The Operator shall recover non-direct time such as annual holidays, public holidays, sickness, staff training, general administration and other like items both from Joint Operations and other operations conducted each year on equitable bases.

11.5	Personnel Seconded to the Operator or any of its Affiliates from the other Participants (other than in respect of those providing services in paragraph 11.6) or hired from third party agencies

The amount to be charged to the Joint Account for each person who is working full-time or part-time on Joint Operations and who is either seconded to the Operator or any of its Affiliates from any other Participant, or hired from any third party agency, other than personnel who:

11.5.1	fall within paragraph 11.3; or

11.5.2	are involved in providing services under paragraphs 16.1 and 16.2, in which case the cost of such seconded or hired personnel is through the rate charged under those paragraphs; or

11.5.3	work in a location for which the cost of such seconded or hired personnel and associated administrative overhead is to be charged direct under paragraph 12;

shall be determined from the hours time recorded for such person to Joint Operations, as shown on the time sheets, as the product of such hours and the Personnel Rates calculated in accordance with paragraph 12.1.

11.6
Personnel employed or hired by the Participants (other than the Operator) who provide services to the Joint Operations (other than in respect of those seconded to the Joint Operations in paragraph 11.5).

Where the Operator requests such services, the amount to be charged shall be determined as the product of hours time recorded for such person to Joint Operations, as shown on time sheets, and the Personnel Rates calculated in accordance with paragraph 12.1.1 and, where appropriate, the Participant’s administrative overhead costs in accordance with paragraph 12.1.3 below, such amounts to be charged to the Operator by monthly invoice.

12.	PERSONNEL RATES

12.1	For the purposes of this Accounting Procedure “Personnel Rates” shall comprise the following:

12.1.1	salary and related benefits of personnel under paragraphs 11.4, 11.5 and 11.6 above including:

(a)
gross salary plus related allowances and benefits payable generally by the Operator or any of its Affiliates or a Participant from whom personnel are seconded or who provide services to the Joint Account as part of its standard terms of employment in force in the relevant period;

(b)	pension costs (assessed as a percentage of salary cost for all the Operator's or its Affiliates' employees from time to time);

(c)	National Insurance cost;

(d)
any governmental tax, duty, levy and/or impost that may be levied upon the Operator or any of its Affiliates or a Participant from whom personnel are seconded or who provide services to the Joint Account in respect of such personnel; and

(e)	in the case of personnel hired from third party agencies, the cost invoiced by the third party agency.

12.1.2	employment cost of persons under paragraph 11.5 above

The cost of the person as invoiced by the other Participant consistent with 12.1.1 above, or the invoice from the third party agency.

12.1.3	Administrative overhead costs

Administrative overhead costs, which shall exclude any costs and expenses of a corporate nature, comprise the items detailed below which are incurred by the Operator or any of its Affiliates or a Participant from whose offices the Operator has requested the services in paragraph 11.6. These shall be allocated in accordance with the Operator's or its Affiliates' or the Participant’s standard accounting policies and practices in force from time to time which will be advised to the Participants and the Operator as appropriate:

(a)
Salary and related benefits (as described in paragraph 12.1.1) of the personnel referred to in paragraph 11.3 who are employed on Joint Operations or who support Joint Operations.  Such personnel may be employed by, seconded to or hired from any third party agency by the Operator or any of its Affiliates.

(b)
Overhead costs incurred in supporting Joint Operations such as property costs, personnel department costs, office services, routine computer applications and costs of other support departments and like items.

(c)
All other costs of the Operator and any of its Affiliates in respect of personnel supporting Joint Operations which are not specifically provided as chargeable to the Joint Account elsewhere in this Section II other than any other type of expenditure which may be specifically approved by the Joint Operating Committee under paragraph 24 as being separately chargeable.

12.2	Personnel Rates shall be charged as follows:

12.2.1
The Personnel Rates for each cost area in the Operator's or the Participant’s organisation as the case may be, shall reflect the average salary and related benefits together with administrative overhead costs as defined in paragraph 12.1.3 above incurred by such cost area.

12.2.2
The Personnel Rates calculated for each cost area shall be based on the Operator's or the Participant’s annual budget as the case may be, for administrative overhead costs divided by the annual time writing hours budgeted for each cost area and shall be applied consistently to all operations undertaken by the Operator or the Participant.

12.2.3
For charging purposes during the budget year, the Personnel Rates for any cost area may be adjusted by the Operator or the Participant to reflect actual cost experience during the year and to reflect appropriate levels of administrative overhead for each cost area.

12.2.4
Following the end of each year, the Operator or the Participant shall adjust the charges to the Joint Account for each cost area to the costs actually incurred using the same allocation bases as in the Operator's or the Participant’s annual budget as the case may be.  The total adjustment to the Joint Account will be highlighted in the relevant billing if material.

12.2.5
Payments in respect of retirement, severance and other like items shall be allocated equitably to Joint Operations and other operations of the Operator and its Affiliates. Such costs in respect of personnel seconded to the Operator from another Participant who provide services to the Joint Account shall remain a cost of that Participant.

13.	EXPENSES INCURRED BY PERSONNEL

The Operator shall be entitled to charge to the Joint Account all direct expenses reasonably and necessarily incurred by personnel who work under the direct control of the Operator or any of its Affiliates on Joint Operations including:-

(i)             travel and relocation expenses; and

(ii)           living allowance (when paid in lieu of hotel expenses for visits to site).

All expenses charged to the Joint Account under this paragraph shall be in accordance with the Operator's or the Participant’s standard terms of employment in force in the relevant period and shall include those incurred in connection with the families of personnel where appropriate.

Relocation expenses at the termination of a period of work on Joint Operations will be on the basis of a return to domicile within the United Kingdom unless the personnel involved return to a location outside the United Kingdom from which they have been drawn for work on Joint Operations when the relocation expenses shall be on the basis of a return to that location.  Direct expenses charged under the provisions of this paragraph will be charged on an equitable basis taking into consideration time spent by personnel on both Joint Operations and on other operations of the Operator or its Affiliates.  .

14.	MATERIAL

14.1
The Operator shall be entitled to charge to the Joint Account Material purchased by the Operator from third parties or transferred from the Operator or any of its Affiliates for use in connection with Joint Operations, including Material purchased for or transferred from warehouse stock, at values provided in paragraphs 14.2 and 14.3 unless otherwise chargeable under this Section II.  So far as is reasonably practical and consistent with efficient and economical operation and with adequate provision for emergencies, only such Material shall be purchased or transferred to Joint Property as may be required for immediate use, and the accumulation of surplus stocks of Joint Property shall be avoided.

14.2
Material which is purchased specifically for Joint Operations shall be charged at the cost price which shall reflect net invoice charges (after deducting all trade and cash discounts actually received which, for the avoidance of doubt, shall include all discounts obtained by the Operator (and or its Affiliates) in relation to contracts provided to more than one field and/or more than one operator), freight, inspection, forwarding and documentation fees, packing costs, duties, licence fees and other like charges.

14.3	Material transferred to Joint Operations from the Operator's warehouse and which is normally held as part of the Operator's common warehouse stocks shall be charged as follows:

14.3.1
in the event such material is not replaced in stock, the price for the relevant material as recorded by the Operator's inventory accounting system, together with a financing charge of one and a half per cent (1.5%) above LIBOR multiplied by the average stock turnover for that stock category in months divided by twelve (12) (or such other figure as may be decided by the Joint Operating Committee from time to time to cover the cost of financing the holding of such stocks), or such other value as the Joint Operating Committee decides;

In respect of each stock category, the stock turnover figure to which the financing fee is applied should be limited to 12 months.

14.3.2
in the event that such material is replaced in stock the cost price (as specified in paragraph 14.2) to replace such material or such other charge as the Joint Operating Committee decides  prior to such transfer;

14.3.3	if any item of Material is not exclusively transferred to Joint Operations, the Participants shall only be charged the relevant proportion of the price or value;

14.3.4	chemicals and gas oil shall be excluded from the calculation and no financing charge shall be levied on issues of these items.

14.4
Material purchased for Joint Operations which the Operator wishes to use on other operations and which has a value in excess of five hundred thousand Pounds (£500,000) shall only be so used following approval by the Joint Operating Committee unless the material has previously been declared surplus to the requirements of Joint Operations.  The value to be charged to the Operator for material so used shall be on the basis of paragraph 14.2 for material not normally held as warehouse stocks or paragraph 14.3 in the case of materials held in stock or as otherwise decided by the Joint Operating Committee.

14.5
Material transferred from the Operator or any of its Affiliates for use on Joint Operations in the safeguarding of lives or property or the prevention of, or mitigation of pollution under clause 6.10.2 shall be charged in accordance with the provisions of paragraphs 14.2 or 14.3 as appropriate.

14.6
In the case of any Material which is defective and in respect of which there exists a manufacturer's or supplier's guarantee, express or implied, the Operator shall endeavour to recover from the manufacturer or supplier in question under such guarantee provided that a credit shall not pass to the Joint Account until an adjustment has been received by the Operator from the manufacturer or supplier.

15.	TRANSPORT

The Operator shall be entitled to charge to the Joint Account the cost of transport to move personnel and Material necessarily incurred by the Operator or any of its Affiliates in connection with Joint Operations, unless otherwise chargeable in this Section II.

16.	SERVICES

16.1	Services Provided by Participants and Third Parties

The Operator shall, subject to the approval of the Joint Operating Committee where required under clause 6.5 of the Agreement, be entitled to charge to the Joint Account the cost of consultants and other services and facilities provided by Participants (other than the Operator) and third parties for Joint Operations, unless otherwise chargeable in this Section II.

16.2	Services Provided by the Operator or by any of its Affiliates

The Operator shall be entitled to charge to the Joint Account the cost of any services and facilities owned, partly owned, leased or hired by the Operator or any of its Affiliates where authorised by the Operator for use on Joint Operations subject to the approval of the Joint Operating Committee where required under clause 6.5 of the Agreement as follows:

16.2.1
The costs to be charged shall include the operating costs including normal depreciation and interest, where applicable, and all other costs normally associated with the provision of such services and facilities including, inter alia, salary and related benefits and attributable overheads of personnel involved in providing the services.

16.2.2
If such services are used in connection with other operations, the costs charged to the Joint Account shall be a proportion calculated on an equitable basis, in accordance with the standard accounting procedure of the Operator or the Affiliate as appropriate and in force from time to time and each shall notify the other Participants of any material change in the basis of such allocations.

16.2.3
Services and facilities charged on the above basis may include, inter alia, laboratory, general, engineering, computing, environmental protection services, material procurement and common operational services and facilities, provided that where a drilling rig, seismic vessel, other vessel or other major facility, which is owned, partly owned, leased or hired by the Operator or any of its Affiliates, is used for Joint Operations, the cost to be charged shall include the operating costs including the normal depreciation and interest, where applicable, and all other costs normally associated with the provision of such services and facilities including, inter alia, mobilisation, demobilisation, repair and recertification costs.  Such costs shall be comparable with prevailing market rates.

17.	DAMAGE AND LOSSES

The Operator shall be entitled to charge to the Joint Account all costs and expenses arising out of any loss or damage to Joint Property, or otherwise sustained in connection therewith, including any necessary repair or replacement of it due to fire, flood, storm, theft, accident or any other cause except to the extent such costs and expense arise out of the Wilful Misconduct of the Operator.

18.	LEGAL EXPENSES

The Operator shall be entitled to charge to the Joint Account all costs and expenses of litigation and other legal services necessary or expedient in connection with Joint Operations provided however, that costs of the Operator's legal personnel shall be chargeable pursuant to the provisions of paragraph 2.  The provisions of this paragraph shall not apply to any costs incurred in relation to any claim by any Participant against any other Participant.

19.	TAXES

The Operator shall be entitled to charge to the Joint Account all taxes and other governmental levies of every kind and nature (other than those on profits or income of the Participants) assessed or levied upon or in connection with Joint Operations which have been paid by the Operator for the benefit of or on behalf of the Participants and which are not recoverable by the Operator.  If the Operator demonstrates that any tax which is normally recoverable cannot be so recovered, such tax will be chargeable under this paragraph.

20.	INSURANCE AND CLAIMS

The Operator shall be entitled to charge to the Joint Account:

(a)	Premiums paid for insurance carried for the benefit of all the Participants pursuant to clause 7.1 in connection with Joint Operations.

(b)	Expenditures made in settlement of any claims, damages and other such expenses, in connection with Joint Operations.

21.	FIELD EXPENSES

The Operator shall be entitled to charge to the Joint Account the cost (including salary, related benefits and associated administration overhead of personnel employed by the Operator or by any of its Affiliates and including the cost of personnel seconded to the Operator or any of its Affiliates from a Participant (other than the Operator) or hired from any third party agency) of establishing and maintaining shore bases, warehouses, camps and other field facilities used in connection with Joint Operations.  If such facilities are used in connection with other operations the cost charged to the Joint Account shall be a proportion calculated on an equitable basis, provided that in respect of the costs of initial receipt, internal handling, maintenance and storage of material held at the Operator's field bases the proportion of such costs to be charged to the Joint Account shall be in accordance with the standard accounting practice of the Operator and which shall be made on an equitable basis.

22.	TECHNICAL SUPPORT AND GENERAL EXPERTISE

22.1
For the purposes of this paragraph 22 “Technical Support and General Expertise” shall mean the cost of providing technical support and general expertise not specifically charged elsewhere in this Accounting Procedure due to the impracticality of so doing, including but not limited to:

22.1.1
 general advisory services such as health, safety and environmental advice, technical services, research and development support, geological, geophysical, drilling, petroleum engineering and other support activities where it is impractical to charge on a measured useage basis;

22.1.2	parent company overhead.

23.	LICENCE PAYMENTS

The Operator shall be entitled to charge to the Joint Account Licence rentals and fees of whatever nature paid by the Operator on behalf of the Participants in connection with the Joint Operations.

24.	OTHER TYPES OF EXPENDITURE

The Operator shall be entitled to charge to the Joint Account any type of expenditure not covered by the types of expenditure described in paragraphs 10 to 23 incurred by Operator which is necessary and proper for Joint Operations, provided it is approved by the Joint Operating Committee.  Such other types of expenditure shall be subject to audit in accordance with paragraph 7.

SECTION III- RECEIPTS

25.	GENERAL

25.1	The Operator shall promptly credit to the Joint Account all net proceeds received in connection with Joint Operations as a result of:

25.1.1	sale of Material and other Joint Property as provided in paragraphs 26 and 27;

25.1.2
services provided to third parties or individual Participants by the Operator on behalf of the Participants whether using Material, other Joint Property, facilities, expertise or otherwise as provided in paragraph 28;

25.1.3	reimbursement by third parties of any sums expended by the Operator on behalf of the Participants;

25.1.4	insurance claims made by the Operator in respect of insurance carried for the benefit of all the Participants;

25.1.5	claims made by the Operator on behalf of the Participants;

25.1.6	Material returned to the Operator or any of its Affiliates from Joint Operations as provided in paragraph 29;

25.1.7	Material transferred to other activities which has previously been purchased for Joint Operations;

25.1.8	grants or other payments from Governmental sources;

25.1.9	all taxes (including Value Added Tax), rentals and other fees recoverable by the Operator; and

25.1.10	other event giving rise to a Receipt (including interest) by the Operator on behalf of the Participants.

26.	DISPOSAL OF MATERIAL PURCHASED FOR JOINT OPERATIONS

26.1
If the Operator shall consider that any items of Material having an original unit cost to the Joint Account of more than one hundred thousand Pounds (£100,000) or aggregate or original unit costs totalling more than five hundred thousand Pounds (£500,000) (“Major Surplus Items”) are no longer needed or suitable for Joint Operations it shall give notice to the other Participants accompanied by details of the Major Surplus Items and obtain the prior approval of the Joint Operating Committee before disposing of such Major Surplus Items in the manner  provided in this paragraph 26.

26.2
The provisions of this paragraph 26 shall also apply to material which is normally held as part of the Operator's warehouse stocks and which has been transferred to Operations from the Operator's common warehouses if not accepted by the Operator in accordance with paragraph 29.

26.3	Material Purchased by the Participants

26.3.1
The Operator shall have a prior right to purchase any surplus Material, other than Major Surplus Items, but is under no obligation to do so.  In the case of Major Surplus Items, the disposal of which has been approved by the Joint Operating Committee, each of the Participants shall be entitled for a period of thirty (30) days from the date of such approval, subject to paragraph 26.3.2, to offer to purchase such Major Surplus Items by giving notice to the Operator.

26.3.2
If more than one Participant indicates, within the said period of thirty (30) days, a wish to acquire the same Major Surplus Items, then the Operator shall promptly, in respect of each such item, give notice to the other Participants which wish to acquire that item.  The Participants concerned shall be allowed fourteen (14) days from the date of such notification to agree upon a division or allocation of each such item between themselves.  If the Participants concerned are unable to agree upon the division or allocation of any Major Surplus Item, the Operator shall request competitive bids from the Participants concerned in respect of that item and shall accept the highest bid. Where the Operator bids in competition with other Participants it shall arrange the bidding procedure to ensure that it gains no advantage from acting as the Operator.

26.3.3
Unless otherwise decided by the Joint Operating Committee, all items of surplus Material to be sold under paragraph 26.3.1 or 26.3.2, shall be sold at prices determined by the Operator in accordance with the values stipulated in paragraph 14.

26.4	Material Transferred to Other Operations

In the event that Material purchased and used in Joint Operations has a residual value and is transferred by the Operator for use in connection with other operations, apportionment of the original cost, together with the cost of necessary repair and refurbishment, will be determined in accordance with the Operator's standard accounting practices. Such costs shall be comparable with prevailing market rates.

26.5	Material Purchased by Others

If no Participant has notified the Operator, in accordance with paragraph 26.3.1, of its wish to purchase any or all Major Surplus Items or if the Operator does not exercise its option to purchase any other items or surplus Material, then the Operator shall, unless the nature or value of an item makes tendering impracticable or uneconomic, prepare a list of the items for sale and competitive bids shall be requested from third parties.  Subject to its right to refuse any offer the Operator shall customarily accept the highest offer, provided that if the highest offer is not accepted, the Operator will inform the Participants in advance of refusing such offer, giving its reason for doing so.

26.6	Alternative Methods of Disposal

In the event that no such bids for items of surplus Material are received or if the nature or value of an item makes tendering impracticable or uneconomic, the Operator shall dispose of such items as it thinks fit other than to itself or its Affiliates provided that, if any Major Surplus Items are involved, the Operator shall make a recommendation to the  Joint Operating Committee for an alternative method of disposal and shall obtain the approval of the Joint Operating Committee to it prior to implementation.

26.7	All documentation relating to the disposal of surplus Materials shall be retained as part of the records available for audit.

27.	DISPOSAL OF JOINT PROPERTY OTHER THAN MATERIAL

If the Operator shall consider that any item of Joint Property, other than Material, which has an aggregate cost to Joint Operations of more than one hundred thousand Pounds (£100,000), is no longer needed or suitable for Joint Operations it shall inform the Joint Operating Committee and the Joint Operating Committee shall decide whether such item shall be disposed of and, if so, the terms and conditions of disposal.

28.	SERVICES PROVIDED TO THIRD PARTIES OR INDIVIDUAL PARTICIPANTS BY THE OPERATOR ON BEHALF OF THE PARTICIPANTS

28.1
Services using Material, other Joint Property, facilities, expertise or other resources available to Joint Operations may be rendered to third parties or individual Participants as provided in this paragraph 28, except that in no instance shall the provision of such services jeopardise, hinder or unreasonably interfere with Joint Operations.  The provisions of this paragraph 28 shall not apply to the provision of services to a third party or individual Participants in an emergency, nor to services rendered by the Operator in accordance with paragraphs 14.3, 16.2 and 21.

28.2
If the Operator shall consider that the Material, other Joint Property, facilities, expertise or other resources available to Joint Operations which is required to fulfil any request for a service made by a third party or a Participant has an original cost to the Joint Account of more than two hundred and fifty thousand Pounds (£250,000) (“Major Service”), the Operator shall give notice to each Participant accompanied by details of the Major Service requested, the identity of the third party or Participant making such request and the Operator's recommendation as to the terms and conditions on which the Major Service should be provided and obtain the prior approval of the Joint Operating Committee before rendering such Major Service to such third party or Participant.

28.3
Unless otherwise decided by the Joint Operating Committee, services other than a Major Service shall be provided at rates which are not less than those charged by third parties for like services on comparable terms in the areas where Joint Operations are located.  Where applicable the rates shall include interest and depreciation.

28.4	The Joint Operating Committee shall decide any necessary order of priority when several conflicting requests for the same service are made.

29.	MATERIAL RETURNED TO THE OPERATOR'S WAREHOUSES FROM JOINT OPERATIONS

Material which was transferred to Joint Operations from the Operator's warehouses in accordance with the provision of paragraph 14.3 shall be returned to the Operator at the price charged in accordance with paragraph 14.3.1 less the cost of any inspection and/or reconditioning.  The Operator shall have the right to determine the suitability of Material to be re-warehoused and Material which is not accepted will be disposed of under paragraph 26 of this Section III.

SECTION IV - FORECASTING AND REPORTING PROCEDURE

30.	AUTHORISATION FOR EXPENDITURE

30.1
AFEs will be established for each classification or sub-classification of cost in a Budget.  Where individual items of expenditure are attributable to more than one such classification or sub-classification such items shall be apportioned on an equitable basis.

30.2	Notwithstanding the above, AFEs for expenditure on wells included in any Budget which constitutes Capital Expenditure shall be issued separately on a dry hole and tested basis.

30.3
The Operator shall request approval of an AFE at a time when the main details of the relevant commitment can be ascertained and the AFE shall be approved by the Participants in accordance with paragraph 30.6 below.

30.4
If Joint Operating Committee so determines it may set a level of expenditure below which, or categories of expenditure in respect of which, AFEs are not required, which levels and/or categories may vary for different types of Programmes and Budgets.

30.5
The AFE will describe the scope of work, give the estimate of the items of expenditure necessary to complete such work, give the estimated timings of such expenditure and show separately the base cost (being the Operator's estimate of the most likely cost at the time of preparation of the AFE), escalation (being the Operator's estimate of increases in unit cost of labour, Materials or services, if any, for the period of the AFE), and any contingency (being the Operator's estimate of contingent occurrences).  The total of the base cost, contingency and escalation shall be the “Estimated Final Cost”.  Necessary further details to support the Estimated Final Cost of activities will be included as attachments to the extent reasonably required by the Joint Operating Committee in order to approve such AFEs.

30.6
A Participant voting in favour of an AFE shall confirm its approval of such AFE by signing an AFE form and returning it to the Operator within thirty (30) days of receipt.  Any Participant not approving such AFE shall confirm their non-approval as soon as possible and, in any event, not later than thirty (30) days from receipt, giving the reason for such non-approval.  All such notification of approval or non-approval of AFEs to the Operator shall be notified by the voting Participant to all other Participants.  Notwithstanding the foregoing, an AFE may still be valid if approved by the requisite number of Participants within ninety (90) days of receipt.

30.7
After approval of an AFE by the Joint Operating Committee the Operator shall promptly notify all the Participants indicating the identity of those Participants whose authorisations have formed part of such approval.

30.8	In circumstances where the Operator reasonably believes it necessary, it may request the Joint Operating Committee to reduce the normal notice periods for approval of an AFE.

31.	COST CONTROL REPORTS

31.1	The Operator will closely control all costs and will furnish the Participants on or before the 10th working day following the end of each month with a Cost Control Report.

A “Cost Control Report” shall mean a report containing such information on actual costs against estimates and such other information as the Joint Operating Committee may decide from time to time.

SCHEDULE B

TRUST DEED

DATED                                                                                                     20[ ]

[           ]

and

[           ]

TRUST DEED in respect of UNITED KINGDOM PETROLEUM PRODUCTION LICENCE No. P.xxx, Block xxxx

 Note : Provisions  in italics need only be included where the Part Areas are horizontally/stratigraphically divided

THIS TRUST DEED is made on the day of 2011
BETWEEN:
(1)	[ ] , a company registered in England (company number [ ]) and having its registered office at [ ] (“[ ]”);
(2)	[ ] , a company registered in England (company number [ ]) and having its registered office at [ ] (“[ ]”);
(3)	[ ] , a company registered in England (company number [ ]) and having its registered office at [ ] (“[ ]”);
WHEREAS:
A.	Each of the Parties is a party to the Licence; and
B.	The Parties wish to make certain declarations and confirmations as to the terms on which each of them hold their respective beneficial interests in each part of the Licence Area.

NOW IT IS HEREBY AGREED AS FOLLOWS:
1. Definitions
1.1
In this Trust Deed (including the recitals hereto) the following expressions shall have the following meanings:-
“Acts” means the Petroleum Act 1998 and the Continental Shelf Act 1964 and any regulations issued under them.
“Block” means a block within the United Kingdom Continental Shelf as shown on the reference map deposited at the Department of Business, Enterprise and Regulatory Reform;
 “Licence” means United Kingdom Petroleum Production Licence No. P.xxx granted by deed of licence dated  [ ], under the Acts and presently comprising Block xxx;
“Licence Administrator” means the Party approved by the Secretary from time to time as the operator under the Licence or such other Party as may be elected by agreement of the Parties from time to time to perform the duties of the Licence Administrator which are set out in Clause 9. The Licence Administrator on the Effective Date is xxx;
“Licence Area” means Block(s) xxxx, being the area in which for the time being the Parties or any of them may exercise the rights granted by the Licence;
“Lower Layer Parties” means those of the Parties who are the Part Area Owners of the Lower Layers;
“Lower Layers” means [          ];
“Operating Agreement” means any operating agreement from time to time between the relevant Part Area Owners relating to the management of operations in any Part Area;
“Other Parties” means those of the Parties who are not Lower Layer Parties;
“Part Area” means each part of the Licensed Area to which a separate Operating Agreement applies or in which a Party holds the entire beneficial interest, as further defined in Schedule 1;
“Part Area Owner” means a Party which has a beneficial interest in one or more Part Areas, as further defined in Schedule 2;
“Secretary” means the “Minister” as defined in the Licence, or, in relation to the exercise of the regulatory functions under the Acts, the person designated to exercise such functions, as the case may be;
“Senior Supervisory Personnel” means any person employed by a Party as a director or other corporate officer or who occupies a senior managerial position in such Party with direct responsibility for the conduct of operations in relation to the Upper Layers or the Lower Layers;
“Upper Layers” means [            ];
“Wilful Misconduct” means, in relation to a Party, an intentional or conscious or reckless disregard by its Senior Supervisory Personnel of good and prudent oil and gas field practice or of any of the terms of this Agreement in utter disregard of avoidable and harmful consequences but shall not include any act, omission or error of judgment or mistake made in the exercise in good faith of any function, authority or discretion vested in or exercisable by such Senior Supervisory Personnel and which in the exercise of such good faith is justifiable by special circumstances including but not limited to safeguarding of life, property or the environment and other emergencies.

1.2
 For the purposes of this Trust Deed the “Percentage Share” of a Part Area Owner in a particular Part Area shall be that percentage which the percentage interest share (howsoever expressed in the relevant Operating Agreement from time to time) held by such Part Area Owner in that Part Area is of the aggregate of all of the percentage interest shares of all the Part Area Owners of the same Part Area.  The percentage shares as at the date of this Agreement are as set out in Schedule 2.

1.3	In this Trust Deed (including the recitals hereto):
	1.3.1	where the context requires, words denoting the singular shall also include the plural and vice versa;

	1.3.2	all references to Clauses and the Schedule are, unless otherwise expressly stated, references to clauses of and schedules to this Trust Deed; and

	1.3.3	the Schedule forms part of this Trust Deed and shall have the same force and effect as if expressly set out in the body of this Trust Deed.
2. Declaration of Trust
2.1	The benefit of all estate, rights and interests of the Parties in and under the Licence in relation to the Licensed Area shall be applied in accordance with the terms of this Trust Deed.
2.2
 Each Part Area Owner confirms and undertakes that notwithstanding the terms of the Licence, it holds a beneficial interest in the estate, rights and interests in and under the Licence only in respect of the Part Area(s) of which it is a Part Area Owner.

2.3
 Each Part Area Owner declares that it holds its entire estate, rights and interests in and under the Licence in respect of each Part Area of which it is not a Part Area Owner in trust for and to the benefit of the Part Area Owners which have a beneficial interest in such Part Area.

2.4
 Each of the Parties will do all such acts and things within its control as may be necessary to keep and maintain the Licence in full force and effect and will refrain from doing anything within its control which would justify revocation of the Licence. Each Part Area Owner undertakes to comply with all applicable provisions and requirements of the Licence and of any applicable laws and regulations relating to activities and operations in respect of its Part Area.

2.5
 Nothing contained in this Trust Deed shall prejudice or affect the rights and obligations of the Part Area Owners of the same Part Area inter se pursuant to the relevant Operating Agreement applying from time to time to that Part Area.

3. Covenants and Undertakings
3.1
 Each Part Area Owner (in this Clause 3, the "Covenantor") covenants (separately in respect of each Part Area of which it is a Part Area Owner) that upon the request and at the cost of each of the Part Area Owners of another Part Area (in this Clause 3, the "Requesting Parties"), the Covenantor will:

3.1.1
 comply in a timely manner with any and all reasonable directions given by the Requesting Parties which are reasonably necessary to enable the Requesting Parties to exercise their rights and/or perform their obligations in relation to their Part Area; and

3.1.2
 promptly execute all such deeds and documents and do all such acts and things as the Requesting Parties may reasonably request in relation to the Part Area of which the Requesting Parties are the Part Area Owners
PROVIDED THAT such compliance, execution or action would not constitute a breach of the Licence and PROVIDED FURTHER THAT any necessary approval has been obtained of the Secretary and PROVIDED FURTHER THAT nothing in the foregoing shall oblige the Covenantor to comply with any direction or execute any deed or documents or take any actions which may be unreasonably prejudicial to its interests except in so far as such are required by the direction of the Secretary.

3.2	Each of the Parties undertakes (except in accordance with Clause 3.1) that:
	3.2.1	it will not assign, charge or otherwise dispose of or encumber any interest in a Part Area of which it is not a Part Area Owner or purport to do so; and
3.2.2
 it will not otherwise deal with any such interest or exercise any right or power granted by the Licence in relation to any Part Area of which it is not a Part Area Owner or any right derived from a right so granted except to comply with any direction of the Secretary as required by law.

4. Indemnity
4.1
 Each Part Area Owner (in this Clause 4, the "Covenantor") undertakes that it will indemnify and keep indemnified each and any Part Area Owner of another Part Area (in this Clause 4, the "Indemnified Party") against each and any claim, demand, action, proceeding, loss, damage and/or expense (including without limitation legal expenses) made against or suffered or incurred by the Indemnified Party  as a result of any failure by the Covenantor to comply with the covenants and undertakings given by it in this Trust Deed and/or to perform any obligations arising under the Licence or pursuant to the Acts as a result of any operations carried on in the Part Area of which the Covenantor is a Part Area Owner whether arising on, before or after the date of this Trust Deed
PROVIDED THAT if more than one Covenantor is liable to indemnify the same Indemnified Party against the same claim, demand, action, proceeding, loss, damage, cost (including legal cost) and/or expense then:

4.1.1
 if all such Covenantors are Part Area Owners of the same Part Area, the liability of each shall be limited to that proportion of the aggregate liability to the Indemnified Party which its Part Area Owner's Percentage Share bears to the aggregate of the Part Area Owners’ Percentage Shares of all the Covenantors who are so liable; but

4.1.2
 if such Covenantors are Part Area Owners of different Part Areas, the aggregate liability to the Indemnified Party shall be apportioned between such Part Areas pro rata to the area covered by each. Thereafter, the share of liability attributed to each individual Part Area Owner shall be discharged in accordance with Clause 4.1.1; and

PROVIDED FURTHER THAT an Indemnified Party shall not be entitled to an indemnity pursuant to this Clause 4 if and to the extent that any claim, demand, action, proceeding, loss, damage, cost and/or expense made against or suffered or incurred by it arises as a result of its own negligence, omission, breach of duty (statutory or otherwise) or breach of the provisions of the Licence insofar as attributable to it under this Trust Deed.

5. Periodic Payments

The periodic payments payable to the Secretary pursuant to the terms of the Licence shall be apportioned between the Part Areas pro rata to the area from time to time covered by each and then apportioned between the respective Part Area Owners in accordance with the relevant Operating Agreement applying from time to time to such Part Area in the proportion that each Part Area Owner’s Percentage Share bears to the aggregate of all Part Area Owners’ Percentage Shares for such Part Area. Where one Part Area overlies another Part Area the payments due in relation to the aggregate of such Part Areas shall first be prorated equally between the Part Areas and then apportioned between the owners of the respective Part Areas as aforesaid. The Parties shall bear and discharge the obligations of the licensees of the Licence with regard to royalties in proportion to their entitlements to the petroleum in respect of which such royalties become payable or deliverable and the Parties shall indemnify one another accordingly.

6. Stratigraphically Divided Areas
6.1
The Lower Layer Parties shall with the consent of each of the Other Parties (not to be unreasonably withheld) and with all other necessary consents and approvals, including those of the Secretary, and subject to Clause 6.2, have access to the Lower Layers from the surface of the area comprised in the Licence or otherwise through the Upper Layers PROVIDED THAT such access shall not interfere with any operations or planned or proposed operations of the Part Area Owners of the Upper Layers.

6.2
Without prejudice to Clause 4 prior to the Lower Layers Parties gaining access to the Lower Layers pursuant to Clause 6.1, whether from the surface of the area comprised in the Licence or otherwise through the Upper Layers, they shall: (i) provide security to the satisfaction of the Other Parties, whose approval of such security shall not be unreasonably withheld, provided that a Lower Layer Party meeting or exceeding a current rating of “AA” by Standard & Poor’s or “Aa2” by Moody’s or is a 100% subsidiary of an entity holding such rating shall not be required to provide such security; and (ii) notwithstanding any conflicting provisions in the Operating Agreement applicable to the Lower Layers and to the extent only of its Percentage Interest as set out in the Operating Agreement, indemnify each of the Other Parties against any Claim suffered by the Other Parties as a result of or in connection with such access or any associated operations including any loss of or damage to any reservoir or hydrocarbon accumulation provided however that, where the Lower Layer Parties have submitted a well programme to the Other Parties and the Other Parties have approved such well programme, following the granting of such approval and where such well is drilled in accordance with such well programme by the Lower Layer Parties, the Lower Layer Parties and their contractors shall have no liability  to the Other Parties for any claim, demand, action, proceeding, loss, damage or expense suffered or incurred by the Other Parties as a result of or in connection with such access or any associated operations  including  loss or damage to any reservoir or hydrocarbon accumulation irrespective of the negligence or breach of duty (statutory or otherwise), save to the extent that such claim, demand, action, proceeding, loss, damage or expense is attributable to the Wilful Misconduct of the Lower Layer Parties, (iii) The Contract (Rights of Third Parties) Act 1999 shall only apply in respect of the benefit created in favour of the contractors referred to in this Clause 6.2.  Clause 6.2 may be amended, varied or terminated by the Parties without notice to or the consent of such contractors even if such contractors' rights under this Clause 6.2 would be amended, varied and/or terminated.]

7. Assignment
7.1 7.2
 Each of the Parties agrees with the other Parties that it shall not transfer or assign any right or interest in relation to the Licence and/or any Part Area without simultaneously assigning to the proposed assignee or transferee of such rights and interests a corresponding part of its rights and interests under this Trust Deed in accordance with this Clause 7.
No transfer of any interest in a Part Area shall be effective or binding upon the non-transferring Parties unless each of the remaining, non-transferring

Parties shall have consented to such transfer in writing provided that:

7.2.1  in the case of a non-transferring Party which is not a Part-Area Owner in respect of the Part Area to be transferred such non-transferring Party may only withhold its consent on grounds that the financial responsibility and technical capability of the proposed transferee to discharge obligations of the transferring Party relating to the interest to be transferred for which such non-transferring Party has joint and several liability under the Licence or the Acts has not been adequately demonstrated); and

7.2.2 in the case of a non-transferring Party which is a Part-Area Owner in respect of the Part Area to be transferred such non-transferring Party may only withhold its consent in relation to the proposed transfer of interest if and to the extent that it is entitled to withhold its consent under the Operating Agreement applicable to such Part Area.

7.3	No such transfer shall be effective or binding upon the non-transferring Parties until the date upon which each of the following has occurred:-
	7.3.1	any necessary consent and approval of the Secretary to such transfer shall have been obtained and evidence of it furnished to all the Parties by the transferring Party; and
7.3.2
 all Parties (including the transferring Party) execute a written instrument (in form and content satisfactory to the Parties and duly executed by the transferee) in which the transferee accepts and assumes in place of the transferring Party:

(a) all of the obligations under this Trust Deed in so far as the interest transferred is concerned whether incurred before, on or after the effective date of the transfer; and
(b)
 all of the obligations under any agreement between the relevant Part Area Owners in which the  Part Area Owners make provision for the costs of decommissioning in so far as the interest transferred is concerned and the transferee makes such provision (if any) in respect of the costs of decommissioning as is required under the provisions of such agreement;

and which includes a new Schedule to replace the then current Schedule showing the relevant percentage interest shares of the Parties in each Part Area subsequent to the transfer.
7.4
 Subject to Clause 7.2, a Party shall promptly join in such reasonable actions as may be necessary or desirable to obtain any consent and approval of the Secretary in connection with, and shall execute and deliver any and all documents reasonably necessary to effect, any such transfer.

7.5
 All costs and expenses pertaining to any such assignment shall be the responsibility of the transferring Party.  For the avoidance of doubt any stamp duty or stamp duty land tax incurred on the documents executed to effect such transfer shall either be paid by the transferring Party, or the transferring Party shall be responsible for procuring the payment of it by the transferee.

7.6
 Nothing contained in this Clause 7 shall prevent a Party from mortgaging, pledging or otherwise encumbering all or part of its interest in a Part Area and in and under this Trust Deed for the purpose of security relating to finance provided that:-

	(a)	such Party shall remain liable for all obligations relating to such interest;
	(b)	the mortgage, pledge or encumbrance shall be subject to any necessary approval of the Secretary and be expressly subordinated to the rights of the other Parties under this Trust Deed; and
	(c)	such Party shall ensure that any such mortgage, pledge or encumbrance shall be and shall be expressed to be without prejudice to the provisions of this Trust Deed.

    8.   Termination of the Licence

8.1   Not more than nine (9) months prior to the expiration of the [current term of the Licence and each and every further term or period of the Licence], the Licence Administrator shall convene a meeting of the Parties to decide whether to continue the Licence and what notice, if any, is to be given to the Secretary.  At each such meeting the Part Area Owners of each Part Area shall advise the Licence Administrator of their decision (taken in accordance with their respective Operating Agreement) as to whether or not to continue the Licence in respect of their Part Area and:

8.1.1 if none of the Part Ares are to be continued, then the Licence shall be determined at the expiration of the applicable term or period;

8.1.2 if some but not all of the Part Areas are to be continued, those Part Area Owners of the Part Areas to be surrendered shall withdraw from the Licence in respect of such Part Areas and the Part  Area Owners of the Part Areas which are to be continued shall determine between themselves the period of further continuation of the Licence and modifications (if any) to the terms and conditions of the Licence to be proposed to the Secretary in such application (provided that the foregoing is without prejudice to the rights in respect of such matter as between the Part Area Owners of each Part Area pursuant to the relevant Operating Agreement or any other agreements reached by them in respect of such matter);

8.1.3 if all of the Part Areas are to be continued, then the Parties shall agree the period of further continuation of the Licence and modifications (if any) to the terms and conditions of the Licence to be proposed to the Secretary in such application and the Licence Administrator shall submit the required application to the Secretary.

8.2 The agreement of all the Parties shall be required to determine the Licence under clause 10 of the Licence. Upon such agreement being reached, all such Parties shall forthwith join together in effecting the determination of the Licence by promptly giving the Secretary the due and requisite notice to that effect, provided that Clause 5 shall survive such termination.

8.3  The Licence Administrator shall have no liability to the other Parties in relation to any failure to perform its obligations under this Clause 8 even in the event of its negligence except in the case of its Wilful Misconduct

 9.       Miscellaneous

9.1
 Without prejudice to any rights, obligations or liabilities then accrued, the provisions of this Trust Deed as they affect a particular Party shall terminate and cease to have effect with respect to that Party on such date as such Party ceases to hold any interest in the Licensed Area.

9.2
 This Trust Deed may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Trust Deed but all the counterparts shall together constitute but one and the same instrument.

9.3
 Save as set out in Clause 6.2, a third party shall have no right pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, but this does not affect any right or remedy which exists apart from such Act and which may be available to such third party.

9.4	This Trust Deed shall be governed by and construed in accordance with English law and the Parties submit to the exclusive jurisdiction of the English Courts.

IN WITNESS WHEREOF this Trust Deed has been duly executed by the Parties the day and year first above written.

Executed as a deed by		)
[ LIMITED]		)	……………………………………
on being signed by:		)	Director
…………………………………………		)
and	……………………………………	)	……………………………………
Director/Secretary

Executed as a deed by		)
[ LIMITED]		)	……………………………………
on being signed by:		)	Director
…………………………………………		)
and	……………………………………	)	……………………………………
Director/Secretary

Executed as a deed by		)
[ LIMITED]		)	……………………………………
on being signed by:		)	Director
…………………………………………		)
and	……………………………………	)	……………………………………

SCHEDULE 1

Part 1
Area A (Block __/___)

Latitude                                         Longitude

__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W

Part 2
Area B (Block __/___)

Latitude                                         Longitude

__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W

Part 3
Area C (Block __/___)

Latitude                                         Longitude

__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W

Part 4
Area D (Block __/___)

Latitude                                         Longitude

__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W
__Degr __’ __.___”N                                                    __Degr __’ __.___”W

SCHEDULE 2

Part 1
Area A Percentage Interest Shares

Area A Owner	Percentage Interest Share
*	%
%

Part 2
Area B Percentage Interest Shares

Area B Owner	Percentage Interest Share
*	%
%

Part 3
Area C Percentage Interest Shares

Area C Owner	Percentage Interest Share
*	%
%

Part 4
Area D Percentage Interest Shares

Area D Owner	Percentage Interest Share
*	%
%

* denotes the operator

SCHEDULE C

ASSOCIATED AGREEMENTS

There are no Associated Agreements at the date of execution of this Agreement